NON-MARKETING
                      THIRD PARTY ADMINISTRATOR AGREEMENT

                                 BY AND BETWEEN

                          ALLIANCE-ONE SERVICES, INC.

                                      AND

                          LINCOLN BENEFIT LIFE COMPANY
                                 EFFECTIVE DATE
                                 June 16, 2014


                           NOTICE OF CONFIDENTIALITY

This Agreement contains confidential and proprietary information. The owners of the information included herein are Alliance-One Services, Inc., its parent corporation, Computer Sciences Corporation and Lincoln Benefit Life Company, as applicable.

                               TABLE OF CONTENTS

1.     STRUCTURE OF THIS AGREEMENT                                            9
     1.1.     General                                                         9
     1.2.     Interpretation and Precedence                                   9
     1.3.     Scope of the Set of Agreements                                 11
     1.4.     Parent Guarantee                                               12
     1.5.     MSA                                                            12
     1.6.     Joint Affiliate Agreements                                     12
     1.7.     Work Orders                                                    12
     1.8.     Ancillary Agreements                                           13
     1.9.     Set of Agreements                                              13
2.     DEFINITIONS                                                           13
3.     TERMS OF APPOINTMENT                                                  13
     3.1.     Appointment                                                    13
     3.2.     Non-Marketing Third Party Administrator Services               13
     3.3.     Continuing Customer Responsibilities as to Contracts           14
     3.4.     Certain Services Requiring Licensure Not Included              14
     3.5.     Authority                                                      14
     3.6.     Underwriting                                                   14
     3.7.     Claims                                                         14
     3.8.     Policy to Trustee                                              14
     3.9.     Required State Regulatory Bonds, Sureties and Insurance        14
     3.10. Changes to or Termination of Agreement                            15
     3.11. Customer Responsibility                                           15
4.     Services                                                              15
     4.1.     Services                                                       15
     4.2.     Provision of Services and Commitment to Provide Services       16
     4.3.     Authorized Users of the Services                               17
     4.4.     Reports and Data                                               17
     4.5.     Communications with Contract Holders                           18
     4.6.     Error Correction                                               18
     4.7.     Changes in Services                                            18
     4.8.     Modification                                                   18
     4.9.     Additional Services                                            18
     4.10. Acceptance Tests                                                  18
     4.11. Non-interference with On-going Operations                         19

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     4.12. Reports                                                           19
     4.13. Quality Assurance                                                 20
     4.14. Correction of Errors                                              20
     4.15. Delays                                                            20
5.     Admin Guidelines, Compliance with Laws and Licensing                  21
     5.1.     Admin Guidelines                                               21
     5.2.     Change in Applicable Law                                       22
     5.3.     Conformity to Applicable Law                                   24
     5.4.     Professional Licenses, Authorizations And Permits              24
     5.5.     Applicable Licensing Laws                                      25
     5.6.     Performance Consistent with Applicable Laws                    25
     5.7.     Material Impacts on Service Provision                          26
     5.8.     Compliance with Accounting Principles and Applicable Law       26
     5.9.     Consumer Privacy Laws                                          27
     5.10. Compliance                                                        27
6.     Subcontractors and Personnel                                          27
     6.1.     Offshoring/Subcontractors / Personnel                          27
     6.2.     Subcontractors and Countries of Performance                    27
     6.3.     Personnel Checks                                               29
     6.4.     Assistance for Third Parties                                   29
     6.5.     Training                                                       29
     6.6.     Continuity and Replacement                                     30
7.     Service Levels, Improvement and Currency                              30
     7.1.     Failure to Perform Performance Standards                       30
     7.2.     Technology Refresh Services                                    30
     7.3.     Improved Technology and Knowledge Sharing                      30
     7.4.     Service Levels- Generally                                      31
     7.5.     Service Level Default                                          31
     7.6.     Monitoring and Service Level Review                            31
     7.7.     Gain Share                                                     32
     7.8.     Benchmarking                                                   32
8.     Books, Records and Access                                             33
     8.1.     Right to Information and Instructions                          33
     8.2.     Copy of Written Agreement                                      33
     8.3.     Books and Records                                              33
     8.4.     Ownership of Books and Records                                 33
     8.5.     Access to Books and Records                                    33

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     8.6.     Advertising                                                    34
     8.7.     Additional Information                                         34
     8.8.     Access to Customer Information                                 34
     8.9.     Costs of Audit Support                                         34
     8.10. Litigation / Regulatory Action                                    34
9.     Contract Payments and Collections                                     35
     9.1.     Effect of ALLIANCE-ONE's Receipt of Payments                   35
     9.2.     Fiduciary Account                                              35
     9.3.     Claims Account                                                 35
     9.4.     Form of Payments of Claims                                     35
     9.5.     Records of Transactions                                        35
     9.6.     Records of Receipts                                            36
     9.7.     Records of Disbursements                                       36
     9.8.     Monthly Accounting                                             36
     9.9.     Currency                                                       36
10.     Term, Termination and Restructuring                                  36
     10.1. Term of the Agreement and of Work Orders                          36
     10.2. Termination by Mutual Consent                                     36
     10.3. Termination for Cause                                             36
     10.4. For Convenience                                                   37
     10.5. For Change of Control                                             37
     10.6. Data Security Breach                                              38
     10.7. Chronic or Significant Service Level Defaults                     38
     10.8. [Intentionally Left Blank.]                                       38
     10.9. Termination in Whole or in Part                                   38
     10.10. Services after Notice of Termination or Expiration               38
     10.11. Termination Assistance                                           39
     10.12. Effect of Termination                                            40
     10.13. Return of Information and Books and Records after Termination    40
     10.14. Ongoing Business Divestitures, Acquisitions and Restructurings   40
     10.15. Business Divestitures                                            40
     10.16. Business Acquisitions                                            41
     10.17. Business Restructurings                                          41
11.     Fees and Expenses                                                    41
     11.1. Estimates                                                         41
     11.2. Fees                                                              41
     11.3. Reimbursable Expenses                                             42

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     11.4. Good Faith Dispute as to Charges or Fees                          42
     11.5. Payment Terms                                                     42
     11.6. Taxes                                                             42
     11.7. CPI Escalation                                                    42
     11.8. Right of Set-Off                                                  42
     11.9. Unused Credits                                                    43
12.     Representations, Warranties and Covenants of ALLIANCE-ONE            43
     12.1. Corporate Existence                                               43
     12.2. Corporate Capacity                                                43
     12.3. Corporate Authority                                               43
     12.4. Valid and Binding Obligation                                      43
     12.5. Legal Compliance                                                  43
     12.6. Background Checks                                                 43
     12.7. Litigation                                                        44
     12.8. Non-Infringement                                                  44
     12.9. Additional ALLIANCE-ONE Covenants                                 44
     12.10. Disclaimer                                                       45
     12.11. Disclaimer of Responsibility                                     45
13.     Representations, Warranties AND COVENANTS of Customer                46
     13.1. Corporate Existence                                               46
     13.2. Corporate Capacity                                                46
     13.3. Corporate Authority                                               46
     13.4. Valid and Binding Obligation                                      46
     13.5. Litigation                                                        46
     13.6. Legal Compliance                                                  46
     13.7. Non-Infringement                                                  46
     13.8. Disclaimer                                                        46
14.     Informal Dispute Resolution                                          47
     14.1. Disputes                                                          47
     14.2. Process                                                           47
     14.3. Subsequent Proceedings                                            47
     14.4. Continuity of Services                                            47
     14.5. Change Procedures Dispute                                         47
15.     Indemnification and other express remedies                           48
     15.1. Indemnification of Customer                                       48
     15.2. Indemnification of ALLIANCE-ONE                                   49
     15.3. Additional Indemnifications                                       50

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     15.4. Indemnification Procedures                                        50
     15.5. Step-in Rights of Customer                                        51
     15.6. Erroneous Payments                                                52
     15.7. Breakage                                                          54
16.     Limitations of Liability and Disclaimers                             55
     16.1. Cure                                                              55
     16.2. Limitation of Liability                                           55
     16.3. Exclusion of Consequential Damages                                55
     16.4. Exceptions                                                        55
     16.5. Damages Generally                                                 56
     16.6. Customer Affiliate's claims                                       57
17.     Force Majeure, Disaster Recovery and Business Continuity             57
     17.1. Force Majeure Event                                               57
     17.2. Disaster Recovery and Business Continuity Plans                   58
18.     Confidentiality                                                      58
     18.1. ALLIANCE-ONE Confidential Information                             58
     18.2. Customer Personal Information                                     59
     18.3. Customer Confidential Information                                 61
     18.4. Customer Content and Software                                     62
     18.5. Customer Software                                                 62
     18.6. Exceptions                                                        63
     18.7. Privacy Laws and Copyright Notices                                63
19.     Proprietary Rights                                                   63
     19.1. Customer Proprietary Materials                                    63
     19.2. Customer Designated Third Party Proprietary Materials             64
     19.3. ALLIANCE-ONE Proprietary Materials                                65
     19.4. ALLIANCE-ONE Proprietary Materials Created During the Term of
           the Set of Agreements and the Termination Assistance Period       66
     19.5. Competitive Developments                                          66
     19.6. Deliverables                                                      66
     19.7. Changes to Materials                                              68
     19.8. No use of Trademarks                                              68
     19.9. Admin Guidelines                                                  68
20.     Service Locations                                                    68
     20.1. Service Locations / Approval for Relocation                       68
     20.2. Conduct at Customer's Service Locations                           69
21.     Security                                                             70
     21.1. SSAE 16 Report                                                    70

22.     Miscellaneous                                                        71
     22.1. Confidentiality of Terms                                          71
     22.2. Transfer                                                          71
     22.3. Independent Contractor                                            71
     22.4. Entire Agreement                                                  71
     22.5. Waivers                                                           71
     22.6. Notice, Service of Process and Regulatory Notices                 72
     22.7. Governing Law                                                     72
     22.8. Waiver of Jury Trial                                              72
     22.9. Counterparts                                                      73
     22.10. Construction                                                     73
     22.11. Severability                                                     73
     22.12. Third Party Beneficiaries                                        73
     22.13. Covenant of Further Assurances                                   73
     22.14. Conflict of Interest / No Side-Payments                          73
     22.15. No Solicitation of Employees                                     73
     22.16. Schedule of Authorized Personnel                                 73
     22.17. Survival                                                         74
     22.18. Headings                                                         74

               NON-MARKETING THIRD PARTY ADMINISTRATOR AGREEMENT

This Non-Marketing Third Party Administrator Agreement ("Agreement"), executed on the date set forth below but with an effective as of the 16th day of June, 2014 (the "Effective Date"), by and between Lincoln Benefit Life Company, with a principal place of business at 5600 N. River Rd., Suite 300, Rosemont, Illinois 60018 ("Customer"), and Alliance-One Services, Inc., a wholly-owned subsidiary of Computer Sciences Corporation, with a principal place of business of business at 8616 Freeport Parkway, Irving, TX 75063 ("ALLIANCE-ONE"). Customer and ALLIANCE-ONE shall be referred to herein individually as a "Party" and collectively as the "Parties." The Parties intend for this Agreement to supersede and replace entirely, ab initio, Amendments No. 1 through No. 3 to that Interim Agreement dated February 17, 2014 (the "Interim Agreement") as they relate to all Project Start-Up Activities.

This Agreement consists of this signature page, the General Terms and Conditions that follow, and all Exhibits and Work Orders expressly made a part of this Agreement. The Exhibits listed below are part of this Agreement and are attached behind the General Terms and Conditions:

          Exhibit 1.3(c) - Change Management Procedures
          Exhibit 1.4(a) - Form of ALLIANCE-ONE Parent Guarantee
          Exhibit 3.11 - Administration Services
          Exhibit 4.4 - Reports
          Exhibit 5.5(b) - Applicable Licensing Laws - Mandatory Provisions
          Exhibit 6.2(d) - Approved Subcontractors
          Exhibit 7.4(a) - Service Levels and Service Level Credits
          Exhibit 7.8 - Benchmarking Process
          Exhibit 10.11 - Termination Assistance Services
          Exhibit 11.2 - Pricing and Financial Provisions
          Exhibit 14.5 - Expedited Dispute Procedures
          Exhibit 17.2 - Business Continuity / Disaster Recovery Plan
          Exhibit 18.2 - Information Security Requirements
          Exhibit 20.1(a) - ALLIANCE-ONE Service Locations

Additional Exhibits and Work Orders may be added to this Agreement by written amendments signed by the Parties.

ALLIANCE-ONE and Customer certify by the undersigned authorized agents that they have read this Agreement, including its Exhibits and the related Work Orders and agree to be bound by all terms and conditions.

"ALLIANCE-ONE"                                    "Customer"

Alliance-One Services, Inc.                       Lincoln Benefit Life Company
8616 Freeport Freeway
Irving, Texas 75063

By:  /s/ Michael Risley                           By:  /s/ Simon Packer
------------------------                          -----------------------
Michael Risley                                    Simon Packer
(Authorized Signatory)                            (Authorized Signatory)

Michael W. Risley                                 Simon Packer
(Printed Name)                                    (Printed Name)

President                                         Chief Transformation Officer
(Title)                                           (Title)

12-15-2014                                        12-12-2014
(Execution Date)                                  (Execution Date)

                          GENERAL TERMS AND CONDITIONS

WHEREAS, Customer is a duly authorized insurance company domiciled in the State of Nebraska;

WHEREAS, ALLIANCE-ONE provides certain non-marketing, clerical and ministerial services as a third party administrator for insurance and annuity products;

WHEREAS, ALLIANCE-ONE provides to insurers and others these services related to insurance product administration and policyholder service on new, existing and closed blocks of insurance products, including management of supporting information technology ("IT") infrastructures;

WHEREAS, ALLIANCE-ONE possesses administration application software and automated work distributor software, together with other software applications and technology, technical and programming services, IT infrastructures, processing equipment, facilities, and administrative support personnel necessary to provide and support the administrative processing, maintenance of records, processing of information and generation of output (collectively the "Facilities and Systems") with respect to Customer's insurance and annuity products; and

WHEREAS, Customer desires to appoint ALLIANCE-ONE as its Non-Marketing Third Party Administrator to perform the functions and services described in the Agreement for the life insurance and/or annuity products listed or described in attached Work Order(s), and if permitted hereunder, the insurance and/or annuity products of Customer's subsidiaries and Affiliates (collectively, the "Contracts"), as such list(s) of Contracts may be supplemented or revised in accordance with this Agreement, and ALLIANCE-ONE desires to accept such appointment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Parties hereto agree as follows:

1. STRUCTURE OF THIS AGREEMENT

1.1. General. The Exhibits and Work Orders to this Agreement describe specific Services that ALLIANCE-ONE agrees to provide to Customer, and may contain special terms related to particular insurance products or Services. These General Terms and Conditions and the annexed Glossary, Exhibits and Work Orders state the terms that apply to all dealings among the Parties pursuant to this Agreement. If there is any conflict between an Exhibit or Work Order and these General Terms and Conditions, the Exhibit or Work Order, as appropriate, controls.

1.2. Interpretation and Precedence.

     (a) In the Set of Agreements, unless the context otherwise requires:

          (i) the table of contents page and the headings are included for convenience only and will not affect the interpretation or construction of the Set of Agreements;

          (ii) any reference to a Party or the Parties is to a party or the parties (as the case may be) to the Agreement and will include any permitted assignees of a party;

          (iii) any reference to a Section is to a Section of the document in which it appears and any reference to an Exhibit or a part of an
          Exhibit is to the prevailing Exhibit (including, where a reference is to an Exhibit only, to any Appendices the Exhibit) from time to time;

          (iv) a reference to the "Agreement" will, as the case may be or require, include

               1) on an MSA-level, or where Services are directly provided based on the MSA, the MSA and the MSA Exhibits,

               2) on a Work Order level, that Work Order and the Work Order Exhibits thereto are made a part of and incorporated into this MSA, and

               3) any written amendments to such agreement made from time to time;

          (v) where a reference is made to a specific agreement only, the reference is made specifically to such document only, whereas a reference to the MSA will include the related Exhibits;

          (vi) a reference to the "Set of Agreements" will include all agreements mentioned under Section 1.2 (a) (iv) above and Section 1.9 (Set of Agreements), respectively;

          (vii) in case of discrepancies between two or more MSA Exhibits, in particular in all cases involving safety and security standards, the strictest standards of all Exhibits will prevail over any lesser standards; if a discrepancy has been caused by an Exhibit subsequently agreed or amended by the Parties, the most recent document will prevail;

          (viii) the words include and including will not be construed as terms of limitation;

          (ix) references to Customer mean Lincoln Benefit Life Company except where the reference is in the context of:

               1) a  Joint  Affiliate  Agreement;

               2) the transfer of any Third Party Contracts, assets or Employees, under any Ancillary Agreement; or

               3) Customer obtaining certain rights and interest in equipment and Software, where such rights and interest will vest in such member or members of the Customer Group as reasonably required to secure the proper operation of the Services and to safeguard Customer's best interests hereunder, whereas for 1) through 3) the reference will be to such member of the Customer Group which enters into or obtains the Services under a JAA, Work Order or enters into the respective Ancillary Agreement, or obtains the rights and interest there under; it being understood that Customer may at any time appoint Customer Affiliates as its attorney-in-fact;

          (x) references to an obligation of either Customer or ALLIANCE-ONE includes an obligation by the relevant Party to procure the performance of its relevant Affiliate of that obligation, to the extent contemplated by the Set of Agreements;

          (xi) words in the singular include the plural and vice versa and words in a specific gender include any other gender;

          (xii) nothing in the Set of Agreements affects any statutory rights granted or provisions required, in either case, by mandatory Applicable Law that cannot be waived or limited by contract. If there is a conflict between the terms in the Set of Agreements and mandatory Applicable Law, mandatory Applicable Law will prevail; and

          (xiii) where any provision refers to the knowledge and/or belief of a Party such provision will be deemed to include a further statement that the Party in question made such statement after due and careful enquiry.

     (b) In cases of conflict between any documents of the Set of Agreements, the following order of precedence will apply:

          (i) an  MSA  Exhibit  will  have  precedence  over  the  MSA;

          (ii) a  Work  Order  will  have  precedence  over  the  MSA;

          (iii) an Exhibit of a Work Order will have precedence over an MSA Exhibit;

          (iv) an Exhibit of a Work Order will have precedence over its Work Order;

          (v) notwithstanding the foregoing, any inconsistency or conflict between any provisions contained in any documents of the Set of Agreements which cannot be resolved with the rules of precedence as set out above, will be resolved in favor of the meaning ascribed to the provision in question in this MSA unless expressly otherwise provided in the Set of Agreements;

          (vi) in respect of any other provision in the Set of Agreements related to particularities of local Jurisdictions, such terms will in all cases prevail over any other terms of the Set of Agreements.

1.3. Scope of the Set of Agreements.

     (a) The Set of Agreements sets out the terms and conditions pursuant to which ALLIANCE-ONE will supply the Services and at which Customer will receive the Services.

     (b) The Set of Agreements will be applicable to the provision of Services by ALLIANCE-ONE to Customer. The Parties may change the terms in the Set of Agreements by following the Change Management Procedures in Exhibit 1.3 - Change Management Procedures.

     (c) Customer will not be obligated to pay for any services, including new services, not properly authorized in accordance with the Set of Agreements.

     (d) To the extent Customer and ALLIANCE-ONE disagree whether services Customer requires ALLIANCE-ONE to perform are in-scope Services or new services, ALLIANCE-ONE will provide such services at Customer's request and the Parties will escalate the resulting issue in accordance with the Informal Dispute Resolution process of Article 14 (Informal Dispute Resolution). Notwithstanding anything to the contrary in this Section, to the extent the disagreement is resolved by qualifying such services at issue as new services, the provision of such services will be deemed approved by Customer, and ALLIANCE-ONE will be entitled to be compensated for such services in accordance with the Change Management Procedures.

     (e) ALLIANCE-ONE confirms and agrees that the provision of services included within the scope of the Services is not exclusively reserved for ALLIANCE-ONE. Customer does not commit or warrant any exclusivity rights or preferred ALLIANCE-ONE treatment to ALLIANCE-ONE, meaning that neither Customer nor any member of the Customer Group will be required to engage ALLIANCE-ONE or any members of the ALLIANCE-ONE Group to provide the Services.

     (f) Unless otherwise agreed in the Set of Agreements, Customer will not have, and will not have at any time during the Term of this MSA, any minimum revenue/purchase commitment to or any warranty of a certain business volume or market share for Services from ALLIANCE-ONE or any other member of the ALLIANCE-ONE Group.

     (g) ALLIANCE-ONE will at all times during the Term and the Termination Assistance Period be in a position to provide any of the Services as set out in the Set of Agreements unless otherwise agreed to by the Parties in the Transition Assistance Plan.

     (h) ALLIANCE-ONE confirms and agrees that the provision of new services is not exclusively reserved for ALLIANCE-ONE.

1.4. Parent Guarantee.

     (a) ALLIANCE-ONE's ultimate parent entity will duly execute the guarantee in form and substance as set out in Exhibit 1.4(a) - Form of ALLIANCE-ONE Parent Guarantee (the "ALLIANCE-ONE Parent Guarantee").

     (b) The ALLIANCE-ONE Parent Guarantee will be duly signed by all relevant parties and effective as at the Effective Date of this MSA and will take effect as a condition precedent to Customer's obligations and liabilities under the Set of Agreements.

1.5. MSA.

     (a) This MSA will govern as a framework agreement for the provision of the Services and related services by ALLIANCE-ONE to Customer. All Exhibits attached to this MSA constitute an integral part of this MSA.

     (b) By reference to and integration of this MSA, this MSA (including its Exhibits) will apply, as amended or supplemented from time to time by mutual agreement in writing between the Parties, to all agreements to provide Services entered into between:

          (i) Customer Affiliate and ALLIANCE-ONE under a Joint Affiliate Agreements, and/or,

          (ii) Customer  and  ALLIANCE-ONE  under  a  Work  Order

     (c) ALLIANCE-ONE will not be permitted to make any claim under the MSA alone against any Customer Affiliate, other than Customer unless such Customer Affiliate has signed a Joint Affiliate Agreement.

1.6. Joint Affiliate Agreements.

     (a) One or more Affiliates of Customer may agree to be bound by the terms of this Agreement by such Affiliate, Customer and ALLIANCE-ONE executing a Joint Affiliate Agreement ("JAA.") Upon execution of a JAA, such Affiliate of Customer will be bound by the terms of this Agreement applicable to Customer to the same extent as Customer for the same Services provided to such Affiliate. The Parties will use a standard form JAA, in a form as mutually agreed.

     (b) Customer shall not be jointly and severally liable for any JAA, unless otherwise expressly delineated in a JAA or Set of Agreements. ALLIANCE-ONE will not be permitted to make any claim under a JAA against Customer, or any Customer Affiliate, other than the JAA Party.

     (c) The JAA Parties, if different from the MSA Parties, will not have any rights or obligations, including to provide or to receive Services, unless and until each signs a JAA.

          (i) All references to Customer in this MSA and its Exhibits will be deemed to also mean the JAA Party joining onto the MSA through a JAA agreement unless a reference to Customer will expressly or in the context be understood to refer to the Customer Party of the MSA only.

1.7. Work Orders.

     (a) Services which are not provided directly under this MSA and the MSA Exhibits will only be initiated upon the execution of a Work Order.

     (b) Additional Services will only be initiated through the process described in Exhibit 1.3(c) - Change Management Procedures, upon the execution of a Work Order or other written document approved by a Customer Authorized Representative and accepted by ALLIANCE-ONE. Such additional Services are deemed ordered by execution of a Work Order and will be delivered for as long as the term specified in such Work Order.

     (c) Work Orders will be issued through the use of a standardized form as the parties may mutually agree upon.

     (d) Upon execution of each Work Order, the provisions of the MSA, as amended or supplemented from time to time by mutual agreement in writing between the Parties, shall thereafter include such Work Order.

     (e) ALLIANCE-ONE agrees to negotiate in good faith each Work Order which may be requested by Customer or Customer Affiliates for additional Services and to perform such Work Order in accordance with the terms and conditions set out in this MSA, the MSA exhibits, the applicable Work Order and Work Order Exhibits.

     (f) A Work Order may include special conditions that will apply in addition to the terms of this MSA. The special conditions set out in the Work Order may supersede certain terms of this MSA in relation to the Services supplied under the Work Order.

1.8. Ancillary Agreements. The agreements required to effect the transfer of any assets and Customer Third Party Contracts, if any, under or in connection with the Set of Agreements will be executed by ALLIANCE-ONE and Customer ("Ancillary Agreements").

1.9. Set of Agreements.

     (a) The  whole  of  the  contractual  documentation,  consisting  of:

          (i) the MSA and its Exhibits (which, for the avoidance of doubt, include each Work Order);

          (ii) all  JAAs,  if  any,  and  their  Exhibits;

          (iii) all  Ancillary  Agreements,  if  any;  and

          (iv) all Work  Orders  and  their  Exhibits,

          (collectively  the  "Set  of  Agreements").

2. DEFINITIONS

This Glossary attached hereto and incorporated herein defines some capitalized terms that may be used in this Agreement. Other terms are defined and capitalized in the Agreement, as appropriate.

3. TERMS OF APPOINTMENT

3.1. Appointment. Subject to the terms and conditions set forth in this Agreement, Customer hereby appoints ALLIANCE-ONE as its Non-Marketing Third Party Administrator to perform the Services described in this Agreement for the listed insurance and/or annuity Contracts, and ALLIANCE-ONE hereby accepts such appointment. This appointment is immediately revoked upon the termination of this Agreement.

3.2. Non-Marketing Third Party Administrator Services. ALLIANCE-ONE agrees to perform those Non-Marketing Third Party Administrator services set forth in the Exhibits and Work Orders attached hereto and as directed by Customer (herein defined as the "Services"). ALLIANCE-ONE acknowledges and agrees that the relationship established by this Agreement is not an exclusive relationship and Customer may obtain from a third party services that are similar or identical to, interdependent with, dependent upon or in any other way related to the Services, provided that Customer shall not interfere with or disrupt, or allow any third party to interfere with or disrupt, the provision of the Services by ALLIANCE-ONE. ALLIANCE-ONE agrees to provide the Services under this Agreement with reasonable promptness, diligence and in a workmanlike manner or a professional manner depending on the functions being performed, in each case in accordance with the terms of the Agreement and with the practices and standards used in well-managed back-office operations performing services similar to the Services provided hereunder.

3.3. Continuing Customer Responsibilities as to Contracts. Notwithstanding the scope of the Services performed by ALLIANCE-ONE and its Affiliates under this Agreement and without relieving ALLIANCE-ONE of any of its obligations under this Agreement, Customer shall continue to be at all times responsible for determining all benefits, premium rates, underwriting criteria, adjudication of claims, claims payment procedures applicable to the Contracts, and for securing reinsurance related to such Contracts, if any. Except as expressly stated herein or in the Admin Guidelines, ALLIANCE-ONE shall not be obligated to perform any such functions or activities under this Agreement, including through a subcontract, delegation or attempted subcontract or delegation from Customer (and ALLIANCE-ONE shall have no responsibility and no liability for such functions or activities). As expressly stated herein or in the Admin Guidelines, ALLIANCE-ONE may perform certain limited, non-discretionary ministerial services related to these continuing Customer responsibilities to the extent expressly stated herein or in the Admin Guidelines.

3.4. Certain Services Requiring Licensure Not Included. Regardless of any language used in this Agreement, ALLIANCE-ONE is not contracted or bound to perform any activities or services requiring licensure or registration as an insurance "adjuster", "agent," "broker," "producer," "managing general agent", or "transfer agent" as those terms are defined by the 50 States, the District of Columbia, territories or insular possessions of the United States.

3.5. Authority. ALLIANCE-ONE will have no power or authority other than as expressly granted and set forth in this Agreement. ALLIANCE-ONE will have no power or authority on lines of business or insurance products or policy forms other than those specifically listed and set forth in the Exhibits and Work Orders attached hereto.

3.6. Underwriting. ALLIANCE-ONE shall not be called upon to (and shall have no responsibility to) establish any underwriting criteria, or perform or conduct any services related to underwriting other than the limited, non-discretionary ministerial services described in Section 3.3 (Continuing Customer Responsibilities as to Contracts) above.

3.7. Claims. ALLIANCE-ONE shall only exercise the ministerial authority to pay claims as is set forth in Customer's Admin Guidelines. ALLIANCE-ONE shall not be called upon to establish any claims adjudication procedures, or to negotiate, adjust, compromise, settle or adjudicate any claims, or negotiate with Contract Holders, Insureds or claimants on disputed and/or contested claims.

3.8. Policy to Trustee. If the Services provide for ALLIANCE-ONE to clerically issue on behalf of Customer any Contracts, when a Contract is issued to a trustee, a copy of the trust agreement and any amendments to the trust agreement shall be furnished to Customer by ALLIANCE-ONE and shall be retained as part of the official records of ALLIANCE-ONE and/or Customer for the duration of the Contract plus seven years thereafter, subject to Section 10.13 (Return of Information and Books and Records after Termination) below.

3.9. Required State Regulatory Bonds, Sureties and Insurance. ALLIANCE-ONE agrees that whenever required by Applicable Law, it will maintain a deposit, bond, surety or insurance in favor of such authority, to be held in trust for the benefit and protection of Customer, Contract Holders and Insureds whose monies ALLIANCE-ONE handles, and in addition, shall comply with any other Applicable Law relating to bond and insurance requirements.

3.10.  Changes  to  or  Termination of Agreement. Customer shall provide fifteen
(15) days advance written notice to the Director of the Department of Insurance for the State of Arizona of any termination or cancellation or any other change in the Set of Agreements as required by Arizona Law (or any other state requiring similar notification).

3.11.  Customer  Responsibility.

     (a) Subject to ALLIANCE-ONE's duty to provide the Administration Services (see Exhibit 3.11 - Administration Services) in accordance with the Admin Guidelines, Customer will be at all times solely responsible for any of the following:

          (i) Determining all coverage benefits, premium rates, underwriting criteria, identification of and interpretation of applicable insurance and other administration Applicable Laws, adjudication of claims and claims payment procedures applicable to the Contracts, and for securing reinsurance, if any.

          (ii) Customer's or its subsidiaries or Affiliates' underwriting decisions, claims decisions, claim payment decisions, or claim recovery decisions.

          (iii) Insurance risk or liability relating to any of the Contracts or their respective Insureds.

4. SERVICES

4.1. Services.

     (a) ALLIANCE-ONE  will  provide  to  the  Customer:

          (i) the Administration Services described in Exhibit 3.11, inclusive of any services, functions and responsibilities not specifically described in the Set of Agreements but that are required for the proper performance and provision of the Services as described in the Set of Agreements, and

          (ii) the services, functions and responsibilities described in the Set of Agreements, with (i) through (ii) above collectively referred to as the "Services."

     (b) With respect to those Services that are Administration Services as stated in the applicable Work Order, and subject to Section 5.1 (Admin Guidelines) and Section 5.2 (Change in Law):

          (i) ALLIANCE-ONE shall cause each of its managers having responsibility for any Administration Services and each of its senior executives having direct responsibility for Administration Services (the "Oversight Managers") to monitor diligently its (including its subcontractors') performance hereunder as well as the ability of its subcontractors to continue performing Administration Services in light of all surrounding circumstances in each jurisdiction where such subcontractors perform such Administration Services, including, without limitation, the development or likely development of hostile operating environments, civil war or political unrest. If an Oversight Manager discovers credible evidence that ALLIANCE-ONE has breached the Agreement in a way that could adversely impact Customer, then ALLIANCE-ONE will promptly inform Customer, including the relevant facts readily available to ALLIANCE-ONE. If an Oversight Manager discovers credible evidence that would lead a reasonable person to conclude that ALLIANCE-ONE is likely to have materially breached the Agreement in a way likely to cause material harm to Customer where early notice of such event could provide Customer the ability to mitigate its damages, then ALLIANCE-ONE will promptly inform Customer, including the relevant facts readily available to ALLIANCE-ONE. Any notice provided by ALLIANCE-ONE under this Section 4.1(b)(i) to alert Customer of an actual or suspected breach shall not be admissible into any dispute proceedings between the parties.

          (ii) Customer shall cause each of its managers having responsibility for the administration of the Contracts which are the subject of Administration Services and each of its senior executives having direct responsibility for administration of the Contracts (the
          "Operations Managers") to monitor ALLIANCE-ONE's performance hereunder. If an Operations Manager discovers credible evidence that ALLIANCE-ONE has breached the Agreement in a way that could materially adversely impact Customer, then Customer will promptly inform ALLIANCE-ONE, including the relevant facts readily available to Customer. If an Operations Manager discovers credible evidence that would lead a reasonable person to conclude that ALLIANCE-ONE may have breached the Agreement in a way likely to cause material harm to Customer where early notice of such event would provide Customer the ability to mitigate its damages, then Customer will promptly inform ALLIANCE-ONE, including the relevant facts readily available to Customer. Any notice provided by Customer under this Section 4.1(b)(ii) to alert ALLIANCE-ONE of an actual or suspected breach shall not be admissible into any dispute proceedings between the parties.

4.2. Provision of Services and Commitment to Provide Services.

     (a) ALLIANCE-ONE will and will procure that its employees, Subcontractors and agents provide the Services to Customer:

          (i) commencing from the Service Commencement Date, for the applicable term as defined in the Work Order, or absent such specified Work Order term, for the Term and any Termination Assistance Period, or where applicable until completion of the relevant project work;

          (ii) in accordance with the Work Order and any work or service description contained in a Work Order;


          (iii) subject to Section 4.1 (Services), in accordance with all Applicable Law as documented in Customer's approved Admin Guidelines (including identifying and procuring required permits, certificates, approvals and inspections);

          (iv) in  accordance  with  Section  3.2;  and

          (v) in  accordance with the other provisions of the Set of Agreements.

     (b) ALLIANCE-ONE will procure, install, manage, maintain, repair and keep updated the facilities, assets and resources (including personnel and equipment) as required to deliver the Services and meet its obligations in accordance with the Set of Agreements. ALLIANCE-ONE will bear the risk for any costs related to this Section which are required to deliver the Services to the extent such costs were not considered in the Set of Agreements and not agreed in a Work Order.

     (c) ALLIANCE-ONE will provide all support reasonably related to the Services that is required for Customer to meet all of its requirements imposed by Applicable Law and to meet Customer's own audit compliance requirements, which may be more stringent than Applicable Law. Additional support may be obtained via the Change Management Procedures if the same exceeds the provisions of Section 8.5 and Article 10 of this Agreement.

     (d) ALLIANCE-ONE will co-operate with Customer's employees, suppliers and other consultants where necessary for the proper performance of the Services.

     (e) While a Party's Personnel are at any other Party's premises, that Party will ensure that it will comply, and will procure that its Personnel comply, with all health and safety, security (including information security policies) and internal staff requirements and policies and procedures of the other Party. Access to one another's premises will be granted only to the extent necessary to enable one another to perform their obligations under the Set of Agreements.

     (f) Each Party to the Set of Agreements will notify the other Parties in writing within seven (7) Business Days of the discovery of any circumstances which might impair or prevent the provision of the Services which arise at any time during the Term.

     (g) ALLIANCE-ONE will provide evidence at Customer's request sufficient to show that it is regarded by the relevant tax authorities in the jurisdiction where the Services are being provided as a bona fide independent agent acting in the ordinary course of its business for the purposes of income tax and withholding tax liabilities.

     (h) ALLIANCE-ONE will notify Customer and its Affiliates, on the one hand, and Customer shall notify ALLIANCE-ONE on the other hand, in writing within seven (7) Business Days of discovery about all material or persistent industrial, insurance, safety, regulatory, financial or insolvency matters (subject to Applicable Law prohibiting such disclosure) or public relations matters, and matters where litigation arises or is threatened or there are grounds for litigation arising, which are known by ALLIANCE-ONE or its Personnel, or Customer and its Personnel, respectively, arising out of or in connection with the Set of Agreements or the provision of Services.

     (i) As may be agreed in accordance with the Change Management Procedures, with respect to an acquisition, divestiture, material reorganization or a similar transaction, ALLIANCE-ONE will provide due diligence support (including assessments, and transition and migration planning support). ALLIANCE-ONE will subsequently provide the Services as they apply to the acquired, divested or reorganized entities as set out in the Set of Agreements via the procedure set forth in Exhibit 1.3(c) - Change Management Procedures.

     (j) If requested by Customer, but subject to ALLIANCE-ONE's approval (not to be unreasonably withheld or delayed), ALLIANCE-ONE will act as a purchasing agent for Customer to procure equipment, Software and services not within the scope of the Services. ALLIANCE-ONE will make available to Customer the benefit of any equipment, Software and service volume purchasing discounts and convey to Customer any other benefits offered to ALLIANCE-ONE by third party suppliers.

4.3. Authorized Users of the Services.

     (a) ALLIANCE-ONE will provide the Services to Customer and thereby to any authorized users designated by Customer, and to any third party suppliers and customers of Customer whose business relationship with Customer involves the use of the Services (the "Authorized Users"). For the avoidance of doubt, the Parties agree that neither this provision nor provisions similar to it in the Set of Agreements creates any privity of contract as between ALLIANCE-ONE and any party other than Customer or other person not a party to a Set of Agreements. Further, neither this provision nor provisions similar to it in the Set of Agreements gives any party other than Customer or other person not a party to a Set of Agreements the right to demand Services or enforce the right to Services directly from ALLIANCE-ONE.

     (b) In addition, ALLIANCE-ONE will provide at Customer's expense transition support services to Customer and any acquiring entity of the Authorized User similar to those described in Section 4.2 (Provision of Services and Commitment to Provide Services) above for acquisitions.

4.4. Reports and Data. ALLIANCE-ONE shall provide to Customer the reports described in Exhibit 4.4 - Reports attached hereto with the frequency described in same concerning the performance of the Services. With respect to any additional reports, or the production of any data described in an Exhibit or Work Order, preparation of such reports or data may require programming or manual work effort to be performed at Customer's expense, in which case ALLIANCE-ONE shall notify Customer of the estimated cost for such reports or data, prior to incurring any expenses without Customer's prior approval.

4.5. Communications with Contract Holders. To the extent required by Applicable Law, ALLIANCE-ONE shall, at Customer's expense, provide a written notice to each Contract Holder advising them of the identity of and relationship among ALLIANCE-ONE as TPA Agent for Customer, the Contract Holder and Customer. If ALLIANCE-ONE collects funds from a Contract Holder, ALLIANCE-ONE will provide the Contract Holder with written notice of the premium charged by Customer for such insurance coverage. Any policies, certificates, booklets, termination notices or other written communications delivered by Customer to ALLIANCE-ONE for delivery to Customer's Contract Holders shall be delivered by ALLIANCE-ONE promptly after receipt of instructions from Customer to do so.

4.6. Error Correction. Customer shall notify ALLIANCE-ONE in writing of any error or mistake in any record, report, data, information, administrative task or output subject to this Agreement caused by the Facilities and Systems, Software Products provided hereunder or any mishandling or misprocessing of administrative tasks described in the Admin Guidelines, or otherwise caused by ALLIANCE-ONE. Such notice shall provide details of such error or mistake necessary for ALLIANCE-ONE to identify and recreate such error or mistake. Upon receipt of such notice, ALLIANCE-ONE shall take steps to correct and re-process such reported error or mistake as soon as reasonably practicable given the nature and complexity of the error or mistake. Customer shall promptly advise ALLIANCE-ONE of any errors or mistakes in the data transmitted to the Facility and Systems, the records maintained, or output generated hereunder. In the event Customer erroneously transmits data or transmits incorrect data, Customer, at Customer's expense, shall correct such data and retransmit the same. The Parties understand that many tasks to be performed hereunder have shared responsibility between the Parties and the Parties will cooperate in good faith to facilitate the performance of such tasks. Customer shall cooperate with Alliance-One by taking all commercially reasonable steps permitted under the terms of the Contracts to correct any errors or mistakes made.

4.7. Changes in Services. From time to time Customer may request new services or changes in the Services set forth in this Agreement and rendered by ALLIANCE-ONE under the Exhibits and Work Orders and Admin Guidelines. ALLIANCE-ONE will implement changes requested by Customer after ALLIANCE-ONE and Customer have agreed on the change(s) to be made and additional or adjusted charges, if any, attributable to the change(s). ALLIANCE-ONE shall have no responsibility or liability for such requested new services or changes unless and until ALLIANCE-ONE and Customer have so agreed in writing to the new services or changes and any related charges.

4.8. Modification. ALLIANCE-ONE shall have the right from time to time, without the consent of Customer, to alter and modify its Facilities and Systems, Software Products, and any systems, programs, internal procedures, or facilities used or employed in performing its duties and obligations hereunder, so long as no such alterations or modifications shall materially change, diminish, or degrade the performance levels or functionality of the Services or adversely affect the operations and procedures of Customer in using or employing the Facilities and Systems, Software Products hereunder.

4.9. Additional Services. Customer may purchase additional services from ALLIANCE-ONE in accordance with the Change Management Procedures.

4.10. Acceptance  Tests.

     (a) Acceptance Criteria and Acceptance Test Procedure - Milestones and deliverables to be delivered by ALLIANCE-ONE under the Set of Agreements including the progress and completion of Transition and Transformation will be subject to acceptance testing, including the acceptance criteria and acceptance test procedures agreed by the Parties for this purpose. Neither party will refuse the other Party's requirements in respect of any acceptance test consistent with the applicable previously agreed upon testing approach. In the absence of any agreed acceptance criteria and/or acceptance test procedure, the achievement of milestones and deliverables under the Set of Agreements will be subject to Customer's approval.

     (b) Customer's Involvement in Acceptance Tests - ALLIANCE-ONE will give reasonable advance notice of the dates proposed for all Acceptance Tests as set out in the applicable Work Order. All Acceptance Tests will take place with the involvement of designated Customer representatives unless otherwise agreed by the Parties. ALLIANCE-ONE will perform all Acceptance Tests and Customer will provide such co-operation and assistance as ALLIANCE-ONE may reasonably require. ALLIANCE-ONE will document the results of the Acceptance Tests (including the reasons for any failures of them and the proposals for rectifying such failures).

     (c) Failure to Complete Acceptance Tests - ALLIANCE-ONE must meet the applicable acceptance test criteria in accordance with the acceptance testing procedures specified in the Work Order and/or applicable Work Order. Where the criteria are not met within the timeframe specified due to ALLIANCE-ONE's delay, ALLIANCE-ONE will repeat the acceptance testing or perform such additional work as may be required to enable the acceptance tests to be successfully completed. If such criteria are not successfully met within the required time period, without prejudice to Customer's other rights and remedies:

          (i) In the case of any Milestone identified as critical in the Set of Agreements, the provisions of sub-Sections 4.2(c) will apply; and

          (ii) In respect of any other Milestone or Critical Deliverable, as identified in the applicable Work Order, Customer will have the option to:

               1) accept such milestone or deliverable, provided that the monetary value of any deficiencies, defects or errors or faults will be assessed and agreed in good faith so that an abatement of the Charges applies which, taking into account all the circumstances, is reasonable, can be agreed between the Parties. ALLIANCE-ONE acknowledges that the abatement will apply unless and until all the deficiencies, defects and errors have been made good or rectified. Such deficiencies, defects or errors will be made good or rectified by the date stipulated at the time; or

               2) where the degree of non-conformity is such that the milestone or deliverable is materially different from the specifications set out in the applicable Work Order, reject the milestone or deliverable as not being in conformity with the Work Order. Upon the rejection, Customer will be entitled to terminate and wind down the respective Work Order, request reimbursement of the Charges paid for such Work Order, and immediately terminate all or part of the Services to which the failed development is related to and the applicable provisions of Article 11 (Fees and Expenses) will apply.

4.11. Non-interference with On-going Operations. ALLIANCE-ONE will ensure that, in the supply of the Services, it will coordinate with the activities of and will not interfere with the other operations of Customer or any other member of the Customer Group, or their respective employees, or any other contractor employed at such facilities.

4.12. Reports.

     (a) ALLIANCE-ONE will comply as part of the Services with the requirements related to reporting contained in Exhibit 4.4 - Reports, and as otherwise specified in the Set of Agreements.

     (b) The reports listed in Exhibit 4.4 - Reports are additional to any other reports ALLIANCE-ONE needs to provide under the Set of Agreements, or any Work Order.

4.13. Quality Assurance. ALLIANCE-ONE will develop and employ a quality assurance program, subject to Customer's approval, designed to promote performance of the Services at a high level of quality, focusing on measuring and improving reliability, speed, cost effectiveness, and customer satisfaction. ALLIANCE-ONE will in particular:

     (a) provide to Customer ALLIANCE-ONE's procedures and measurements on all quality assurance activities associated with the Services ("Quality Assurance Procedures and Measurements");

     (b) ensure that the Quality Assurance Procedures and Measurements are consistent with similar standards in Customer's peer group and/or in the provision of similar professional services;

     (c) ensure compliance with a published quality assurance program, with adequate internal controls and verification activities; and

     (d) allow  Customer  to  perform  audits  that  will  focus  on:

          (i) ALLIANCE-ONE's adherence to its quality assurance procedures and standards and to the Quality Assurance Procedures and Measurements;

          (ii) the  metrics  gathered  to  support quality assurance activities;

          (iii) ALLIANCE-ONE's  efforts  to  improve  overall  quality;  and

          (iv) ALLIANCE-ONE will co-operate fully and assist Customer with any such audits.

4.14. Correction of Errors. ALLIANCE-ONE will, at the request and sole discretion of Customer, promptly correct any errors or inaccuracies in Personal Information caused by ALLIANCE-ONE or its Affiliates or Subcontractors.

4.15. Delays.

     (a) ALLIANCE-ONE will perform the Services in accordance with any implementation and/or project plan agreed between the respective Parties in the relevant Agreement.

     (b) Where performance of the Services is likely to be delayed and where any critical milestone date is not met, ALLIANCE-ONE will:

          (i) notify Customer in writing of the relevant facts, reasons and circumstances of the delay immediately on first becoming aware of the likelihood of the delay; and

          (ii) continue to keep Customer informed in writing of the relevant facts, reasons and circumstances of the delay and its remedial actions, if any, until such time as the delay has been remedied and the agreed project plan is back on course.

          (iii) prepare and deliver a written remedial plan to Customer detailing ALLIANCE-ONE's proposals for performing the relevant Services in accordance with the applicable requirements under the Set of Agreements or, in relation to any milestone dates or other requirements as to timing that have or are likely to be missed, as soon as reasonably practicable thereafter.

          (iv) At Customer's request, and, without prejudice to any other remedy Customer may have, implement any remedial plan approved by Customer in accordance with its terms at no cost to Customer (save to the extent that failure to meet the relevant date is excused in accordance with
          Section 17.1 (Force Majeure Event), is caused by Customer, or to any breach of this MSA).

     (c) Where performance of the Services is delayed such that any Critical Milestone date is delayed (save to the extent that failure to meet the relevant date is excused in accordance with Section 17.1 (Force Majeure Event) or to any acts or omissions of Customer) Customer will be entitled to, without prejudice to any other remedy Customer may have:

          (i) terminate the Set of Agreements in whole or in part in accordance with Section 10.7 (Chronic Failure or Critical Delay) or 10.8 (Termination for Multiple Critical Deliverable Failures); and/or

          (ii) recover  from  ALLIANCE-ONE  by  way  of  damages.

5.   ADMIN GUIDELINES, COMPLIANCE WITH LAWS AND LICENSING

5.1. Admin Guidelines.

     (a) ALLIANCE-ONE is responsible for documenting and maintaining in a set of records (tangible or electronic records) the policies, processes, work flows, and procedures comprising the Admin Guidelines, which, for the Administration Services, shall include those policies, processes and work flows consistent with Applicable Laws, and interpretations of Applicable Law unique to administering the Contracts as specified in writing by Customer in accordance with this Agreement.

     (b) Customer shall promptly review such documentation of the initial version of the Admin Guidelines and all material changes thereto which ALLIANCE-ONE provides to Customer and advise in writing ALLIANCE-ONE of any changes which are required in such documentation to ensure that the Admin Guidelines, to the extent documented, are accurate and legally compliant.

     (c) Throughout the Term whether on its own initiative or at the request of Customer, ALLIANCE-ONE will periodically provide drafts of suggested changes to the Admin Guidelines to Customer for review, comment and approval.

     (d) Customer's approval of the documented Admin Guidelines may be only from an authorized officer of Customer as indicated in Exhibit 22.16. Customer shall respond to ALLIANCE-ONE's draft of the Admin Guidelines and any material changes thereto within a reasonable time after their submission by ALLIANCE-ONE. For subsequent material changes to the Admin Guidelines which ALLIANCE-ONE submits to Customer for Customer's approval, pending approval of the revised documented Admin Guidelines by Customer, the prior version of the approved Admin Guidelines shall govern.

     (e) On reasonable request from Customer, ALLIANCE-ONE will make available to Customer (in hard copy or in electronic form) the Admin Guidelines which are used by ALLIANCE-ONE in performing the Administration Services.

     (f) ALLIANCE-ONE shall not make any material changes to the Admin Guidelines as they relate specifically to the Administration Services without first providing reasonable notice to Customer and the reason for such change.

     (g) To the extent the policies, processes, work flows, and procedures in the Admin Guidelines have been memorialized and approved in writing by Customer, ALLIANCE-ONE shall be entitled to rely upon such documented policies, processes, work flows, and procedures in performing the Administration Services and shall not be responsible for any breach of, or failure to perform its obligations under, this Agreement, to the extent caused by ALLIANCE-ONE's compliance therewith.

     (h) To the extent the policies, processes, work flows, and procedures have not been memorialized in the Admin Guidelines and approved by Customer for any particular activities within the general scope of the Administration Services ALLIANCE-ONE is to perform, ALLIANCE-ONE shall either:

          (i) follow (until such time as Customer approves the applicable supplement to the Admin Guidelines containing the additional policies, processes, work flows, and procedures) the policies, processes, work flows, and procedures required to perform the Administration Services in conformity with:

               1) Applicable Law in accordance with Customer's reasonable interpretations thereof as may be requested by ALLIANCE-ONE and, on Customer's initiative, as provided in writing by Customer;

               2) prudent business standards for detecting and preventing fraud;

               3) prudent  internal  controls;

               4) general  industry  standards;

               5) terms and conditions of the Contracts provided by Customer to ALLIANCE-ONE;

               6) the terms and conditions of applicable reinsurance agreements that are provided by Customer to ALLIANCE-ONE; and

               7) those policies, processes, work flows, interpretations of applicable laws and regulations, unique to administering the Contracts as may be reasonably specified in writing by Customer in accordance with the Set of Agreements, which are to be memorialized in the Admin Guidelines and approved by Customer; or

          (ii) promptly request from Customer written direction on how to perform that portion of the Administration Services not covered by the Customer-approved Admin Guidelines, in which case, ALLIANCE-ONE may await further written instructions from Customer before performing such Administration Services.

     (i) ALLIANCE-ONE shall perform the Administration Services in accordance with the Admin Guidelines.

5.2. Change in Applicable Law.

     (a) Customer will notify ALLIANCE-ONE of any changes in Applicable Law (and amendments thereof), changes in interpretations thereof or other changes necessary to comply with Applicable Law pertaining to Customer's insurance business and specifically the Contracts and the Services provided under the Set of Agreements, of which Customer learns. Customer is responsible for monitoring all Applicable Law (and amendments thereof) applicable to its insurance business and specifically the Contracts and the Services provided under the Set of Agreements. ALLIANCE-ONE shall promptly evaluate all proposed and actual changes in Applicable Law of which ALLIANCE-ONE is informed (including such changes identified by Customer, ALLIANCE-ONE's other customers or resources otherwise available to ALLIANCE-ONE) and shall inform Customer of its assessment as to the consequences of such proposed or actual changes on the receipt, delivery or method of performing the Services, as described in b) below. ALLIANCE-ONE shall endeavor in good faith to notify Customer of any changes in Applicable Law (and amendments thereof) affecting the Administration Services and the Contracts of which it becomes aware of, whether from other of its customers or otherwise.

     (b) Within a commercially reasonable period of time of becoming aware of a change described in a) above, ALLIANCE-ONE will provide to Customer (in writing or via email) notice of same, and will provide an assessment of such change based upon the applicable regulatory effective date thereof that includes:

          (i) ALLIANCE-ONE's  performance  of  the  Services;

          (ii) the change to any previously-approved Admin Guidelines which may be necessary;

          (iii) unless already provided by Customer, to what extent such change requires legal interpretations of the Applicable Law which are required to be made by Customer;

          (iv) a proposed plan (including tasks assigned to Customer and a timeline to complete the necessary activities) for finalizing the assessment of the change to enable ALLIANCE-ONE to implement the necessary changes on a timely basis to the Admin Guidelines to remain in compliance with the Applicable Law, as to be amended by such change;

          (v) an  estimate  of  the  costs  to  implement  such  changes.

     (c) The Parties will negotiate promptly and in good faith the necessary changes as a result of such changes in accordance with the Change Management Procedures, including the charges therefore, subject to the other provisions of this Agreement, including e) below and Section 14.5 (Change Procedures Dispute) below.

     (d) If any change in the Applicable Law would result in a fee increase of more than fifteen percent (15%) of the Administrative Service Charges per year, or significantly adversely affect ALLIANCE-ONE's performance of the Services in a way that cannot be reasonably avoided, then provided Customer gives ALLIANCE-ONE written notice of termination within one hundred eighty
     (180) days from Customer becoming aware of such change, Customer may terminate the affected portion of the Services or the entire Set of Agreements at least one hundred eighty (180) days from ALLIANCE-ONE's receipt of such written notice. If Customer exercises the termination right under this Section to terminate the entire Set of Agreements, Customer will only be required to pay to ALLIANCE-ONE two-thirds (2/3) of the applicable Termination Fee (and other applicable early termination charges), if any, as set out in Exhibit 11.2 - Pricing and Financial Provisions, or a Work Order, if any, only if the change in the Applicable Law would only have the same effect on Customer but for Customer's entering into the Set of Agreements (otherwise, Customer will pay ALLIANCE-ONE all such Termination
     Fees).

     (e) With respect to changes to the Services necessary to remain compliant with: (i) Applicable Law or in accordance with Customer's reasonable interpretations thereof, on Customer's initiative, as provided in writing by an authorized officer of Customer; (ii) prudent business standards for detecting and preventing fraud; (iii) prudent internal controls; (iv) general industry standards; (v) the terms and conditions of the Contracts provided by Customer to ALLIANCE-ONE; and (vi) those policies, processes, work flows, interpretations of Applicable Laws, unique to administering the Contracts as may be reasonably specified in writing by Customer in accordance with the Set of Agreements, the Parties will bear the cost of implementing such changes (which costs include the costs of analysis, design, programming, testing and implementation), the cost of determining an acceptable approach as follows:

          (i) if the change would not have arisen but for the fact that Customer has outsourced / ordered the Services, then ALLIANCE-ONE will bear the full cost of conforming the Services to such change;

          (ii) if the change would have arisen even if Customer had not outsourced / ordered the Services but if ALLIANCE-ONE must conform its operations with respect to other of its customers to comply with such change, then ALLIANCE-ONE will exercise commercially reasonable efforts to approach all affected customers receiving similar services from ALLIANCE-ONE and will in good faith work to develop a cost sharing proposal between itself and the affected customers with the intent to spread the cost of complying with such changes across as many entities as possible. At Customer's request and provided prior written consent of all affected customers of ALLIANCE-ONE is obtained, ALLIANCE-ONE will allow a third party auditor bound by a confidentiality undertaking to access the required information regarding costs incurred by ALLIANCE-ONE and affected customers of ALLIANCE-ONE to verify that ALLIANCE-ONE has complied with this cost sharing requirement;

          (iii) if:

               1) the requirement to conform the Services would have arisen even if Customer had not outsourced/ordered the Services, and

               2) ALLIANCE-ONE can demonstrate to Customer's reasonable satisfaction that it must conform its operations only with respect to Customer or to Customer plus a small number of customers,

     then Customer will bear ALLIANCE-ONE's reasonable, verifiable cost of conforming the Services to the change in Applicable Law to the extent such changes are made with respect to Customer only and not to other customers; and

     (f) Notwithstanding the foregoing, but without limiting Customer's termination right above, if a change in Applicable Law significantly impairs the ability of either Party reasonably to enjoy the economic benefits of the affected Service, such as the result of a legal prevention from providing Services from any offshore locations which has not been introduced by a law governing the outsourcing industry exclusively, then the Parties will discuss the matter in good faith and attempt to develop an appropriate alternative course of action.

5.3. Conformity to Applicable Law. From time to time, either Party may present the other Party with amendments to this Agreement required to maintain such Party's status as a corporation, TPA or insurer, as the case may be, to conform this Agreement to Applicable Law. If Customer determines that Customer is not in compliance with any Applicable Law relating to the Services, or if any regulatory authority having jurisdiction over Customer or ALLIANCE-ONE notifies ALLIANCE-ONE that ALLIANCE-ONE is not in compliance with any Applicable Law relating to the Services, ALLIANCE-ONE shall work diligently with Customer to achieve compliance, in accordance with its other obligations under this Agreement. If either Party's request results in additional costs and expenses to the other Party (other than in an inconsequential manner), then the Parties shall enter into good faith discussions to reach agreement to pay that other Party for such additional costs and expenses pursuant to the Change Management Procedures in Exhibit 1.3 - Change Management Procedures.

5.4. Professional Licenses, Authorizations And Permits.

     (a) ALLIANCE-ONE will be responsible for obtaining and maintaining all professional licenses, notices, approvals, authorizations and permits required by Applicable Law which ALLIANCE-ONE is required to have in order to perform the Services, including to the extent applicable, as a licensed third party administrator ("TPA", such licenses are referred to as "Required Licenses" and those Applicable Laws requiring such a Required License are referred to as "Applicable Licensing Laws"). ALLIANCE-ONE will have financial responsibility for all fees and taxes associated with obtaining and maintaining such licenses, notices, approvals, authorizations and permits. Customer acknowledges that ALLIANCE-ONE is not obligated to perform any activities or services requiring licensure or registration as an insurance "adjuster," "agent," "broker," "producer," "managing general agent," or "transfer agent" as those terms are defined by the 50 States, the District of Columbia, territories or insular possessions of the United States.

     (b) ALLIANCE-ONE will comply with all Applicable Licensing Laws regarding the provision of the Services to Customer. Changes in Applicable Law will be dealt with in accordance with the rules as set out in Section 5.2 (Change in Applicable Law), provided, however, ALLIANCE-ONE shall be responsible for monitoring all changes in Applicable Licensing Laws and for taking the steps necessary to obtain and maintain the Required Licenses for complying with the Applicable Licensing Laws.

     (c) To the extent allowed by Applicable Law, ALLIANCE-ONE will be responsible for and will pay (or reimburse Customer, as applicable) for any fines and penalties imposed on ALLIANCE-ONE or Customer or Customer Affiliates arising from any non-compliance by ALLIANCE-ONE or ALLIANCE-ONE Affiliates with the Applicable Licensing Laws applicable to the provision of the Services to Customer.

     (d) Customer will be responsible for obtaining and maintaining all professional licenses, notices, approvals, authorizations and permits required by Applicable Law which Customer is required to have in order to receive and use the Services. Customer will have financial responsibility for all fees and taxes associated with obtaining and maintaining such licenses, notices, approvals, authorizations and permits.

     (e) Customer will comply with Applicable Law applicable to the receipt and use of the Services by Customer.

     (f) Except as stated in Section 5.4(c), Customer will be responsible for any fines and penalties imposed on Customer or ALLIANCE-ONE arising from any non-compliance by Customer or Customer Affiliates with Applicable Law applicable to the receipt and use of the Services by Customer in its role as an insurance company.

5.5. Applicable Licensing Laws.

     (a) ALLIANCE-ONE shall perform the Administration Services in conformity with all Applicable Licensing Laws. Exhibit 5.5(a) - Applicable Licensing Laws - Mandatory Provisions describes certain of those Applicable Licensing Laws which require certain provisions to be in an agreement between a third party administrator and an insurance company with respect to the Administration Services provided under this Agreement, as determined by ALLIANCE-ONE. ALLIANCE-ONE shall notify Customer of any changes in Applicable Licensing Laws that become effective after the Effective Date where such change in law relates to the provisions required to be in an agreement between a third party administrator and an insurance company, by providing an updated Exhibit 5.5(a) - Applicable Licensing Laws - Mandatory Provisions, with a reasonable explanation of the basis for such changes and if any such changes in Applicable Licensing Laws conflict with the provisions of this Agreement, a detailed description of such conflicts shall also be provided. To the extent the Applicable Licensing Laws in effect as of the Effective Date of a Work Order impose obligations on ALLIANCE-ONE in addition to ALLIANCE-ONE's obligations expressly stated in this Agreement, ALLIANCE-ONE shall perform such obligations at no additional cost to Customer. To the extent the Applicable Licensing Laws impose obligations on ALLIANCE-ONE which ALLIANCE-ONE believes may conflict with ALLIANCE-ONE's obligations expressly stated in this Agreement, ALLIANCE-ONE shall notify Customer's designated authorized officer in writing of such conflicts and such changes shall be considered a change in Applicable Laws as described above. To the extent the Applicable Licensing Laws allocate, as between ALLIANCE-ONE and Customer, obligations to Customer, with respect to third parties, the parties acknowledge such allocation of ultimate control and authority, but such allocation shall not relieve ALLIANCE-ONE of any of its obligations under this Agreement which are permitted under Applicable Licensing Laws.

5.6. Performance Consistent with Applicable Laws.

     (a) ALLIANCE-ONE will, and will procure that ALLIANCE-ONE's employees and agents, ALLIANCE-ONE Affiliates, its and ALLIANCE-ONE Affiliates' Subcontractors and suppliers, take all reasonable actions, as advised by Customer and Customer Affiliates, for the Customer Group to ensure compliance with the Applicable Law applicable in connection with the provision of the Services, including without limitation the requirements, demands, regulations, instructions and requests of any Regulator and those official guidelines, recommendations, and any other additional or substituted standards or procedures implemented by Customer from time to time as required by Applicable Law.

     (b) Both ALLIANCE-ONE and Customer will be entitled, taking into account the matters listed in Section 8.1 (Right to Information and Instructions),
     8.10 (Requests, Audits and Intervention by Regulator), to provide or receive, as the case may be, the Services or perform those obligations consistent with Applicable Law or other mandatory or published terms. No lawful action taken by either Party to secure compliance with Applicable Law will be considered a breach of the Set of Agreements.

     (c) Customer will be entitled, from time to time, to request modifications to the Services and/or the obligations under the set of Agreements in case of changes in the Applicable Law to secure compliance with the Applicable Law in accordance with Section 5.2 (Change in Applicable Law).

     (d) Should Customer be required, as a result of the Set of Agreements or during its Term or the Termination Assistance Period, to make any regulatory filings or obtain regulatory approvals relating to, inter alia, the subject matter of the Set of Agreements, then ALLIANCE-ONE will assist Customer, by providing all information and documentation reasonably requested by the Regulators or Customer in connection with the preparation of such filing or application, or as required by any Applicable Law. At Customer's request (but subject to any Applicable Law), ALLIANCE-ONE will promptly provide Customer with copies of any relevant correspondence, filings, approvals, licenses, and other documents and information relating to ALLIANCE-ONE's obligations under the sub-Section.

5.7. Material Impacts on Service Provision. ALLIANCE-ONE will immediately disclose any developments to Customer that may have a material impact on its ability to provide the Services, including but not limited to any adverse effect from new Applicable Laws that it becomes aware of and including but not limited to its financial resources or its risk profile. Customer will immediately disclose any developments to ALLIANCE-ONE that may have a material impact on ALLIANCE-ONE's provision to Customer of the Services, including but not limited to any adverse effect from new Applicable Laws that it becomes aware of and including but not limited to its financial resources or its risk profile.

5.8. Compliance with Accounting Principles and Applicable Law.

     (a) If any audit by an auditor designated by Customer or any Regulator having jurisdiction over Customer or ALLIANCE-ONE results in ALLIANCE-ONE being notified that it or one of its Affiliates or Subcontractors is not in compliance with:

          (i) any  generally  accepted  accounting  principle,

          (ii) Applicable  Law,

          (iii) the agreed system development life cycle (SDLC) methodology, if any,

          (iv) other  agreed  standards,

          (v) any  other  agreed  policies  and  procedures,

          (vi) any  other  governance,  or

          (vii) audit requirement relating to the Services, then, to the extent such noncompliance is not as a result of direction or obligations of Customer, ALLIANCE-ONE will, at its own expense and within the period of time specified by such auditor or Regulator, comply with all requirements as expressed by such auditor or Regulator, as applicable.

5.9. Consumer Privacy Laws. ALLIANCE-ONE shall comply with Applicable Licensing Laws, including, as applicable, Privacy Laws. On written request from Customer, ALLIANCE-ONE shall provide to Customer a description of each unauthorized acquisition of information governed by Privacy Laws which has occurred within the previous twenty-four (24) months, or since the last such report from ALLIANCE-ONE, whichever is more recent, which involves the facilities or subcontractors involved in performing the Services under this Agreement.

5.10. Compliance. Customer shall comply with all Applicable Laws with respect to the operation of its business, and in the solicitation, sale and administration of the Contracts, and it has and will continue to make all required filings with regulatory agencies in connection with the offer, sale, or administration of the Contracts. Customer shall, and in a timely fashion, provide ALLIANCE-ONE with all materials and information - including any changes to any Applicable Laws - necessary for the timely and proper administration of the Contracts by ALLIANCE-ONE, which may include, but are not limited to: policy forms; lists of all Agents and representatives authorized to provide service to Contract Holders and certificate-holders of the Contracts, including their respective states of license; rate books; cash value and reserve factors; cost of insurance factors; data records; actuarial support; mortality rates; and verified customer files or facsimile thereof, such as microfilm or microfiche. Customer shall also be responsible for providing ALLIANCE-ONE with any policy-specific actuarial and legal support needed in order for ALLIANCE-ONE to fulfill its policy and Agent administration and financial reporting responsibilities under this Agreement. The foregoing shall not relieve ALLIANCE-ONE or Customer of any of its obligations under the Set of Agreements.

6. SUBCONTRACTORS AND PERSONNEL

6.1. Offshoring/Subcontractors/Personnel. ALLIANCE-ONE may share, subcontract or otherwise delegate any of the Services hereunder only as is expressly permitted by the Set of Agreements. ALLIANCE-ONE continues to be solely obligated to Customer for the satisfactory performance of any functions performed by any such Affiliate, or a permitted subcontractor, pursuant to this Agreement.

6.2. Subcontractors  and  Countries  of  Performance.

     (a) ALLIANCE-ONE will perform the Administration Services with ALLIANCE-ONE's own staff and performance of same will not occur outside the ALLIANCE-ONE Service Locations as agreed in the Set of Agreements, the Exhibits, or a respective Work Order. If subcontracting of the Administration Services with a third party is proposed, ALLIANCE-ONE will disclose to Customer in advance any financial interests in such third party or a related party, otherwise it is assumed that ALLIANCE-ONE has no financial interests in such third party.

     (b) ALLIANCE-ONE will not subcontract, delegate, assign to leased staff, or outsource (all such activities collectively being referred to as "subcontracting" or a similar term or being performed by "Subcontractors" in the Set of Agreements) any of its obligations to perform the Administration Services without the prior written approval of Customer, which will not be unreasonably withheld.

     (c) ALLIANCE-ONE will not outsource any Customer Facing Activity without written authorization from Customer in advance.

     (d) Subcontractors approved by Customer as of the Effective Date are listed in Exhibit 6.2(d) - Approved Subcontractors with a description of approved subcontracted Administration Services.

     (e) Prior to obtaining Customer's consent to enter into a subcontract, ALLIANCE-ONE will provide Customer with written documentation specifying the identity, qualifications and scope for the proposed Subcontractor, as well as the location(s) from which the Subcontractor would perform the subcontracted obligation and all appropriate due diligence with respect to the proposed Subcontractor's information security policies, procedures, practices and history, together with a general description of the proposed terms upon which ALLIANCE-ONE proposes to engage the subcontractor.

     (f) ALLIANCE-ONE will not disclose Customer Confidential Information to a Subcontractor until such Subcontractor has executed an appropriate nondisclosure agreement at least as stringent as the confidentiality obligations applicable to ALLIANCE-ONE under the Set of Agreements.

     (g) ALLIANCE-ONE will procure that all subcontracted obligations are performed at the Service Locations and any change in the place of performance will be addressed as a change to Service Locations in accordance with Section 20.1 (Service Locations / Approval for Relocation).

     (h) Customer's consent to any approved Subcontractor or any subcontracting will not relieve ALLIANCE-ONE of any obligation or liability under the Set of Agreements nor reduce or otherwise affect ALLIANCE-ONE's obligations and liability under the Set of Agreements. ALLIANCE-ONE will be responsible for the work and activities of Subcontractors, including compliance with the terms of the Set of Agreements, to the same extent as if such obligations were performed by ALLIANCE-ONE.

     (i) If the use of a specific ALLIANCE-ONE Affiliate or third party has expressly been permitted in writing by Customer, the following will apply:

          (i) ALLIANCE-ONE will act as an independent contractor and not act as Customer's agent;

          (ii) ALLIANCE-ONE will not act on behalf of Customer and not act in the name of or on the account of Customer;

          (iii) ALLIANCE-ONE will not receive the authority to directly or indirectly bind or commit Customer;

          (iv) ALLIANCE-ONE will act as a general contractor assuming total control for the Subcontractors' performance and deliverables; and

          (v) all Services provided by Subcontractors will be provided on behalf of ALLIANCE-ONE.

     (j) Customer will have the right to have any Subcontractor removed for Cause as envisioned by Section 10.3 from the Customer account, and thereby withdraw its approval of a Subcontractor, at any time and at its sole discretion and at no cost to Customer.

     (k) ALLIANCE-ONE will be responsible for all payments to Subcontractors and will defend, indemnify and hold Customer harmless from any and all costs of addressing and satisfying any and all claims by any Subcontractor arising hereunder, or by reason of engagement in connection with the Services including, without limitation, worker's and similar liens, and claims for payment made by or on behalf of Subcontractors due to ALLIANCE-ONE's failure to make payments to such Subcontractor for which it is responsible and the costs of responding to the same. ALLIANCE-ONE will promptly pay for all services, materials, equipment and labor used by ALLIANCE-ONE in providing the Services and ALLIANCE-ONE will keep Customer's Service
     Locations  free  of  all  worker's  and  similar  liens.

     (l) The Services will be provided under the management, direction, control, and supervision of ALLIANCE-ONE. ALLIANCE-ONE may choose to perform its responsibilities under the Set of Agreements through ALLIANCE-ONE Affiliates, provided that:

          (i) ALLIANCE-ONE will not be relieved of its obligations under the Set of Agreements by the use of such ALLIANCE-ONE Affiliates; and

          (ii) prior written approval has been obtained from Customer where such change results in a cross-border or off-shore relocation for the delivery of any components of the Services to Customer.

6.3. Personnel Checks.

     (a) ALLIANCE-ONE will carry out its normal background checks on all ALLIANCE-ONE Personnel who have access to Customer systems, data, or Customer premises, provided that such background checks will in no event violate Applicable Law. Such background checks will be carried out prior to ALLIANCE-ONE Personnel having any access to Customer systems, data, or Customer premises. Such background checks will include at a minimum, felony criminal convictions, credit history, and designated screenings as required by ALLIANCE-ONE's parent CSC. Customer will have the right to request additional forms of background check at Customer's expense.

     (b) ALLIANCE-ONE  will  provide  Customer  upon  written  request:

          (i) with a detailed description of ALLIANCE-ONE's background checks, as defined by ALLIANCE-ONE's third party background investigation vendor, for review.

6.4. Assistance  for  Third  Parties. Subject to Change Management Procedures in
Exhibit 1.3 - Change Management Procedures, and subject to such third party entering an appropriate confidentiality agreement with ALLIANCE-ONE, if Customer intends to contract with a third party for services relating to any in-scope
Service or any new service, ALLIANCE-ONE will reasonably co-operate with Customer and such third party to the extent reasonably required by Customer, including without limitation by providing:

     (i) written requirements, standards, and policies for systems operations and business processes so that the enhancements or developments provided by such third party may be operated by ALLIANCE-ONE;

     (ii) termination assistance and support services to such third party as set out in the Set of Agreements (including all matters set out in Section
     10.11  (Termination  Assistance);  and

     (iii) access to the systems as may be reasonably required by such third party in connection with the performance and/or transition of such Services.

Provided, however, ALLIANCE-ONE shall not be required to disclose sensitive intellectual property to a competitor of ALLIANCE-ONE.

6.5.     Training.

     (a) At least once each year or on request after notice from Customer, or in case ALLIANCE-ONE changes a Service, ALLIANCE-ONE will meet with Customer to explain how the Services are provided.

     (b) In case ALLIANCE-ONE subcontracts a Service to a third party provider and training for the respective third party personnel is required, ALLIANCE-ONE will bear the cost of such arrangement.

     (c) ALLIANCE-ONE may not make any change which would have any material impact on how Customer is to receive the Services, without Customer's prior written consent. Prior to making any such material change ALLIANCE-ONE proposes to implement in how Customer is to receive the Services, ALLIANCE-ONE will provide additional training to Customer to explain the nature of such change and the impact on how Customer is to receive the Services are provided.

6.6. Continuity and Replacement.

     (a) ALLIANCE-ONE shall provide personnel with suitable training, education, skill and other qualifications to perform the Services under each specific Work Order.

     (b) Upon any reasonable and lawful request by Customer based upon "cause" as that term is commonly understood in employment law, ALLIANCE-ONE shall promptly withdraw or replace any personnel who has been assigned to perform any Services, and in connection with such action, Customer shall not be liable to ALLIANCE-ONE (or any third party, including any personnel) for any employment termination costs arising therefrom.

7. SERVICE LEVELS, IMPROVEMENT AND CURRENCY

7.1. Failure to Perform Performance Standards. In the event ALLIANCE-ONE fails to meet any Performance Standard (a "Fault"), ALLIANCE-ONE shall promptly notify Customer of such failure and upon request by Customer, ALLIANCE-ONE shall: (a) perform a root cause analysis for such failure in order to identify the cause of such failure; (b) provide Customer with an explanation detailing the causes of, and a procedure for rapidly correcting, such failure; (c) advise Customer of the status of remedial efforts being undertaken with respect to such problems; (d) to the extent it is ALLIANCE-ONE's fault, correct the failure and begin meeting the Performance Standards; and (e) take appropriate preventive measures so that the Performance Standard failure and its underlying causes do not recur.

7.2. Technology Refresh Services.

     (a) Without limiting ALLIANCE-ONE's other obligations under the Set of Agreements, as part of the Services, ALLIANCE-ONE will exercise commercially reasonable efforts to realize efficiency enhancements to meet the Service Levels under the Set of Agreements.

     (b) In providing the Services to Customer, ALLIANCE-ONE will perform the following:

          (i) together with Customer, identify opportunities to implement new technology and business processes advantageous to Customer's business operations and ALLIANCE-ONE's and its Subcontractors' Service delivery operations;

          (ii) procure the attendance of appropriately senior personnel to meet with Customer periodically, at least once a year or whenever significant actual developments occur, in order to inform Customer of any new technology, business process methodology, or technology trends and directions that ALLIANCE-ONE is developing or is otherwise aware of that could reasonably be expected to have an impact on Customer's businesses and ALLIANCE-ONE's Service delivery.

     (c) ALLIANCE-ONE will make appropriate documentation, processes, procedures and, in accordance with Exhibit 1.3 - Change Management Procedures, the training available to Customer designed to position Customer's Personnel to accomplish sufficient knowledge retention is maintained within Customer throughout the Term in order to allow Customer to continuously understand its own processes, systems and applications.

7.3. Improved Technology and Knowledge Sharing.

     (a) The Parties acknowledge that Customer operates in a business environment characterized by constant change that directly affects the delivery of Services.

     (b) The Parties agree that:

          (i) Subject to the Change Management Procedures, the Services will be performed by ALLIANCE-ONE as necessary to meet Customer's business needs using industry standard technological advancements and improvements in the methods of delivering the Services; and

          (ii) ALLIANCE-ONE will, with Customer's prior approval in writing, implement such agreed technology evolutions and advancements in the provision of the Services.

     (c) ALLIANCE-ONE will support all of the technologies and methodologies which are identified in the Set of Agreements as of the applicable Service Commencement Date, will implement such new technologies and methodologies as are identified in the Set of Agreements, and will be proactive in identifying opportunities to implement new technologies and methodologies that will improve service and support at a reduced cost.

     (d) Upon Customer's approval in accordance with the Change Management Procedures and with the appropriate amendments to the Set of Agreements, ALLIANCE-ONE will implement such technology changes and methodologies.

     (e) At any time on written request from Customer, but at least once each year during the Term and the Termination Assistance Period, ALLIANCE-ONE will meet with Customer's service management team in order:

          (i) to provide an overview of how the systems ALLIANCE-ONE operates in connection with the provision of the Services work and are operated;

          (ii) to  explain  how  the  Services  are  provided;  and

          (iii) to discuss and agree on any updates that may be required, in particular with regard to Termination Assistance Services, as a result of changes to the Services.

     (f) In the event Customer requires ALLIANCE-ONE to provide any training and/or documentation during the Term, such reasonable services will be provided. Additional training and/or documentation will be provided pursuant to the Change Management Procedures.

7.4. Service Levels- Generally. As of the applicable Service Commencement Date, ALLIANCE-ONE will provide the Services to Customer in accordance with the Service Levels set out in Exhibit 7.4(a) - Service Levels and Service Level
Credits  and  the  applicable  Work  Order(s).

7.5. Service Level Default. There will be deemed to have been a Chronic or Significant Service Level Default which shall entitle Customer to terminate the Set of Agreements, in whole or in part, on the occurrence of any of the events set forth in Exhibit 7.4(a) - Service Levels and Service Level Credits (Matrix, Table III), provided that Customer provides notice of termination within a period of twelve (12) months after Customer has become aware of the event as set out therein, unless otherwise agreed upon in the remediation plan or the Change Management Procedures. Such termination will be considered a termination for cause as per Section 10.3 (Termination for Cause).

7.6. Monitoring and Service Level Review.

     (a) ALLIANCE-ONE will be responsible for implementing and operating the necessary measurement and monitoring tools and procedures required to measure and report its performance relative to the applicable Service Levels as approved by Customer. The Service Level measurement, monitoring and reporting process will all be subject to audit by Customer in accordance with Article 8 (Books, Records and Access).

     (b) As further set out in Exhibit 7.4(a) - Service Levels and Service Level Credits, Customer and ALLIANCE-ONE will periodically review the Service Levels during the Term and make changes in accordance with the mechanisms and parameters as set out therein.

7.7. Gain Share.

     (a) When Customer seeks to add additional blocks of business to the Set of Agreements, Customer will expect to participate in the benefits of any achieved additional productivity improvements that occur during the term and are subject to the process set forth in the Change Management Procedures.

     (b) ALLIANCE-ONE will make a minimum of one proposal in writing in each Contract Year during the Term to Customer that is designed to reduce Customer's costs which could include but not be limited to the following:

          (i) reduction  in  the  Charges;

          (ii) reduction  in  Pass-Through  Expenses;

          (iii) reduction  in  Customer's  retained  costs;

          (iv) reduction in Customer's current or planned consumption of the Services; and/or

          (v) other  new  services.

     (c) Each proposal submitted will contain:

          (i) the  scope  of  the  proposed  initiative;

          (ii) the  anticipated  benefits  of  the  initiative;

          (iii) an  overall  business  case;

          (iv) the plan for implementing the initiative including Customer and ALLIANCE-ONE responsibilities, major activities, schedules, risks and costs;

          (v) the mechanisms by which benefits to Customer will be measured; and

          (vi) where  applicable,  a  proposal  for:

               1)     funding the initiative; and

               2)     any associated risk/reward mechanisms.

7.8. Benchmarking. Customer shall have the right, at any time during the Term and at its cost, to benchmark any of the Services to ensure that the Services are competitive with respect to price, quality, service, performance standards, and technology, subject to not disclosing the terms of this Agreement to any third party and subject to the other confidentiality obligations in this Agreement. Customer shall consult with ALLIANCE-ONE in advance concerning the definition and specifications of each Service provided by ALLIANCE-ONE that Customer desires to subject to the benchmarking process. The Parties will follow the process described in Exhibit 7.8 - Benchmarking Process.

8. BOOKS, RECORDS AND ACCESS

8.1. Right to Information and Instructions. Customer will have the right at all times throughout the Term and the Termination Assistance Period to: (i) request any reasonable information from ALLIANCE-ONE regarding the Services; and (ii) issue instructions related to the Services consistent with this Agreement,

8.2. Copy of Written Agreement. This Agreement shall be retained as part of the official records of ALLIANCE-ONE and Customer for the duration of this Agreement plus seven years thereafter.

8.3. Books and Records. Whether in physical or electronic form, ALLIANCE-ONE shall establish and maintain facilities and procedures for the safekeeping of policy forms, check forms and facsimile signature imprinting devices, if any, and all other documents, reports, records, books, files, and other materials relative to this Agreement and all transactions between ALLIANCE-ONE, Customer, and each Contract Holder, which shall include the identity and addresses of each Contract Holder (collectively, "Books and Records"). Subject to the provisions of Section 10.13 (Return of Information and Books and Records after Termination), ALLIANCE-ONE shall maintain the Books and Records at its principal administrative office, for the duration of this Agreement and seven years thereafter (or the duration required under the Customer's document retention period as described in the Admin Guidelines, whichever is longer), and in accordance with prudent standards of insurance recordkeeping and as required by Applicable Law. Such period of time will be extended as to any Books and Records as to which Customer has notified ALLIANCE-ONE of the need to preserve such due to any court or regulatory order or pending litigation. Customer will promptly notify ALLIANCE-ONE when any such preservation order has expired.

8.4. Ownership of Books and Records. The Books and Records (excluding information confidential to ALLIANCE-ONE) shall be the sole property of Customer and such property shall be held by ALLIANCE-ONE, as agent, during the initial term of this Agreement, and renewal thereafter. All information furnished by Customer to ALLIANCE-ONE hereunder concerning Customer's customers, Contract Holders, Insureds, business practices, and internal affairs is confidential. ALLIANCE-ONE shall take all reasonable precautions to prevent the use of such information for a purpose unrelated to the administration of the Contracts. ALLIANCE-ONE shall not disclose such information directly, or indirectly, to any third party except to the extent that ALLIANCE-ONE is required by Applicable Law to make such disclosure or as authorized by the Customer.

8.5. Access  to  Books  and  Records.

     (a) Customer, and any Regulator, shall have full and free on-site access, during ordinary business hours, to review and audit the Books and Records, which shall be in a form usable by them. Customer and the Regulator shall keep confidential any ALLIANCE-ONE Confidential Information or trade secrets contained in the Books and Records, except that a Regulator may use such information in a proceeding instituted against Customer or ALLIANCE-ONE (in which event Customer shall cooperate with ALLIANCE-ONE's efforts to maintain such confidentiality).

     (b) Customer or its duly authorized internal or independent auditors have the right under this Agreement to perform on-site reviews and audits of the Books and Records directly pertaining to the Services in accordance with reasonable accounting practices and procedures. ALLIANCE-ONE shall reasonably accommodate such reviews and audits. If Customer or its auditors call upon ALLIANCE-ONE to go beyond its obligation to reasonably accommodate for such (meaning ordinary and customary hosting assistance and activities) and to materially assist with such reviews and audits (e.g., production of special reports, research, making copies of policy files, resorting of data associated with regular reports) then all specific tasks, reports or activities in furtherance of same are considered out of scope, and Customer shall approve, before the start of any such assistance commences, the estimated fees for such assistance. Those fees, and all of the costs and expenses of which ALLIANCE-ONE notified Customer incurred in connection with ALLIANCE-ONE's material assistance to such reviews and audits shall be on a Time and Materials Basis at the then-applicable Time and

     Material Rates. Provided, however, to the extent an inquiry by a Regulator requires support from ALLIANCE-ONE, then to the extent such inquiry was caused by ALLIANCE-ONE's performance, then to that extent ALLIANCE-ONE shall provide such support at no additional charge to Customer.

     (c) ALLIANCE-ONE shall make the Books and Records available to Customer and to the applicable Regulator as required by Applicable Law, including at such facilities of Customer as may be required by Applicable Law.

8.6. Advertising. To the extent the Services provide for ALLIANCE-ONE to distribute Customer's marketing materials, ALLIANCE-ONE may use only such advertising pertaining to the business underwritten by Customer as has been approved by Customer in advance of its use.

8.7. Additional Information. To the extent necessary to perform the Services, Customer shall, from time to time, provide ALLIANCE-ONE with current forms of the Contracts, prospectuses, applications, and other related documents, names and States of license of all insurance and/or broker-dealer Agents and representatives authorized to provide service to Contract Holders and certificate-holders of the Contracts.

8.8. Access to Customer Information. When necessary to ALLIANCE-ONE's performance of the Services, Customer will be provided access to certain ALLIANCE-ONE Software and Contract Holder Data used to provide the Services. Should it become necessary for ALLIANCE-ONE to incur additional license fees to provide this connectivity/access, these expenses will be passed-through to Customer in accordance with the Change Management Procedures.

8.9. Costs  of  Audit  Support.

     (a) ALLIANCE-ONE shall provide the access described in this Article 8 to Customer (including those of third party auditors and inspectors conducting the audit) at no additional charge to Customer. Provided, however to the extent the Books and Records are readily available to Customer and Customer nevertheless requests ALLIANCE-ONE's assistance instead, ALLIANCE-ONE may charge Customer on a reasonable time and materials basis for providing such access.

     (b) Customer will bear its own costs of any audit under Article 8 (Books, Records and Access) effected on its behalf. Provided, if Customer's audit reveals:

          (i) any overpayment of fees or overcharges to Customer (not compensated by a credit adjustment revealed in the same audit);

          (ii) Services  not  provided  for which Customer has been invoiced; or

          (iii) any other amounts or costs for which ALLIANCE-ONE is not entitled to be paid or reimbursed for which Customer has been invoiced, or any other breach of the Set of Agreements, Applicable Law, referred in i), ii) and iii) above a sum equal to Customer's own costs of the audit within twenty (20) days of receiving written invoice of those costs from Customer, then ALLIANCE-ONE shall reimburse Customer for the reasonable costs of such audit and shall promptly pay Customer the amounts previously paid in error.


8.10. Litigation/Regulatory Action. In addition to ALLIANCE-ONE's other obligations under this Section, if litigation arises or is threatened or there is an issue of regulatory compliance or there are grounds for litigation or regulatory compliance issues arising, which are known to ALLIANCE-ONE or its Affiliates, arising out of or in connection with the Set of Agreements or the provision of Services, ALLIANCE-ONE will immediately notify

Customer and, if requested by Customer, provide Customer immediate access to all such information and Personnel as Customer may reasonably require in order to enable Customer to assess Customer's and its Affiliates' potential liability, to defend the litigation or to achieve regulatory compliance. Provided, however, to the extent litigation or actions by a Regulator requires support from ALLIANCE-ONE, then to the extent such litigation or action was caused by ALLIANCE-ONE's performance, then to that extent ALLIANCE-ONE shall provide such support at no additional charge to Customer.

9. CONTRACT PAYMENTS AND COLLECTIONS

9.1. Effect of ALLIANCE-ONE's Receipt of Payments. The payment to ALLIANCE-ONE of any premiums or charges for insurance by or on behalf of a Contract Holder or Insured shall be deemed to have been received by Customer, and the payment of return premiums or claims by the Customer to ALLIANCE-ONE shall not be deemed payment to the Contract Holder, Insured, or other claimant until such payments are received by such Contract Holder, Insured or claimant.

9.2. Fiduciary Account. Customer will establish one or more accounts for collection of premiums and designate ALLIANCE-ONE as its Agent under such accounts to enable ALLIANCE-ONE to perform its obligations hereunder. ALLIANCE-ONE will hold in a fiduciary capacity all insurance charges or premiums collected by it on behalf of or for Customer with respect to Contract Holders or Insureds, and return premiums received from Customer. ALLIANCE-ONE shall comply with all applicable fiduciary account Applicable Laws. ALLIANCE-ONE will immediately (and in any event within fifteen (15) days) remit funds to the person or persons entitled thereto, or shall promptly (and in any event within fifteen (15) days) deposit them in a fiduciary account established and maintained by ALLIANCE-ONE in the name of Customer. ALLIANCE-ONE shall require the bank(s) in which such fiduciary account(s) is maintained to keep records clearly recording the deposits in and withdrawals from such account(s) on behalf of Customer. ALLIANCE-ONE shall promptly obtain and keep copies of all such records and, upon request of Customer, furnish Customer with copies of such records pertaining to deposits and withdrawals on behalf of or for Customer. ALLIANCE-ONE may make withdrawals from such account(s) for:

     (a) remittance  to  Customer  when  entitled  thereto;

     (b) transfer to and deposit in a claims paying account, with claims to be paid as provided in this Agreement; or,

     (c) remittance of return premiums to the person or persons entitled thereto.

9.3. Claims Account. Customer will establish one or more claims disbursement accounts. Customer shall fund and maintain a balance in these accounts necessary to sufficiently cover all claims disbursements it authorizes. ALLIANCE-ONE will be authorized by Customer to make withdrawals from this account for:

     (a) remittance to Customer when entitled thereto; or

     (b) authorized claim disbursements.

9.4. Form of Payments of Claims. All claims paid by ALLIANCE-ONE from funds collected on behalf of Customer shall be paid only on checks or drafts of and as authorized by Customer.

9.5. Records of Transactions. ALLIANCE-ONE shall maintain detailed books and records that reflect all administered transactions specifically in regard to premiums, premium taxes, Agent's commissions, administrator's fees, payments or contributions received and deposited and claims, policy loans and authorized expenses paid. The detailed preparation, journalizing, and posting of such Books and Records shall be made in accordance with the terms and conditions of this Agreement, and in accordance with ERISA, and to enable the

Customer to complete the National Association of Insurance Commissioners' annual financial statement and its financial statements prepared in accordance with Generally Accepted Accounting Principles (GAAP).

9.6. Records of Receipts. ALLIANCE-ONE shall maintain a cash receipts register of all premiums, payments, or contributions received. The minimum detail required in the register shall be: date received and deposited, the mode of payment, the policy number, name of policyholder and names of certificate-holders (if any) and individual premium amounts and Customer's sales Agent.

9.7. Records of Disbursements. The description of a disbursement shall be in sufficient detail to identify the source document substantiating the purpose of the disbursement, and shall include all of the following: (i) the check number;
(ii) the date of disbursement; (iii) the person to whom the disbursement was made; (iv) the amount disbursed; (v) ledger account number; (vi) the policy or account number; and (vii) address and/or alternate address of payee. If the amount disbursed does not agree with the amount billed or authorized, ALLIANCE-ONE shall prepare a written record as to the application for the disbursement. If the disbursement is for the earned administrative fee or commission, the disbursement shall be supported by evidential matter. The evidential matters must be referenced in the journal entry so that it may be traced for verification.

9.8. Monthly Accounting. ALLIANCE-ONE shall provide reports to Customer detailing all financial transactions under this Agreement on a monthly basis or on such other basis as mutually agreed to by the Parties. ALLIANCE-ONE will periodically render an accounting to the Customer detailing all transactions performed by ALLIANCE-ONE pertaining to the business underwritten by the Customer. ALLIANCE-ONE shall prepare and maintain monthly financial institution account reconciliations if such service is requested by Customer.

9.9. Currency. All transactions will be paid and reported in U.S. dollars. ALLIANCE-ONE is under no obligation to accept premium payments, fees and charges in any currency other than U.S. dollars.

10. TERM, TERMINATION AND RESTRUCTURING

10.1. Term of the Agreement and of Work Orders. Subject to termination as hereinafter provided:

     (a) This Agreement shall remain in effect for so long as there is at least one Work Order in effect.

     (b) Except as may otherwise be stated in a Work Order, each Work Order for Administration Services shall remain in force and effect for ten (10) years from the longer of: (i) the Effective Date (of this Agreement), and (ii) the effective date of the last Work Order for Administration Services, and thereafter shall automatically renew for successive one (1) year terms, unless either Party provides at least one (1) year advance written notice of termination.

     (c) Except as may otherwise be stated in a Work Order, each Work Order for Services other than for Administration Services shall remain in effect until fully performed.

10.2. Termination by Mutual Consent. This Agreement may be terminated or amended by mutual agreement of the Parties in writing at any time.

10.3. Termination for Cause.

     (a) If ALLIANCE-ONE defaults in the performance of any of its material obligations (or repeatedly defaults in the performance of any of its other obligations) under the Set of Agreements, and Customer gives to ALLIANCE-ONE notice of default specifying, in reasonable detail, the nature of the default, no later than sixty (60) days after Customer's learned of the default (or of the last default in case of repeated defaults), and such default is not cured within thirty (30) days after notice is received by ALLIANCE-ONE, then, without prejudice to any other remedies Customer may have, Customer may, upon further notice to ALLIANCE-ONE, such notice to be submitted within twelve (12) months after the end of the cure period, terminate the Set of Agreements in its sole discretion in whole or in part as of the date specified in such notice of termination.

     (b) If Customer fails to pay to ALLIANCE-ONE undisputed amounts due hereunder exceeding the greater of three (3) months' Charges or five hundred thousand dollars ($500,000.00) due to ALLIANCE-ONE and after ALLIANCE-ONE has given to Customer written notice of default no later than sixty (60) days after the due date of such undisputed amount, and such default is not cured within sixty (60) days after written notice received by Customer, and after ALLIANCE-ONE has given to Customer a second written notice of default no later than sixty (60) days after end of the first cure period, and Customer has not cured such default within sixty (60) days after Customer's receipt of the second written notice of default, then ALLIANCE-ONE may upon written notice of termination terminate the relevant Work Order as of the date specified in such notice of termination. For the avoidance of doubt, written notices provided by ALLIANCE-ONE pursuant to this Section and for which ALLIANCE-ONE intends to exercise the termination right as specified in this Section shall expressly state that if Customer fails to pay the designated undisputed amount, ALLIANCE-ONE does intend to exercise the termination right. A failure by Customer to hold and maintain any and all licenses and permits required in any state in the United States required by its issuance of the Contracts shall be considered an event of default for purpose of this Section 10.3.

10.4. For Convenience.

     (a) Unless otherwise specifically set forth in a Work Order or JAA that termination will not end with the Set of Agreements, Customer may at any time, subject to Customer's payment of the applicable termination for convenience fee, if any, as expressly designated in the applicable Work Order or JAA, terminate a Work Order, the entire Set of Agreements, in whole, but not in part, at its sole discretion for convenience upon ninety
     (90) days' written notice to ALLIANCE-ONE, and such a termination notice will not be considered a termination at an improper time.

     (b) In connection with an acquisition of one or more blocks of Contracts by Customer or an Affiliate of Customer, whereby the types of Contracts acquired by Customer or its Affiliate are administered by a third party vendor and are similar to the types of Contracts which are the subject of Administration Services hereunder and Customer seeks to combine with that other vendor administration of Contracts of a similar type, Customer may, subject to Customer's payment of an equitable portion of the applicable termination for convenience fee, if any, as expressly designated in the applicable Work Order or JAA, terminate the Work Order(s) for Administration Services for those Contracts hereunder to be consolidated with administration services with the other vendor, in whole or in part, at its sole discretion for convenience upon ninety (90) days' written notice to ALLIANCE-ONE, and such a termination notice will not be considered a termination at an improper time.

10.5. For Change of Control.

     (a) In the case of ALLIANCE-ONE, a Change of Control will be deemed to have occurred if after the Effective Date ALLIANCE-ONE comes under the control of an entity outside of the ALLIANCE-ONE Group, as of the Effective Date. In the case of Customer, a Change of Control will be deemed to have occurred if after the Effective Date Customer comes under the control of an entity other than one or more of its Affiliates as of the Effective Date. For this purpose, "control" will have the same meaning as in the definition of Affiliates.

     (b) In the event of a Change of Control of ALLIANCE-ONE whereby the acquiring entity is a direct competitor of Customer or the acquiring entity does not have an investment grade credit rating of at least "BBB" by Standard & Poor's or a "Baa2" by Moody's, Customer may terminate the Set of Agreements in whole in its sole discretion upon ninety (90) days' written notice to ALLIANCE-ONE.

     (c) In the event of a Change of Control of Customer, if ALLIANCE-ONE reasonably determines that Customer's financial position would materially deteriorate as a result of the acquiring entity(ies) of Customer being less financially sound than Customer, ALLIANCE-ONE shall promptly (but not later than thirty days from the date Customer first informs ALLIANCE-ONE of the identity of the acquirer(s) of Customer) inform
     Customer in writing of such determination and the basis for same. Upon receipt of such written notice, Customer and ALLIANCE-ONE shall confer in good faith regarding the financial soundness of Customer and its ability to continue performing under this Agreement.

10.6. Data Security Breach. In case of a material breach by ALLIANCE-ONE of any of its data protection and data security obligations relating to information governed by one or more consumer privacy or data protection laws (such breach a "Data Security Breach"), Customer may, at its sole discretion, upon notice with immediate effect terminate the Set of Agreements in whole or in part in accordance with Section 10.3 (Termination for Cause).

10.7. Chronic or Significant Service Level Defaults. In addition to any termination rights expressly stated elsewhere in the Set of Agreements relating to the event of a Chronic or Significant Service Level Default, Customer may terminate the Set of Agreements in whole or in part in its sole discretion upon ninety (90) days' written notice to ALLIANCE-ONE. In case of termination due to Chronic or Significant Service Level Defaults, ALLIANCE-ONE will bear the cost of knowledge transfer, to a satisfactory level, to the Customer and/or a successor of Customer.

10.8. [Intentionally  Left  Blank.]

10.9. Termination  in  Whole  or  in  Part.

     (a) For the purpose of this Section and any other provisions in the Set of Agreements providing rights to terminate, "termination in whole" will mean the termination of the entire Set of Agreements, and "termination in part" will mean the termination of any one or multiple related Work Orders or parts thereof relating to the portion of the Administration Services that were breached.

     (b) If one or more Work Orders under the Set of Agreement are terminated in part, then the Parties will negotiate in good faith to agree:

          (i) Upon what effect the termination will have upon the remaining Work Orders or remainder of a given Work Order in the event of partial termination of a given Work Order and how a fair and equitable adjustment of the Charges will be made to account for the changed scope or volume of Services being provided;

          (ii) If applicable to the circumstances, whether a fair and equitable reduction of any remaining Work Order's Termination Fee payable in the case of a full termination is justified reflecting the scope and extent of the remaining Services and the amount of the continuing Charges; and

          (iii) Upon the adjustments to be made to the Performance Standards, which may include additional activities to be performed by Customer (or other third party retained by Customer).

10.10. Services after Notice of Termination or Expiration.

     (a) Within six (6) months of Customer having given ALLIANCE-ONE notice of termination, Customer may extend the duration of the Termination Assistance Period for up to an additional twelve (12) months from the previously notified end date of the Termination Assistance Period, by notifying ALLIANCE-ONE of such extension in writing.

     (b) If this Agreement or a Work Order expires, and if Customer shall so request in writing, ALLIANCE-ONE shall provide additional Services consisting of providing additional information relating to how the Administration Services were performed by ALLIANCE-ONE, for up to a period of 12 months following such expiration, such Service to be provided in accordance with the terms of this Agreement and at the then-applicable fees and time and rates.

10.11. Termination Assistance.

     (a) Commencing:

          (i) twelve (12) months prior to the expiration of the Set of Agreements (whether expiration of the initial Term or of any extension), in whole or in part; or

          (ii) upon any notice of termination or non-renewal of the Set of Agreements regardless of reason for termination, in whole or in part, and continuing through the effective date of expiration, termination or cessation,

     ALLIANCE-ONE will provide to Customer and any third party successor, all necessary and reasonable assistance requested in writing by Customer to allow the Services to continue without interruption or adverse effect and to facilitate the orderly transfer of the Services to such successor. The provisions of Exhibit 10.11 - Termination Assistance Services shall apply during the Termination Assistance Period.

     (b) Commencing:

          (i) upon  expiration of the Set of Agreements, in whole or in part; or

          (ii) at Customer's option upon (1) any notice of termination or non-renewal of the Set of Agreements, in whole or in part; or (2) upon the end of the applicable notice period of termination of the Set of Agreements in whole or in part, regardless of reason,

     ALLIANCE-ONE will provide Termination Assistance for up to twenty-four (24) months, and if requested by Customer with three (3) month written notice to ALLIANCE-ONE, for additional six (6) months, (aa) in case of Section 10.11(b)(i) above from the expiration date and (bb) in case of Section 10.11(b)(ii) above from the end of the applicable notice period ("Termination Assistance Period").

     (c) It is understood that the terminated Set of Agreements, in whole or parts thereof, will cease to have effect, except as provided in Section
     22.17  (Survival),  at  the  end  of  the  Termination  Assistance  Period.

     (d) During the Termination Assistance Period, ALLIANCE-ONE will provide as part of the Services the Terminated Services, the Retained Services (if any) and the Termination Assistance Services as may be reasonably requested in writing by Customer. "Termination Assistance" will include:

          (i) the provision of Services (and any replacements thereof or substitutions therefore), to the extent Customer requests such Services; and

          (ii) the reasonable co-operation of ALLIANCE-ONE with Customer or another service provider designated by Customer in the transfer of the Services to Customer or to such other service provider.

     (e) The quality and level of performance during the termination process will not be degraded during the Termination Assistance Period. Payment for the Termination Assistance Services will be in accordance with time and materials rates in Article 11 (Fees and Expenses).

     (f) For the duration of the Termination Assistance Period the Parties will establish a multilevel executive steering committee to monitor the quality and level of performance and the progress of the transfer of the Services to any successor which will include monthly meetings with senior executives of the Parties.

     Customer and ALLIANCE-ONE, and if applicable, any third party successor, will monitor the overall transfer progress, review risk mitigation plans, define and review critical success factors, decide on suggested project changes and resolve any contract interpretation issues that cannot be resolved by the Parties' respective program managers. The executive steering committee will meet no less than once each calendar month during the Termination Assistance Period. Customer and ALLIANCE-ONE will ensure that in case of escalation respective members of the executive steering committee will be available to hold an extraordinary meeting as soon as is reasonably practicable. The decisions of the executive steering committee will be made by mutual agreement.

     (g) During the Termination Assistance Period, ALLIANCE-ONE will provide Customer, its Affiliates, and their third parties who are not competitors of ALLIANCE-ONE who have entered into confidentiality agreements with ALLIANCE-ONE, as necessary, with reasonable access to the hardware and software as reasonably requested in writing by Customer.

     (h) Where such Termination Assistance unreasonably interferes with ALLIANCE-ONE's ability to perform the Services, then upon notice from Customer, ALLIANCE-ONE will be granted by Customer Service Level relief against such affected Services.

     (i) Except as otherwise agreed to by the Parties, the applicable provisions of the Set of Agreements will remain in full force and effect during the Termination Assistance Period.

10.12. Effect of Termination. Termination of this Set of Agreements or any Work Order for any reason under this Section shall not affect (i) any liabilities or obligations of either Party arising before such termination or out of the events causing such termination; or (ii) any damages or other remedies to which a Party may be entitled under this Agreement or any Work Order, at Applicable Law or in equity, arising from any breaches of such liabilities or obligations. Subject to the Termination Assistance provision in Section 10.11 (Termination Assistance), termination of the Set of Agreements shall automatically terminate all Work Orders then in effect. In the event of termination of the Set of Agreements, Customer will pay for all Services rendered through the effective date of termination (including for work in progress) in accordance with the terms of the Set of Agreements.

10.13. Return of Information and Books and Records after Termination. Upon termination of a Work Order or this Agreement, Customer will return to ALLIANCE-ONE all documentation and information relating to its Facilities and Systems, Software Products, the ALLIANCE-ONE Confidential Information and any other similar or related materials confidential to ALLIANCE-ONE (and any copies thereof). Upon termination of a Work Order or this Agreement, ALLIANCE-ONE will return all of the data and files of Customer, including its Books and Records which includes the Customer Contract Holder Data. Customer agrees to allow ALLIANCE-ONE reasonable access to, including the right to make copies of, all such returned materials in the event such access is requested by ALLIANCE-ONE for any reasonable and legitimate purpose, including, but not limited to, as a result of any administrative or regulatory request or action, litigation or any similar proceeding.

10.14. Ongoing Business Divestitures, Acquisitions and Restructurings. From time to time, Customer has, and intends to, acquire, divest or restructure its businesses (or parts of its businesses). ALLIANCE-ONE will perform the Services set out in this Section in connection with such business divestitures, acquisitions and restructurings if requested by Customer. Requests for such additional Services will be dealt with through specific ad hoc Work Orders agreed to by the Parties.

10.15. Business Divestitures. As agreed in accordance with the Change Management Procedures, ALLIANCE-ONE's responsibilities include:

     (a) assisting Customer in planning, preparing and implementing any transition or changes related to the Services as a result of a divestiture, taking into account the reduced economies of scale and potential impact on the Unit Rate(s) as applicable, associated with the Services. Changes to the Set of Agreements will be dealt with in accordance with the Change Control Process set out in Exhibit 1.3(c) - Change Management Procedures;

     (b) where Customer has an existing commitment to provide related services to a divested business, providing the required services on behalf of Customer, as long as required by Customer. Such related services will not include the provision of Services by ALLIANCE-ONE to the Divested Entity as set out in Section 22.2 (Transfer);

     (c) performing  increased  data  and  physical  security  as  required; and

     (d) performing  increased  Business  Continuity  planning.

10.16. Business Acquisitions. As agreed in accordance with the Change Management Procedures, ALLIANCE-ONE's responsibilities include:

     (a) assisting Customer in planning, preparing and implementing any transition or changes related to the Services as a result of an acquisition;

     (b) analyzing the acquired business' (or to-be-acquired business') current services and the impacts to the acquired business and Customer;

     (c) taking into account economies of scale and other synergies between the acquired business and Customer, and striving to reduce the per unit Charges associated with the Services;

     (d) performing  increased  data  and  physical  security  as  required;

     (e) as agreed, providing temporary staffing to ensure uninterrupted services for both Customer and the target entity; and

     (f) providing assistance to improve Customer's Business Continuity planning.

10.17. Business Restructurings. As agreed in accordance with the Change Management Procedures, ALLIANCE-ONE's responsibilities include:

     (a) assisting Customer in planning, preparing and implementing any transition or changes related to the Services as a result of a restructuring; and

     (b) assisting Customer with the provision of any information, or access to Customer Affected Personnel as may be required to assist with the restructuring.

11. FEES AND EXPENSES

11.1. Estimates. If ALLIANCE-ONE provides Customer with an estimate of the cost or timeframe for any services to be provided by ALLIANCE-ONE, the estimate will be made in good faith based on the information known to ALLIANCE-ONE at the time of the estimate. However, ALLIANCE-ONE does not warrant or promise that estimates will be accurate, and estimates are not intended as price or performance guarantees, except as otherwise agreed in accordance with the Change Management Procedures.

11.2. Fees.

     (a) During the Term of this Agreement, Customer shall pay to ALLIANCE-ONE upon receipt of ALLIANCE-ONE's statement the fees and charges ("Charges") in the amounts as set out in the Exhibits and Work Orders attached hereto. ALLIANCE-ONE shall not receive commissions, fees, or charges contingent upon savings obtained in the adjustment, settlement and payment of losses covered by the Customer's obligations, but ALLIANCE-ONE may receive compensation based on premiums or charges collected or the number of claims paid or processed. ALLIANCE-ONE shall not receive from Customer or any covered individual or under a Contract any compensation or other payments except as expressly set forth in this Agreement. Additional information concerning the Charges and financial provisions are set forth in Exhibit
     11.2  -  Pricing  and  Financial  Provisions.

     (b) Set forth in Exhibit 11.2 - Pricing and Financial Provisions is the rate card with the time and materials rates that shall remain in effect for the Term of the Set of Agreements.

11.3. Reimbursable Expenses. In addition to all other specified fees and charges herein, the Customer will reimburse ALLIANCE-ONE for expenditures for items such as those defined in Exhibit 11.2 - Pricing and Financial Provisions as Reimbursable Expenses. ALLIANCE-ONE shall endeavor to promptly present Customer with all reimbursable expense invoices.

11.4. Good Faith Dispute as to Charges or Fees. If Customer, in good faith, disputes any amount on an invoice, it shall pay the undisputed portion of the invoice and will be entitled to withhold the disputed portion pending resolution of the matter. If Customer withholds disputed amounts, Customer shall use reasonable efforts to provide written notice to ALLIANCE-ONE within ten (10) Business Days after discovery by Customer of the nature of the dispute. Upon resolution of the dispute, Customer shall pay any amounts then owing within twenty-one (21) Business Days of resolution. If the dispute is not informally resolved pursuant to Article 14 (Informal Dispute Resolution) within 60 Business Days after receipt by ALLIANCE-ONE of notice impasse of the dispute, the Parties may proceed with litigation.

11.5. Payment Terms. ALLIANCE-ONE will invoice the Customer monthly, within fifteen (15) calendar days of the month's end and Customer is deemed to have received the invoice five (5) days after invoice mailing, for all charges incurred by the Customer under this Agreement, and payment will be due upon receipt of the invoice. If any undisputed portion of an invoice is not paid within sixty (60) days of receipt by the Customer, the Customer will pay ALLIANCE-ONE interest on the amount due, beginning forty five (45) days after the invoice is mailed by ALLIANCE-ONE, at a rate of 1.5% per month, or the highest rate permitted by Applicable Law if that is less. However, the charging of interest is not a consent to late payment. Customer will reimburse ALLIANCE-ONE for any costs or attorney fees reasonably incurred by ALLIANCE-ONE to collect overdue amounts. Neither the failure of ALLIANCE-ONE to deliver an invoice for charges incurred hereunder nor any error in the amount billed by ALLIANCE-ONE for such charges shall constitute a waiver by ALLIANCE-ONE of the Customer's obligations to pay such charges. Customer shall pay the undisputed portion of all invoices when due. Such late charges will not apply to disputed amounts until thirty (30) days after the dispute is resolved.

11.6. Taxes. Except for income or other taxes levied on ALLIANCE-ONE's net income, Customer shall pay or reimburse ALLIANCE-ONE for all taxes and assessments levied by each taxing authority having jurisdiction over Customer, based on the amount of payments made under the Set of Agreements. All taxes payable by Customer hereunder shall become due when billed by ALLIANCE-ONE to Customer, or when assessed, levied or billed by the appropriate taxing authority, even though such billing shall occur subsequent to expiration or termination of this Agreement.

11.7. CPI Escalation. As provided in a Work Order, beginning the first anniversary after the effective date of a given Work Order, the rates and charges set forth in the applicable Work Order shall be increased effective as of that anniversary and each anniversary thereafter by an amount equal to the percentage increase in the Consumer Price Index for all Urban Consumers (Professional Services) ("CPI"), published by the United States Bureau of Labor Statistics, from the immediately preceding calendar year times the rates and charges in effect for the immediately preceding calendar year.

11.8. Right of Set-Off.

     (a) With respect to any amount that:

          (i) should  be  reimbursed  to  Customer;  or

          (ii) is otherwise payable to Customer pursuant to the Set of Agreements,

     Customer may deduct the entire amount owed to Customer against the Charges otherwise payable or against the expenses owed to ALLIANCE-ONE under the Set of Agreements.

     (b) The Parties agree that any amount due under a specific Work Order will be set-off against amounts claimed under the same Work Order until such amounts claimed are exhausted in which case the amounts can be set off against the amounts claimed in the rest of the Set of Agreements.

11.9. Unused Credits. Any unused credits against future payments owed to either Party by the other pursuant to the Set of Agreements will be paid to the applicable Party within thirty (30) days of the earlier of the expiration or termination of the Set of Agreements.

12. REPRESENTATIONS, WARRANTIES AND COVENANTS OF ALLIANCE-ONE

12.1. Corporate Existence. ALLIANCE-ONE represents and warrants to Customer that ALLIANCE-ONE is a corporation duly organized and existing and in good standing under the laws of the State of Delaware, with the power to own all of its properties and assets and to carry on its business as it is presently being conducted.

12.2. Corporate Capacity. ALLIANCE-ONE represents and warrants to Customer that ALLIANCE-ONE is empowered under Applicable Laws and by its charter and bylaws to enter into and perform the services contemplated in this Agreement.

12.3. Corporate Authority. ALLIANCE-ONE represents and warrants to Customer that all requisite corporate proceedings have been taken to authorize ALLIANCE-ONE to enter into and perform the services contemplated in this Agreement, and that it is not required to obtain the consent of any Party, including the consent of any Party to any contract to which it is a Party, in connection with the execution of this Agreement and the performance of the Services.

12.4. Valid and Binding Obligation. This Agreement constitutes a valid and binding obligation, enforceable in accordance with its terms, except as enforceability is limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Law affecting creditors' rights generally, or (ii) general principles of equity, whether considered in a proceeding of equity or at Applicable Law.

12.5. Legal Compliance. ALLIANCE-ONE covenants to Customer that ALLIANCE-ONE has and will continue to comply with all Applicable Laws with respect to its role as a third party administrator ("TPA") as that term is defined under the various state Applicable Laws regulating the activities of TPAs. At all times during the term of this Agreement, ALLIANCE-ONE shall hold and maintain any and all licenses and permits required in any state in the United States to perform the Services. Failure to maintain any such state license may constitute a termination for cause event as described in 10.3 (Termination for Cause) hereunder.

12.6. Background Checks. As of the date of the execution of this Agreement, ALLIANCE-ONE covenants to Customer that it has completed an appropriate background investigation to verify that each ALLIANCE-ONE employee (or subcontractor) performing Services for Customer (a) has all necessary certification and documentation, including any work authorization documents, to confirm that the ALLIANCE-ONE employee (or subcontractor, if applicable) is working within the United States and abroad in accordance with all relevant employment and immigration Applicable Laws; (b) is not on any list of prohibited persons or entities that is maintained and administered by the U.S. Treasury Department's Office of Foreign Assets Control, as amended from time to time; and
(c)  has not been convicted of a felony involving dishonesty or breach of trust.

12.7. Litigation. As of the date of its execution of this Agreement, ALLIANCE-ONE represents to Customer that to the best of its knowledge (a) there is no litigation pending or, threatened by, against or affecting ALLIANCE-ONE or any of its properties or assets that, individually or in the aggregate, would materially impair the ability of ALLIANCE-ONE to perform its obligations under this Agreement, or would have or result in a material adverse effect, upon its performance under the Set of Agreements without regard to whether the defense of or liability in respect of the litigation is covered by policies of insurance or any indemnity, contribution, cost sharing or similar agreement or arrangement by or with any other person and (b) there are no outstanding orders, judgments, decrees or injunctions issued by any governmental authority against ALLIANCE-ONE in any way affecting its business that, individually or in the aggregate, would materially impair the ability of ALLIANCE-ONE to perform its obligations under the Set of Agreements. ALLIANCE-ONE further covenants that it will immediately notify Customer upon notice to ALLIANCE-ONE of any litigation described in subsection (a) of this Section or outstanding orders, judgments, decrees or injunctions issued by any governmental authority against ALLIANCE-ONE as described in subsection (b) of this Section.

12.8. Non-Infringement.  ALLIANCE-ONE  represents  and  warrants  that:

     (a) There are no threatened or actual claims or suits in connection with U.S. patents and U.S. trademarks, and, to the best of its knowledge, there are no threatened or actual claims or suits in connection with any worldwide patents or other intellectual property matters that would materially adversely affect ALLIANCE-ONE's ability to perform its obligations under this Agreement;

     (b) ALLIANCE-ONE will perform its responsibilities under the Agreement in a manner that does not infringe any intellectual property rights of Customer, Customer Affiliates or any third party;

     (c) ALLIANCE-ONE is the owner of, or is authorized to use or provide, all Facilities and Systems and Software Product and third-party materials used and to be used in connection with the performance of its obligations under the Set of Agreements; and

     (d) The warranties under this Section do not apply to intellectual property provided by Customer or its Affiliates for use by ALLIANCE-ONE in performing the Services contemplated in this Agreement.

12.9. Additional ALLIANCE-ONE Covenants.

     (a) ALLIANCE-ONE Covenants to Customer that:

          (i) it will not intentionally insert any malware (including but not limited to viruses, trojans, spyware, etc.) into any deliverables or other materials provided by ALLIANCE-ONE in conjunction with the Services or in any Customer Software or other systems;

          (ii) it will not intentionally insert any code that would have the effect of disabling or otherwise shutting down all or any portion of Customer's Software or Customer's other systems and Software into any deliverables or other materials provided by ALLIANCE-ONE in conjunction with the Services or in any Customer Software or other systems;

          (iii) it will use reasonable efforts, including using frequently updated virus detection and correction Software, to reduce the likelihood that any malware (including but not limited to viruses, trojans, spyware, etc.) is introduced into any Software or Customer's other systems;

     (b) Further, ALLIANCE-ONE covenants to Customer that:

          (i) If malware (including but not limited to viruses, trojans, spyware, etc.) is introduced into ALLIANCE-ONE Software, ALLIANCE-ONE Third Party Software, Customer Software, Customer Third Party Software or other Customer systems in the course of the Service provision or by any person to whom ALLIANCE-ONE has provided access to such ALLIANCE-ONE Software, ALLIANCE-ONE Third Party Software, Customer Software, Customer Third Party Software or other Customer systems, ALLIANCE-ONE will provide all assistance requested by Customer to remove such malware and will provide all necessary assistance to minimize the impact of such malware. In this case, ALLIANCE-ONE will be liable for loss of Customer Data or records to the extent such loss is caused by the willful or negligent introduction of such malware into ALLIANCE-ONE Software, ALLIANCE-ONE Third Party Software, Customer Software, Customer Third Party Software or other Customer systems by ALLIANCE-ONE or any person, other than Customer or Customer Affiliates, to whom ALLIANCE-ONE has provided access to such ALLIANCE-ONE Software, ALLIANCE-ONE Third Party Software, Customer Software, Customer Third Party Software or other Customer systems.

          (ii) It will provide such assistance as is reasonably requested by Customer as a result of, or in furtherance of any investigation of, any breach of security in any Customer system to the extent relating to ALLIANCE-ONE Software or ALLIANCE-ONE Third Party Software.

          (iii) If at any time the licensor of any third party Software invokes or threatens to invoke any disabling code in third party Software licensed to ALLIANCE-ONE, the invocation of which could adversely affect ALLIANCE-ONE's ability to provide the Services, ALLIANCE-ONE will promptly provide written notice of such invocation or threatened invocation to Customer and use commercially reasonable efforts to preclude such action on the part of such licensor;

12.10. Disclaimer. THE WARRANTIES STATED IN THE SET OF AGREEMENTS ARE IN LIEU OF ALL IMPLIED WARRANTIES AND ALLIANCE-ONE DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING THE WARRANTIES OF MERCHANTABILITY, FITNESS, AND FITNESS FOR A PARTICULAR PURPOSE.

12.11. Disclaimer of Responsibility. ALLIANCE-ONE shall have no responsibility or liability and Customer shall continue to be at all times solely responsible for any of the following:

     (a) Determining all coverage and benefits, premium rates, underwriting criteria, identification of and interpretation of applicable insurance and other administration Applicable Laws, adjudication of claims and claims payment procedures applicable to the insurance Contracts, and for securing reinsurance, if any.

     (b) Non-compliance with the Performance Levels in Exhibit 7.4(a) - Service Levels and Service Level Credits due to a decision by Customer or a Customer subsidiary or Affiliate, provided such decision and the consequences of such decision are documented in writing.

     (c) Customer's or its subsidiaries or Affiliates' underwriting decisions, claims decisions, claim payment decisions, or claim recovery decisions.

     (d) Insurance  risk  or  liability  relating  to  any  of  the  insurance
     Contracts.

     (e) Failure of Customer to fulfill all lawful obligations with respect to Contracts affected by this Agreement, regardless of any dispute between Customer and ALLIANCE-ONE.

     (f) Any prospectuses, advertisements and other solicitation materials, training programs and materials, insurance Contracts, amendments, endorsements and other forms provided by, used by or required by Customer.

     (g) the accuracy and completeness of the Customer Content, Contract Holder Data and all other data and information provided by Customer; (b) any errors in and with respect to data obtained from ALLIANCE-ONE caused by inaccurate or incomplete Customer Content, Contract Holder Data or data provided by Customer, or (c) accuracy and completeness of Customer's policies and procedures or business rules provided to ALLIANCE-ONE.

13. REPRESENTATIONS, WARRANTIES AND COVENANTS OF CUSTOMER

13.1. Corporate Existence. Customer represents and warrants to ALLIANCE-ONE that the Customer is a corporation duly organized and existing and in good standing under the laws of the State of Nebraska, with the power to own all of its properties and assets and to carry on its business as it is presently being conducted.

13.2. Corporate Capacity. Customer represents and warrants to ALLIANCE-ONE that the Customer is empowered under the Applicable Laws and by its charter and bylaws to enter into and perform this Agreement.

13.3. Corporate Authority. Customer represents and warrants to ALLIANCE-ONE that all requisite corporate proceedings have been taken to authorize the Customer to enter into and perform this Agreement, and that it is not required to obtain the consent of any Party, including the consent of any Party to any contract to which it is a Party, in connection with the execution of this Agreement and the performance of the Services.

13.4. Valid and Binding Obligation. This Agreement constitutes its valid and binding obligation, enforceable in accordance with its terms, except as enforceability is limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Law affecting creditors' rights generally, or (ii) general principles of equity, whether considered in a proceeding of equity or at Applicable Law.

13.5. Litigation. As of the date of its execution of this Agreement, Customer represents to ALLIANCE-ONE that to the best of its knowledge (a) there is no litigation pending or, threatened by, against or affecting Customer or any of its Affiliates or properties or assets that, individually or in the aggregate, would materially impair the ability of Customer to perform its obligations under this Agreement, or would have or result in a material adverse effect, upon its performance under the Set of Agreements without regard to whether the defense of or liability in respect of the litigation is covered by policies of insurance or any indemnity, contribution, cost sharing or similar agreement or arrangement by or with any other person and (b) there are no outstanding orders, judgments, decrees or injunctions issued by any governmental authority against Customer in any way affecting its business that, individually or in the aggregate, would materially impair the ability of Customer to perform its obligations under the Set of Agreements. Customer further covenants that it will immediately notify ALLIANCE-ONE upon notice to Customer of any litigation described in subsection
(a) of this Section or outstanding orders, judgments, decrees or injunctions issued by any governmental authority against Customer as described in subsection
(b)  of  this  Section.

13.6. Legal Compliance. To the extent the failure to do so could adversely affect ALLIANCE-ONE or its ability to perform the Services under the Set of Agreements, Customer covenants to ALLIANCE-ONE that Customer will comply with all Applicable Laws with respect to its role as an insurance company as that term is defined under the various state Applicable Laws regulating the activities of insurance companies.

13.7. Non-Infringement. Customer represents and warrants that there are no threatened or actual claims or suits in connection with U.S. patents and U.S. trademarks, and, to the best of its knowledge, there are no threatened or actual claims or suits in connection with any worldwide patents or other intellectual property matters that would materially adversely affect Customer's ability to perform its obligations under this Agreement. The warranties under this Section do not apply to intellectual property provided by ALLIANCE-ONE or its Affiliates for use by Customer, including the Software Product and Facilities and Systems.

13.8. Disclaimer. THE WARRANTIES STATED IN THE SET OF AGREEMENTS ARE IN LIEU OF ALL OTHER IMPLIED WARRANTIES, AND CUSTOMER DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING THE WARRANTIES OF MERCHANTABILITY, FITNESS, AND FITNESS FOR A PARTICULAR PURPOSE.

14. INFORMAL DISPUTE RESOLUTION

14.1. Disputes. Customer is responsible to Contract Holders for fulfilling all lawful obligations with respect to the Contracts regardless of any dispute between Customer and ALLIANCE-ONE. ALLIANCE-ONE shall not impair Customer's ability to fulfill Customer's responsibility to Contract Holders.

14.2. Process.

     (a) In the event that there is a dispute between the Parties regarding matters arising while this Agreement is in effect, the Parties shall adhere to the following internal escalation procedures within ALLIANCE-ONE and Customer prior to proceeding with a legal proceeding in order to expeditiously resolve any problems: (i) one individual who is authorized to speak for each Party will be nominated and will attempt to resolve the problem and (ii) if these individuals do not reach a resolution within five
     (5) Business Days after referral of the problem, or otherwise determine in good faith that resolution through continued discussions by them does not appear likely, the matter will be escalated within twenty (20) Business Days thereafter to the appropriate members of the Parties who have management responsibility and may be augmented by additional personnel from each Party for immediate resolution.

     (b) During the course of negotiations, the Parties shall honor all reasonable requests made by one Party to the other for non-privileged information, reasonably related to the dispute, in order that each of the Parties may be fully advised of the other's position.

     (c) The Parties, at their discretion, shall determine the specific format for the discussions, which may include the preparation of agreed upon statements of fact or written statements of position.

     (d) This dispute resolution process is discretionary where the dispute between the Parties involves a third party initiated claim.

14.3. Subsequent Proceedings. Proposals for resolution made during the informal proceedings described in Article 14 (Informal Dispute Resolution) between the Parties are settlement discussions only and are privileged, confidential and without prejudice to a Party's legal position in any formal proceedings.

14.4. Continuity of Services. In the event of a dispute between Customer and ALLIANCE-ONE and at the exclusive option of Customer, ALLIANCE-ONE shall continue to perform its obligations, including without limitation the Services, under this Agreement in good faith during the resolution of such dispute unless and until this Agreement is terminated.

14.5. Change Procedures Dispute.

     (a) The provisions of this Section shall be read to supplement, not supersede, the provisions above and are intended to govern a specific category of disputes relating to Administration Services where there is urgency to resolving the dispute so that Customer may remain in compliance with Applicable Law and current industry practices. With respect to changes to the Admin Guidelines to remain compliant with (i) Applicable Law in accordance with Customer's reasonable interpretations thereof, on Customer's initiative, as provided in writing by an authorized officer of Customer; (ii) prudent business standards for detecting and preventing fraud; (iii) prudent internal controls; (iv) general industry standards;
     (v) the terms and conditions of the Contracts provided by Customer to ALLIANCE-ONE; (vi) the terms and conditions of applicable reinsurance agreements that are provided by Customer to ALLIANCE-ONE; and (vii) those policies, processes, work flows, interpretations of applicable laws and regulations, unique to administering the Contracts as may be reasonably specified in writing by Customer in accordance with the Set of Agreements, if Customer determines that all of the material issues relating to such a change (a "Change Procedures Dispute") are not likely to be resolved in time for the changes to be developed and implemented prior to the effective date of such change in the case of a change in the Applicable

     Law, or within a reasonable time after such change was requested by Customer, then Customer may notify ALLIANCE-ONE that ALLIANCE-ONE and Customer have fifteen (15) Business Days to conclude the Change Procedures Dispute from one of the following alternatives:

          (i) The Parties agree in writing as to all material details of the Change Procedures Dispute.

          (ii) ALLIANCE-ONE committing to Customer in writing to implement the changes required to perform the Services hereunder in accordance with
          (a)(i)-(vii) above as reasonably interpreted by Customer and such written commitment includes an estimate of the charges to complete such tasks as reasonably allocated to Customer, subject to Customer agreeing in writing to pay ALLIANCE-ONE all undisputed amounts and paying ALLIANCE-ONE fifty percent (50%) of the disputed elements of the estimated charge. ALLIANCE-ONE shall develop and implement such changes within the required time in the case of changes in Applicable Law and within a reasonable time, as reasonably stated by Customer in the written notice provided to ALLIANCE-ONE under this Section in the case of other changes. The Parties will diligently pursue timely resolution of such Change Procedures Dispute. ALLIANCE-ONE shall invoice Customer monthly for the portion of the costs incurred by ALLIANCE-ONE, as reasonably allocated by ALLIANCE-ONE, taking into account the benefit received by ALLIANCE-ONE's other customers. Customer shall promptly pay such amounts which are not disputed in good faith. For any amounts disputed by Customer, the provisions of
          Section 14.2 (Process) above shall govern. Neither Party's rights to recover amounts paid or amounts owing under this Section shall be prejudiced by compliance with this Section.

     (b) Dispute resolution: If a dispute concerning the matters addressed in this Section cannot be resolved, the dispute shall proceed through the Expedited Dispute Procedure outlined in Exhibit 14.5 - Expedited Dispute Procedures.

15. INDEMNIFICATION AND OTHER EXPRESS REMEDIES.

15.1. Indemnification of Customer.

     (a) Customer shall not be responsible for, and ALLIANCE-ONE shall indemnify and hold Customer harmless from and against, any and all reasonable costs, expenses, losses, damages, charges, counsel fees, payments, and liability which may be asserted against Customer by an unaffiliated third party, or for which Customer may be held liable, arising out of or attributable to:

          (i) ALLIANCE-ONE's willful misconduct or Gross Negligence with regard to its provision of the Services; or which arise out of the breach of any representation and warranty provided by ALLIANCE-ONE in Article 12 (Representations, Warranties and Covenants of ALLIANCE-ONE) or in any Work Order; or breach by ALLIANCE-ONE of its obligations in Section
          18.2  (Customer  Personal  Information)  hereof;

          (ii) All claims or actions by an ALLIANCE-ONE subcontractor arising out of ALLIANCE-ONE's breach or violation of its subcontracting arrangements, including claims for payments from same;

          (iii) Any claim, demand, charge, action, cause of action or other proceeding asserted against Customer but resulting from an act or omission of ALLIANCE-ONE in its capacity as an employer of a person;

          (iv) Fines, penalties and interest paid to a governmental authority arising out of ALLIANCE-ONE's breach of its obligations under Sections 5.2(a), 5.4 and 5.5.

     (b) ALLIANCE-ONE shall indemnify, defend and hold harmless the Customer from and against any and all losses incurred by Customer as a result of a claim relating to any actual or alleged infringement or

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


     misappropriation of any Intellectual Property Rights of a third party relating to (i) the Services, (ii) the ALLIANCE-ONE materials utilized by ALLIANCE-ONE in providing the Services, and (iii) use by Customer of any ALLIANCE-ONE Proprietary Materials or other materials provided by ALLIANCE-ONE to Customer pursuant to the Set of Agreements for use by Customer ((i) - (iii) collectively referred to as "Covered IP"), including any claims alleging or establishing that Customer's permitted use under the Set of Agreements of the Covered IP infringes or misappropriates any Intellectual Property Rights of a third party. ALLIANCE-ONE's indemnification obligations under this Agreement shall not extend to any claims:

          (i) resulting from, or relating to compliance by ALLIANCE-ONE with written specifications or written instructions supplied by Customer.

          (ii) resulting  from,  or  relating  to modifications made by Customer
          (its Affiliates) to the Covered IP or use of the Covered IP not expressly authorized by the Set of Agreements; or

          (iii) based on or caused by Customer Proprietary Materials infringing the Intellectual Property Rights of a third party.

     (c) In addition to other rights provided to Customer in (b) above, with respect to an infringing item, ALLIANCE-ONE shall, at its discretion:

          (i) procure for Customer the right to continue using such infringing item; or

          (ii) replace or modify such infringing item to make its use non-infringing while providing substantially the same functionality; or

          (iii) perform the Services relating to the infringing item in a way that does not require use of the infringing item or any material change in the nature of the Services provided by ALLIANCE-ONE. If none of options (i) through (iii) are commercially reasonable, ALLIANCE-ONE's obligation to provide the infringing Service will be terminated and the charges or fees will be equitably adjusted to reflect that removal.

15.2. Indemnification of ALLIANCE-ONE.

     (a) ALLIANCE-ONE shall not be responsible for, and the Customer shall indemnify and hold ALLIANCE-ONE harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees, payments, and liability which may be asserted against ALLIANCE-ONE by an unaffiliated third party, or for which it may be held liable, arising out of or attributable to:

          (i) Any claims by third parties related to ALLIANCE-ONE's administration of the Contracts based upon actions taken by ALLIANCE-ONE in compliance with the terms of this Agreement;

          (ii) Any failure by the Customer to inform ALLIANCE-ONE of changes to the Applicable Laws affecting ALLIANCE-ONE's administration of the Contracts that causes legal or regulatory actions to be taken against ALLIANCE-ONE;

          (iii) Customer's: (aa) failure to safeguard the codes and/or passwords, if any, provided by ALLIANCE-ONE to access the Facilities and Systems or Software Products; (bb) failure to implement and maintain procedures designed to safeguard ALLIANCE-ONE Confidential Information and trade secrets obtained under this Agreement; or (ccc) wrongful use of ALLIANCE-ONE Confidential Information or trade secrets obtained under this Agreement;

          (iv) Fines, penalties and interest paid to a governmental authority arising out of Customer's breach of its obligations under Section 5.2(a) or 5.4.


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          (v) Customer's  willful  misconduct or Gross Negligence or which arise out  of  the  breach  of any representation or warranty of CUSTOMER in
          Section  13.

     (b) Customer shall indemnify, defend and hold harmless ALLIANCE-ONE from and against any and all losses incurred by ALLIANCE-ONE as a result of a claim relating to any actual or alleged infringement or misappropriation of any Intellectual Property Rights of a third party relating to Customer Proprietary Materials or other materials provided by Customer to ALLIANCE-ONE pursuant to the Set of Agreements for use by ALLIANCE-ONE ("Customer Covered IP"), including any claims alleging or establishing that ALLIANCE-ONE's permitted use under the Set of Agreements of the Customer Covered IP infringes or misappropriates any Intellectual Property Rights of a third party. Customer's indemnification obligations under this Agreement shall not extend to any claims:

          (i) resulting from, or relating to modifications made by ALLIANCE-ONE (its Affiliates) to the Customer Covered IP or use of the Customer Covered IP not expressly authorized by the Set of Agreements; or

          (ii) based on or caused by ALLIANCE-ONE Proprietary Materials infringing the Intellectual Property Rights of a third party.

     (c) In addition to other rights provided to ALLIANCE-ONE in (b) above, with respect to an infringing item, Customer shall, at its discretion:

          (i) procure for ALLIANCE-ONE the right to continue using such infringing item; or

          (ii) replace or modify such infringing item to make its use non-infringing while providing substantially the same functionality; or

          (iii) utilize the Services relating to the infringing item in a way that does not require use of the infringing item or any material change in the nature of the Services provided.

15.3. Additional Indemnifications. Each Party will indemnify, defend and hold harmless the other, and the other's respective Affiliates, officers, directors, employees, agents, successors, and assigns, against:

     (a) any claim, demand, charge, action, cause of action, or other proceeding asserted against such person arising out of the death or bodily injury of any person caused by the wrongful conduct of the indemnifying Party;

     (b) any claim, demand, charge, action, cause of action, or other proceeding asserted against such person arising out of the damage, loss or destruction of any real or tangible personal property caused by the wrongful conduct of the indemnifying Party; and

     (c) any claim, demand, charge, action, cause of action, or other proceeding asserted against the other Party but resulting from an act or omission of the indemnifying Party or Subcontractor in its or its Subcontractor's capacity as an employer of a person.

15.4. Indemnification Procedures.

     (a) The Parties' obligations under this Section are subject to the indemnified Party following the procedures set out hereafter:

          (i) The indemnified Party will promptly notify the indemnifying Party in writing of a claim covered by this Section;


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

          (ii) Subject to first confirming in writing to the indemnified Party its obligation to fully indemnify the indemnified Party for the matter involved, the indemnifying Party will be entitled to take sole control of the Defense and investigation of the claim (collectively the "Defense") at its own expense, and to use attorneys of its choice, by providing prompt written notice to the indemnified Party. The indemnifying Party will not be liable to the indemnified party for any Defense costs incurred after such notice, except for Defense costs incurred at the indemnifying Party's request;

          (iii) The indemnified Party will co-operate upon the indemnifying Party's request in all reasonable respects with the indemnifying Party and its attorneys in the Defense of such claim at the indemnifying Party's expense or may at its own discretion reasonably participate at its own expense, through its attorneys or otherwise, in such Defense;

     (b) If the indemnifying Party does not take sole control of the Defense of a claim as provided in this Section:

          (i) the indemnifying Party may participate in such Defense, at its sole cost and expense;

          (ii) the indemnified Party will have the right to defend the claim in such manner as it may deem appropriate; and

          (iii) the indemnifying Party will pay the reasonable indemnified Party's Defense costs.

     (c) All settlements of claims subject to indemnification under this Section will:

          (i) be entered into only with the consent of the indemnified Party, which consent will not be unreasonably withheld; and

          (ii)  completely  release  the  indemnified  Party  of any obligation.

     (d) The rights and Defenses of the indemnified Party will be available to the indemnifying Party to the extent of, and with respect to, the indemnifying Party's obligation to indemnify the indemnified Party under this Section.

15.5. Step-in Rights of Customer. Upon the occurrence of (a) a state insurance regulator's notice of ALLIANCE-ONE's non-compliance with Applicable Licensing Law and ALLIANCE-ONE's failure to cure such non-compliance within the state insurance regulator's requested compliance period, or (b) any breach of this Agreement by ALLIANCE-ONE where the Services are not provided in accordance with the standard of care (each of (a) and (b), a "Triggering Event"), Customer has the right to assist ALLIANCE-ONE in resolving the Triggering Event (the "Step-in Rights").

     (a) Notice of Customer's Exercise of Step-in Rights. Customer shall provide ALLIANCE-ONE thirty (30) days advance written notice of its intent to exercise the Step-in Rights (the "Step-in Notice"), and ALLIANCE-ONE shall promptly acknowledge Customer's notice. A Step-in Notice shall include the following: (i) a clear statement that the Customer is exercising Step-in Rights, with reference to this Section; (ii) a statement clearly describing the Triggering Event, the affected Administration Services, together with an explanation of the Customer's reasoning for exercising the Step-In Rights (such statement to be sufficiently detailed to permit ALLIANCE-ONE to understand the Customer's reasoning); (iii) a statement of the actions that Customer proposes need to be taken by ALLIANCE-ONE to resolve the Triggering Event; and (iv) a statement of what the Customer requires ALLIANCE-ONE to do to resolve the Triggering Event. During the Step-in Period, the Customer Step-in Manager shall be authorized to direct the ALLIANCE-ONE managers to prioritize activities of the Step-in Staff within the Administration Services to be performed and to direct such managers in managing other ALLIANCE-ONE resources customarily available to the Step-in Staff to remediate problems with the

     Administration Services. Customer acknowledges that the Step-in Staff will not necessarily be dedicated exclusively to Customer during the Step-in Period.

     (b) Effective Date of Step-in Rights. Customer's exercise of its Step-in Rights shall be effective upon the later of ALLIANCE-ONE's receipt of the Step-in Notice or on the time and date provided in the Step-in Notice.

     (c)  Step-in  Period.

          (i) Upon the expiration of the Step-in Notice period without resolution of the Triggering Event, ALLIANCE-ONE shall designate appropriately qualified key employees who are reasonably available to provide the Administration Services during the Step-in period (the "Step-in Staff"). Customer shall appoint a manager to oversee such dedicated managers and employees' provision of the Administration Services (the "Customer Step-in Manager"). Customer Step-in Manager shall not have access to data of other ALLIANCE-ONE clients but shall have the right to monitor ALLIANCE-ONE employees' daily provision of Services within such limits of confidentiality on behalf of Customer. Customer will continue to pay ALLIANCE-ONE the appropriate Charges for the Services during such time. The parties may agree upon a reduction, if any, in the Charges paid by Customer for the affected Services during the Step-in period in accordance with the Change Procedures.

          (ii) The Step-in period will commence upon the expiration of the Step-in Notice and will terminate upon either a sustained return to the provision of Services consistent with the standard of care or, if such Administration Services are not resumed, then until Customer's transition of the Administration Services back to Customer or to a new third party administrator following Customer's termination of this Agreement

     (d) Step-out. Upon a mutually acceptable resolution of the Triggering Event or upon Customer's exercise of its termination rights, Step-out will be deemed to have occurred. Customer may also, in its sole discretion, determine that it is no longer necessary for Customer to exercise Step-in Rights, and thereafter, Customer shall provide ALLIANCE-ONE with advance written notice of its determination to Step-out (the "Step-out Notice"). The Step-out Notice shall include reference to any actions, including additional monitoring by Customer and additional reporting by ALLIANCE-ONE that must be carried out or are continuing as needed to resolve the Triggering Event, if any.

15.6. Erroneous Payments.

     (a) Subject to the remaining provisions of this Section 15.6, ALLIANCE-ONE shall reimburse Customer for "EP Amounts" (as defined below) by Customer or its Affiliates to a Contract Holder, an insurance producer authorized by Customer or its Affiliates to market, solicit, sell or negotiate Contracts, a person claiming to be a Contract Holder or such an insurance producer (collectively, each an "EP Third Party"), which amounts would not have been paid or payable had ALLIANCE-ONE performed the Administration Services in accordance with the Set of Agreement (hereafter, an "EP Amount"). EP Amounts may include:

          (i) Insurance claims payments based upon a Contract but paid by ALLIANCE-ONE to a person other than the beneficiary listed in such Contract;

          (ii) Loan proceeds based upon a Contract but paid by ALLIANCE-ONE to a person other than the owner listed in such Contract;

          (iii) Surrenders or withdrawals based upon a Contract but paid by ALLIANCE-ONE to a person other than the owner of such Contract;

          (iv) Overpayments made to any person in connection with a claim, loan, surrender or withdrawal; or

          (v) If applicable, commission payments made by ALLIANCE-ONE to the wrong person.

     (b) EP Amounts shall not include amounts paid or payable to any third party as a result of: (i) incorrect data provided to ALLIANCE-ONE by Customer or its Affiliates, (ii) acts or omissions of Customer or its Affiliates or their respective predecessors inconsistent with its obligations under this Set of Agreements, (iii) Customer's express approval, unless Customer's approval was based on incorrect data supplied by Suppler; or (iv) defects in the software previously used by Customer to perform for itself the administration services where ALLIANCE-ONE continued the use of such software in accordance with the Admin Guidelines and where ALLIANCE-ONE did not otherwise have a duty hereunder to correct such software. Further, EP Amounts shall not include any contractual underpayments owed by Customer to an EP Third Party.

     (c) ALLIANCE-ONE shall not be liable to pay Customer for Erroneous Payments in any Contract Year until and unless the aggregate of all EP Amounts in that Contract Year exceed four percent (4%), and then only for amounts that exceed that four percent (4%) threshold, of the fees for Administration Services (less taxes and Reimbursable Expenses) to be paid and payable by Customer under that particular Work Order for that Contract Year (the "EP Threshold"). For any portion of a Contract Year during the Term, the EP Threshold shall be based on a fraction of the number of whole calendar months in the Term in the applicable Contract Year, divided by twelve (12).

     (d) Subject to Section 15.6(h), if the total of EP Amounts arising in a given Contract Year under a particular Work Order exceed the EP Threshold for that Contract Year for that Work Order, ALLIANCE-ONE shall reimburse Customer for fifty percent (50%) of the EP Amounts in that Contract Year above the EP Threshold.

     (e) Customer shall take "Reasonable Recovery Steps" (as defined below) to mitigate the damages incurred as a result of an EP Amount. Customer shall also cooperate with ALLIANCE-ONE to assist ALLIANCE-ONE in taking Reasonable Recovery Steps to recover or otherwise mitigate EP Amounts, which may include reasonable revisions to the Admin Guidelines designed to prevent future failures. If requested by ALLIANCE-ONE for the purpose of ALLIANCE-ONE taking Reasonable Recovery Steps on behalf of Customer, to the extent permitted by Applicable Law, Customer shall assign its rights to ALLIANCE-ONE, or to enter a subrogation agreement with ALLIANCE-ONE, to assist ALLIANCE-ONE in taking Reasonable Recovery Steps. To the extent that ALLIANCE-ONE has reimbursed Customer for an EP Amount, then the amount so recovered shall belong to ALLIANCE-ONE.

     (f) Prior to ALLIANCE-ONE taking any action to collect amounts paid by ALLIANCE-ONE to Customer under this Section, ALLIANCE-ONE first shall consult with Customer regarding the Reasonable Recovery Steps proposed to be taken by ALLIANCE-ONE. ALLIANCE-ONE will not take any other action (other than Reasonable Recovery Steps) to recover an EP Amount without Customer's prior written consent not to be unreasonably delayed, denied or conditioned.

     (g) ALLIANCE-ONE shall reimburse Customer for EP Amounts within sixty (60) days after ALLIANCE-ONE's receipt of a written claim from Customer that such amounts are due and the reasons therefore.

     (h) For the avoidance of doubt, ALLIANCE-ONE's maximum liability for all EP Amounts, when added together for a particular Work Order, is the equivalent of the last six (6) months of fees paid by Customer under that particular Work Order. ALLIANCE-ONE's payment to Customer of its liability under this Subsection 15.6 counts towards the overall cap of liability found in
     Section 16.2 of the Agreement. Further, EP Amounts reimbursed by ALLIANCE-ONE under this Section 15.6 shall not be deemed to be consequential damages under Section 16.3.

     (i) If the EP Amounts for a particular Work Order exceed the EP Threshold, Customer shall have the right to terminate that particular Work Order (or those parts relating to ALLIANCE-ONE's failures giving rise to the Erroneous Payments) for convenience without early termination fee or penalty.

     (j)  "Paid"  means  an  amount  actually  paid  to  an  EP  Third  Party.

     (k) "Payable" means an amount due an EP Third Party which a commercially reasonable life insurance company acting for its own account would itself determine is advisable or is legally required to pay to such third party in settlement of a claim by such third party, in light of all surrounding circumstances.

     (l) "Reasonable Recovery Steps" means those steps which a commercially reasonable life insurance company would itself take to recover amounts from an EP Third Party erroneously paid by that insurance company to such third party, or such steps to avoid a duty to pay such amounts, as applicable, in light of all surrounding circumstances. In completing such assessment, the limitations of the right of Customer to recover such amounts from ALLIANCE-ONE under this Set of Agreements may be taken into account. Reasonable Recovery Steps shall take into account any case law or arguments favoring the right to correct any administrative mistakes made so as to not unjustly enrich a person not legally entitled to an EP Payment.

15.7. Breakage.

     (a) Notwithstanding anything to the contrary, ALLIANCE-ONE's liability and reimbursements under this Section 15.7 shall be deemed to be direct damages and not consequential under Section 16.3 of the Agreement.

     (b) Subject to Section 4.6 Error Correction and Section 15.7(g) below, as to any applicable Administration Services related to variable Contacts as set forth in any Work Order attached to this Agreement, "Breakage" is defined as when an administrative transaction affecting the financial value on a variable Contract is effective at an accumulation unit value different than the accumulation unit value that should have been used in accordance with applicable federal securities laws and regulations (as further detailed in the next paragraph below and in the Admin Guidelines). Based on the difference in unit values on the current transaction date and effective date, Breakage can be positive or negative and has a direct impact to Customer's financial statements.

     (c) Administrative transactions affecting financial values on variable Contracts can only be processed once received in good order prior to close of business of the New York Stock Exchange and must be processed same day. Transactions received after close of business of the New York Stock
     Exchange  will  be  processed  the  next  price  day.

     (d) ALLIANCE-ONE will only be accountable for Breakage that is to the extent caused by ALLIANCE-ONE's failure to perform the Administration Services in accordance with the Set of Agreements, including the Admin Guidelines.

     (e) ALLIANCE-ONE will implement an approval process for every Breakage event as further set forth in the Admin Guidelines.

     (f) ALLIANCE-ONE will provide to Customer, on a monthly basis, a report of the transactions ALLIANCE-ONE processed with an effective date prior to the transaction date. This report will contain Contract number, effective date, transaction date, gain/loss amount and processor. In said report, ALLIANCE-ONE will provide Customer with a listing of the reasons for Breakage for amounts greater than $50.00.

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     (g)  Breakage  amounts  associated  with  a  particular Work Order that are
     ALLIANCE-ONE's liability will accumulate on a Contract Year basis. At the end of Contract Year, Breakage amounts will be netted: gains vs losses. After netting, if the Breakage is under five percent (5%) (the "Breakage Threshold") of the fees paid for Administration Services (exclusive of taxes and Reimbursable Expenses) for the administration of the variable Contracts under a particular Work Order for the completed Contract Year, no payment will be required by ALLIANCE-ONE. However, if the net amount of losses in a Contract Year exceed the Breakage Threshold, ALLIANCE-ONE will credit such amount that exceeds the Breakage Threshold against future monthly invoices. If there are no future invoices to be credited, ALLIANCE-ONE will make payment in full within thirty (30) days from the last day of ALLIANCE-ONE provision of Administration Services.

     (h) For the avoidance of doubt, amounts treated as Breakage under this Section shall not also be recoverable by Customer under Section 15.6 (Erroneous Payments). Further, ALLIANCE-ONE's maximum liability for all Breakage, when added together for a particular Work Order, is the equivalent of the last six (6) months of fees paid by Customer for Administration Services (exclusive of taxes and Reimbursable Expenses) for the administration of the variable Contracts under that particular Work Order. ALLIANCE-ONE's payment to Customer of its liability under this Subsection 15.7 counts towards the overall cap of liability found in
     Section  16.2  of  the  Agreement.

     (i) If the Breakage amounts for a particular Work Order exceed the Breakage Threshold, Customer shall have the right to terminate that particular Work Order (or those parts relating to ALLIANCE-ONE's failures giving rise to Breakage) for convenience without early termination fee or penalty.

16. LIMITATIONS OF LIABILITY AND DISCLAIMERS

16.1. Cure. Where the Customer's claim relates to a defect in any of the Services, the Customer will give ALLIANCE-ONE the cure period, if any, stated in the applicable Work Order, to correct the defect in Services.

16.2.  Limitation  of  Liability.  EACH  PARTY'S AGGREGATE LIABILITY FOR DAMAGES
UNDER AND RELATED TO THE SET OF AGREEMENTS AND ITS SUBJECT MATTER FOR ALL EVENTS, ACTS, OR OMISSIONS OCCURRING DURING THE TERM OF THE SET OF AGREEMENTS SHALL BE LIMITED IN THE AGGREGATE TO THE AMOUNT PAID UNDER THE SET OF AGREEMENTS BY CUSTOMER AND ITS AFFILIATES TO ALLIANCE-ONE (AND ITS AFFILIATES) DURING THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING WHEN SUCH CLAIM AROSE, WHETHER BASED ON ONE OR MORE ACTIONS OR CLAIMS IN CONTRACT, WARRANTY, STRICT LIABILITY, NEGLIGENCE OR OTHER TORT, OR OTHERWISE, EVEN IF A PARTY IS ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES, OR IF SUCH LOSSES OR DAMAGES ARE FORESEEABLE.

16.3. Exclusion of Consequential Damages. EVEN IF THE REMEDIES PROVIDED HEREUNDER FAIL OF THEIR ESSENTIAL PURPOSE, NO PARTY SHALL BE LIABLE FOR, NOR WILL THE MEASURE OF DAMAGES ARISING FROM THIS AGREEMENT INCLUDE ANY INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES SUFFERED BY A PARTY OR AMOUNTS FOR LOSS OF INCOME, PROFITS OR SAVINGS SUFFERED BY A PARTY.

16.4. Exceptions. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE LIMITATIONS IN SECTION 16.2 AND 16.3 WILL NOT APPLY TO:

     (a)  The  indemnification  obligations  in Sections 15.1, 15.2 and 15.3; or

     (b) Claims relating to a breach by the other Party of its confidentiality obligations provided that damages for such shall be limited to an aggregate amount of $10 million, excluding any and all damages for loss

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     of  profit,  revenue or business advantage. This limitation of liability is not in addition to the aggregate damage cap set forth above in Section 16.2; or

     (c)  a  Party's  Gross  Negligence  or  willful  misconduct;  or

     (d) ALLIANCE-ONE's refusal to provide Termination Assistance Services in accordance with the Set of Agreements.

16.5. Damages Generally.

     (a) Each Party will be liable to the other Party for actual and direct damages arising out of or in relation to a breach of such Party's performance which causes a failure of such Party to perform in accordance with the Set of Agreements. The following will be considered a non-exhaustive list of direct damages which ALLIANCE-ONE will not assert are excluded by Section 16.3 to the extent they result from the failure of ALLIANCE-ONE (and not by the acts or omissions of the Customer ) to provide the Services in accordance with the Set of Agreements:

          (i) ALLIANCE-ONE agrees that it will at its cost recreate or reload for the benefit of Customer any of the Contract Holder Data that is lost or damaged. If ALLIANCE-ONE fails to reasonably do so then
          Customer's cost in recreating or reloading the data is a direct damage;

          (ii) Upon a failure of same, ALLIANCE-ONE agrees that it will at its cost implement appropriate manual workarounds in respect to its failure to provide all or a portion of the Services or any part thereof that are automated or system driven under the Set of Agreements and for which it is responsible for maintaining. If ALLIANCE-ONE fails to reasonably do so then Customer's cost to provide a reasonable workaround is a direct damage;

          (iii) ALLIANCE-ONE agrees that it will at its cost replace lost, stolen or damaged equipment, Software and related tangible materials provided to ALLIANCE-ONE by Customer and for which it is responsible under the Set of Agreements. If ALLIANCE-ONE fails to do so then Customer's cost to replace same is a direct damage;

          (iv) straight time, overtime, or related expenses incurred by Customer or its third party suppliers, including increased call center costs, wages, and salaries of additional employees, travel expenses, overtime expenses, telecommunication charges, and similar charges reasonably and directly incurred in connection with (i) through (ii) above, but excluding fixed overhead allocations of Customer for the employees of Customer;

          (v) Consistent with Sections 5.4 and 5.5, payments or penalties imposed by a regulatory agency for ALLIANCE-ONE's failure to comply with deadlines; and

          (vi)  Amounts  due  and  payable  under  Sections 15.5, 15.6 and 15.7.

     (b) ALLIANCE-ONE will promptly notify Customer in writing whenever its liability for recoverable damages under the Set of Agreements has reached or exceeded eighty percent (80%) of such maximum liability amount. In such case, Customer may terminate in whole the Set of Agreements upon ninety
     (90) days' written notice without having to pay any Termination Fees. ALLIANCE-ONE may at its option agree that amounts previously applied to the maximum liability amount shall be disregarded with respect to all other claims, subject to Customer's agreement, and in such case Customer will not have the termination right.

     (c) For the avoidance of doubt, Article 16 (Limitation of Liability and Disclaimers) will apply to any losses incurred by a Party regardless of whether such losses are caused by the other Party and/or the other Party's

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     Subcontractors  and/or  by their respective employees, officers, directors, agents,  advisors  and  other  Representatives.

16.6. Customer Affiliate's claims.

     (a) Notwithstanding any other provision of the Set of Agreements (but subject to the provisions of this Section), Customer will be entitled to recover from ALLIANCE-ONE on behalf of Customer Affiliates' damages incurred by such Customer Affiliates, but only to the extent that Customer would be entitled to recover such damages under the terms and conditions of the Set of Agreements if Customer had incurred such damages instead of such Customer Affiliate.

     (b) For the avoidance of doubt, a claim for Losses suffered by a Customer Affiliate will not be deemed to be indirect damages by the mere fact that the Losses are claimed by Customer on behalf of a Customer Affiliate. In no event, however, will ALLIANCE-ONE have to compensate Customer and/or Customer Affiliates for more than the aggregate actual damages Customer and/or the Customer Affiliates suffered as a result of ALLIANCE-ONE's acts or omissions regardless of which party raised, presented and/or prosecuted the claim.

17. FORCE MAJEURE, DISASTER RECOVERY AND BUSINESS CONTINUITY

17.1. Force Majeure Event.

     (a) If and to the extent that a Party's performance of any of its obligations under the Set of Agreements is prevented, hindered or delayed by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions, pandemics or any other similar cause beyond the reasonable control of such Party (each, a "Force Majeure Event"), and such non-performance, hindrance or delay could not have been prevented by reasonable precautions, then the non-performing, hindered or delayed Party will be excused for such non-performance, hindrance or delay, as applicable, of those obligations affected by the Force Majeure Event for as long as such Force Majeure Event continues and such Party continues to use all its reasonable efforts to recommence performance whenever and to whatever extent possible without delay, and to mitigate the impact of its non-performance, including through the use of alternate sources (including alternate service providers), workaround plans or other means, provided that Customer may terminate the Set of Agreements (or the affected portion(s) thereof) upon not less than ten (10) days written notice to ALLIANCE-ONE in the event a Force Majeure Event preventing, hindering or delaying ALLIANCE-ONE's performance of any of its obligations under the Set of Agreements continues for more than ten
     (10) consecutive days. In case Customer making use of its termination right under this Section, Customer will pay to ALLIANCE-ONE the Termination Fees, if any, provided ALLIANCE-ONE can prove that the Force Majeure Event would have had the same effect on Customer without entering into the Set of Agreements.

     (b)  In  particular,  the  following events do not qualify as Force Majeure
     Events: (i) any strike other than general and\or national, lock-out or industrial dispute; (ii) malicious damage or acts of sabotage by any of the Personnel of the Party prevented from performance; or (iii) a failure or inability to pay money.

     (c) The failures of independent third party providers of services used by ALLIANCE-ONE in performing the Services will not be considered Force Majeure Events.

     (d) The Party whose performance is prevented, hindered or delayed by a Force Majeure Event will immediately notify the other Party by telephone (to be immediately confirmed in writing after the inception of such delay) of the occurrence of a Force Majeure Event and will describe in reasonable detail the nature of the Force Majeure Event.

     (e) The occurrence of a Force Majeure Event will not excuse, limit or otherwise affect ALLIANCE-ONE's obligation to provide either normal recovery procedures or any other Business Continuity Services described in the Set of Agreements, provided that the Force Majeure Event does not also prevent ALLIANCE-ONE from providing such Business Continuity Services or any alternative disaster recovery Services including through the use of alternate sources, workaround plans or other means.

     (f) No Charges will be due for the disrupted Services for the duration of the disruption.

     (g) Without limiting ALLIANCE-ONE's obligations under the Set of Agreements, whenever a Force Majeure Event or risk event causes ALLIANCE-ONE to allocate limited resources between or among ALLIANCE-ONE's customers and ALLIANCE-ONE Affiliates, ALLIANCE-ONE will maintain the resource levels and skills which are used prior to the Force Majeure Event or risk event for the provision of the Services under the Set of Agreements.

     (h) A non-performing Party will be obligated to use commercially reasonable efforts to continue to perform or to mitigate the impact of its non-performance notwithstanding the Force Majeure Event.

17.2. Disaster Recovery and Business Continuity Plans. Throughout the term of this Agreement, ALLIANCE-ONE shall maintain a Disaster Recovery and Business Continuity Plan ("Plan" or "Business Continuity / Disaster Recovery Plan") in compliance with Exhibit 17.2 - Business Continuity / Disaster Recovery Plan attached hereto.

     (a) ALLIANCE-ONE Disaster Recovery Plan. ALLIANCE-ONE covenants to Customer that it has a disaster recovery plan covering the data center facilities used by ALLIANCE-ONE to operate all of the Software Products to perform the Services under this Agreement. ALLIANCE-ONE's disaster recovery plan shall enable ALLIANCE-ONE to provide the Services: (i) in accordance with the obligations in this Agreement, but not necessarily at the timeliness standards of each and every Performance Standard set forth in Exhibit 7.4(a) - Service Levels and Service Level Credits, within seventy-two (72) hours from the first occurrence of such disaster; and (ii) in accordance with the obligations in this Agreement including at or above the Performance Standards levels set forth in Exhibit 7.4(a) - Service Levels and Service Level Credits within eight (8) days from the first occurrence of such disaster.

     (b) ALLIANCE-ONE Business Continuity Plan. ALLIANCE-ONE covenants to Customer that it has a business continuity plan covering the data center and administration facilities used by ALLIANCE-ONE to perform the Services under this Agreement. ALLIANCE-ONE's business continuity plan shall enable ALLIANCE-ONE to provide the Services if its facilities become unusable: (i) in accordance with the obligations in this Agreement, but not necessarily at the timeliness standards of each and every Performance Standard set forth in Exhibit 7.4(a) - Service Levels and Service Level Credits within one hundred twenty (120) hours from the first occurrence of such disaster; and (ii) in accordance with the obligations in this Agreement including at or above the Performance Standards levels set forth in Exhibit 7.4(a) - Service Levels and Service Level Credits within thirty (30) days from the first occurrence of such disaster (together, the "Business Continuity Services").

     (c) Customer's Right to Review Recovery and Continuity Plan. The disaster recovery plan and the business continuity plan, or reasonable summaries thereof to enable Customer to verify the sufficiency of such Plans, will be made available to Customer for review upon Customer's request as set forth in Exhibit 17.2 - Business Continuity / Disaster Recovery Plan. ALLIANCE-ONE agrees that it will (1) test the disaster recovery plan and the business continuity plan at least once every calendar year during the term hereof and covenant to Customer that such Plans are fully operational, and (2) consult with Customer regarding the priority to be given to the Services during the pendency of any such disaster.

18. CONFIDENTIALITY

18.1. ALLIANCE-ONE Confidential Information. Customer understands that ALLIANCE-ONE claims that the Facilities and Systems, Software Products (including the program code, documentation, specifications, logic, and design of the Software Products) and internal third party administration methodologies are confidential trade

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secrets of ALLIANCE-ONE, developed at great expense. Customer agrees to treat as confidential and keep secret all details regarding the Facilities and Systems, Software Products and any modifications, enhancements, or corrections to same (including the program code, documentation, specifications, logic, and design of the Software Products), and all information about ALLIANCE-ONE's internal affairs, business plans, and business practices (collectively, "ALLIANCE-ONE Confidential Information"). Customer shall take precautions not less than those employed to protect Customer's own proprietary information to maintain the confidentiality of the ALLIANCE-ONE Confidential Information and in particular Customer agrees that it:

     (a) will disclose the ALLIANCE-ONE Confidential Information only as follows:

          (i) to employees of Customer who have a legitimate need to know, who have been instructed to keep the ALLIANCE-ONE Confidential Information confidential, and who have agreed to do so;

          (ii) to Customer's auditors responsible for examining Customer's affairs who have agreed in writing to keep the ALLIANCE-ONE Confidential Information confidential and governmental authorities as necessary;

          (iii) to third parties providing products or services to Customer, but only after Customer notifies ALLIANCE-ONE of the name and address of such third party, and to and the third party have signed a non-disclosure agreement ("NDA") in a form containing confidentiality and ownership provisions substantially similar as the same are set forth in this Agreement and appoints ALLIANCE-ONE as a third party beneficiary under such NDA; provided, however, Customer shall not disclose the Software Products to a third party that provides or services computer software competitive to the same;

          (iv)  as  expressly  permitted  in  the  Set  of  Agreements.

     (b) shall safeguard any and all copies of the ALLIANCE-ONE Confidential Information against any unauthorized disclosure;

     (c) will not allow any copies of the ALLIANCE-ONE Confidential Information to leave its possession and control and will supervise all access to the ALLIANCE-ONE Confidential Information;

     (d) shall not disassemble the Software Products nor tamper with, bypass or alter its security features; and

     (e) shall take all necessary steps designed to ensure that the provisions of this Agreement are not violated by any person under its control or in its service.

18.2. Customer Personal Information.

     (a) All Personal Information (as that term is defined below) furnished by or on behalf of Customer or its customers to ALLIANCE-ONE hereunder concerning its customers (including, without limitation, those individuals who may be deemed to be "customers" or "consumers" of Customer, as those terms are defined under Public Law 106-102, titled the Gramm-Leach-Bliley Act of 1999 and any rule promulgated thereunder, including but not limited to Regulation S-P of the Securities and Exchange Commission (collectively, the "Privacy Laws"), is confidential to Customer. ALLIANCE-ONE shall take all necessary precautions as described in Exhibit 18.2 Information Security Requirements, as contemplated by the Privacy Laws, to prevent the unauthorized access, use or release of such Personal Information to any third party and to prevent the use of such Personal Information for a purpose unrelated to administration of the Contracts.

     (b) "Personal Information," means information provided by or at the direction of Customer, or to which access was provided in the course of ALLIANCE-ONE's performance of Services under the Agreement that (i) identifies an individual (by name, signature, address, telephone number or other unique identifier), (ii) that can be used to authenticate that individual (including, without limitation, passwords or PINs, biometric data, unique identification numbers, answers to security questions, or other personal identifiers), (iii) arises from individuals as "consumers' and customers'" of financial institutions and can be described as nonpublic personal information (herein "NPI") as those terms are defined in the Gramm-Leach-Bliley Act (15 U.S.C. ?6801, et seq.). Such NPI may include, but is not limited to, names and addresses, application information, medical information, account information, including all financial data related to the Contracts whether for individual transactions or in aggregate and social security numbers, or
     (iv) is protected information under the Health Insurance Portability and Accountability Act of 1996 (Public Law 104-191). An individual's social security number, even in isolation, is Personal Information. For purposes of this Section, ALLIANCE-ONE includes its parent corporation Computer Sciences Corporation, its subsidiaries and affiliates.

     (c) ALLIANCE-ONE acknowledges that in the course of its engagement with Customer, ALLIANCE-ONE may receive or have access to Personal Information. In recognition of the foregoing, ALLIANCE-ONE agrees that:

          (i) it will keep and maintain all Personal Information in strict confidence, using such degree of care as is appropriate to avoid unauthorized use or disclosure;

          (ii) it will use and disclose Personal Information solely for the purposes for which such information, or access to it, is provided according to the terms of this Agreement, and will not use or disclose such information for ALLIANCE-ONE's own purposes or for the benefit of anyone other than Customer;

          (iii) it will not, directly or indirectly, disclose Personal Information to anyone outside ALLIANCE-ONE, except with Customer's prior written consent as permitted under the terms of this Agreement; and

          (iv) it shall, upon the earlier of (i) completion of an engagement or termination of this Agreement or as appropriate a Work Order thereunder, (ii) determination that it has no need for Personal Information, or (iii) at any time Customer requests, dispose of all records, electronic or otherwise (including all backup records and/or other copies thereof) regarding or including any Personal Information that ALLIANCE-ONE may then possess or control. Disposal may be achieved, at Customer's option, through prompt delivery of the records to Customer or destruction pursuant to Customer's written policy governing such destruction and in a manner that renders the records unreadable and undecipherable by any means. Upon any occurrence of
          (i), (ii), or (iii) above, ALLIANCE-ONE shall promptly certify in writing to Customer that all such Personal Information has been destroyed or returned.

     (d) ALLIANCE-ONE shall be permitted to disclose Personal Information only to its employees and permitted subcontractors (individually an "Employee" and collectively, "Employees") having a need to know such information in connection with the performance of the Services. ALLIANCE-ONE shall instruct all Employees as to their obligations under this Section. ALLIANCE-ONE shall be responsible for all Employees' compliance with the terms of this Agreement. If ALLIANCE-ONE is required by Applicable Law to disclose Personal Information, ALLIANCE-ONE shall promptly notify Customer in writing in advance of such disclosure, and provide Customer with copies of any related information so that Customer may take appropriate action to protect the Personal Information. This notification is not applicable to disclosures made in the ordinary course of business to state and federal regulatory authorities that regulate the activities of Customer.

     (e) ALLIANCE-ONE acknowledges that the disclosure of Personal Information may cause irreparable injury to Customer and damages, which may be difficult to ascertain. Therefore, Customer shall, upon a disclosure or threatened disclosure of any Personal Information, be entitled to injunctive relief, and

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     ALLIANCE-ONE  shall  not  object  to  the  entry  of an injunction or other equitable relief against ALLIANCE-ONE on the basis of an adequate remedy at Applicable Law, lack of irreparable harm or any other reason.

     (f) Customer and ALLIANCE-ONE agree to mutually work together to place any reasonable privacy and/or security policies, rules and practices, as Customer desires into the Customer's Admin Guidelines, subject to the Change Management Procedures.

     (g) ALLIANCE-ONE shall notify Customer, promptly and without unreasonable delay, but in no event more than two (2) Business Days of learning that unauthorized access to, disclosure of, or breach in the security of Personal Information may have occurred or been attempted (a "Security Incident"). Thereafter, ALLIANCE-ONE shall:

          (i)  promptly  furnish  to  Customer  full  details  of  the  Security
          Incident;

          (ii) assist and cooperate fully with Customer in ALLIANCE-ONE's investigation of ALLIANCE-ONE, Employees or third parties related to the Security Incident, including but not limited to providing Customer with physical access to the facilities and operations affected, facilitating interviews with Employees and others involved in the matter, and making available all relevant records, logs, files, and data;

          (iii) cooperate with Customer in any litigation or other formal action against third parties deemed necessary by Customer to protect its rights; and,

          (iv) promptly use its best efforts to prevent a recurrence of any such Security Incident.

          (v) In addition to the foregoing, ALLIANCE-ONE agrees that in the event of a Security Incident, Customer shall have the sole right to determine (i) whether notice is to be provided to any individuals, regulators, law enforcement agencies, consumer reporting agencies, or others as required by Applicable Law or regulation; and (ii) the contents of such notice, whether any type of remediation may be offered to affected persons, and the nature and extent of any such remediation.

     (h) ALLIANCE-ONE certifies that to the best of its knowledge its treatment of Personal Information is in compliance with Applicable Law with respect to privacy and data security and that it has implemented and currently maintains an effective information security program that includes administrative, technical, and physical safeguards to (a) ensure the security and confidentiality of Personal Information; (b) protect against any anticipated threats or hazards to the security or integrity of such Personal Information; and (c) protect against unauthorized access to, destruction, modification, disclosure or use of Personal Information that could result in substantial harm or inconvenience to Customer, or to any person who may be identified by such Personal Information. ALLIANCE-ONE shall immediately notify Customer if ALLIANCE-ONE is in material breach of this Section.

     (i) Customer at any time has the right, in any reasonable manner and with ALLIANCE-ONE's full co-operation, to review and audit ALLIANCE-ONE's (and any Subcontractor's) compliance with this Section or to have such audit performed by a qualified third party. The costs will be borne by Customer, provided that no significant non-compliance is revealed in which case ALLIANCE-ONE will bear the costs.

18.3. Customer Confidential Information.

     (a) "Customer Confidential Information" will mean all information and documentation of Customer, whether disclosed to or accessed by ALLIANCE-ONE in connection with the preparation and the performance of the Set of Agreements, including all data and all information provided by or through Customer or its Affiliates and other contractors (or by or through ALLIANCE-ONE or its Affiliates and Subcontractors) relating to (but excluding any Customer Personal Information as defined in Section 18.2 above):

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          (i)  their  customers;

          (ii) their respective employees, suppliers, contractors and other third parties doing business with them;

          (iii)  the  terms  and  conditions  of  the  Set  of  Agreements;

          (iv) any information relating to business plans, sales or marketing methods and customer lists or requirements;

          (v) all trade secrets and/or existing or contemplated products, business processes, services, designs, technology, processes, technical data, engineering, techniques, methodologies and concepts and any information related thereto;

          (vi) any information developed by reference to or use of any of the foregoing information;

          (vii) any information which, under the circumstances taken as a whole, would reasonably be deemed to be confidential;

          (viii) any information that Alliance-One has agreed to keep confidential; and

          (ix) all data and information in connection with or which are expressly termed as confidential in the Set of Agreements.

     (b) In addition to performance of its obligations elsewhere in this Alliance-One will:

          (i)  keep  Customer  Confidential  Information  confidential;

          (ii) exclusively use the Customer Confidential Information for the purpose for which it was disclosed or otherwise for the benefit of Customer; and

          (iii) only distribute or grant access to the Confidential Information to its employees, Affiliates' employees and Subcontractors who reasonably require the Confidential Information in order to perform Alliance-One's obligations under the Set of Agreements.

     (c) If requested by Customer, ALLIANCE-ONE and each of its employees and Subcontractors will enter into and execute any additional documents or agreements dealing with security, confidentiality, data protection or investment dealing as required from case to case.

18.4. Customer Content and Software. ALLIANCE-ONE shall take reasonable precautions to prevent the unauthorized release of Customer Content and Customer Software to any third party and to prevent the use of such for a purpose unrelated to administration of the Contracts. ALLIANCE-ONE shall keep and maintain all Customer Content in confidence, using such degree of care as is appropriate to avoid unauthorized use or disclosure, but in no event less than a reasonable degree of care.

18.5. Customer Software. Customer shall provide ALLIANCE-ONE with the right to use Customer Software required for ALLIANCE-ONE to provide the Services hereunder. Customer agrees that if such Customer Software is the property of a third party, it is Customer's responsibility to obtain such third party's authorization for ALLIANCE-ONE's use of such Customer Software for purposes of providing Services to Customer, its subsidiaries and Affiliates. At Customer's expense, ALLIANCE-ONE shall cooperate with Customer to obtain the consents of the licensor of such Customer Software, including, without limitation, entering reasonable confidentiality agreements as may be required by such licensors. Except as may be agreed in writing, ALLIANCE-ONE shall not be responsible for Customer Software performance and general application functions.

18.6. Exceptions. The confidentiality obligations herein shall not include information that:

     (a) is or becomes publicly available in the insurance and data processing industry through no act or omission of the receiving Party;

     (b) was in the receiving Party's lawful possession prior to the disclosure and had not been obtained by such Party either directly or indirectly from the disclosing Party;

     (c) is lawfully disclosed to the receiving Party by a third party without restriction on disclosure;

     (d) is furnished by the disclosing Party to a third party in the insurance and data processing industry without restrictions on disclosure; or,

     (e)  is  independently  developed  by  the  receiving  Party.

18.7. Privacy Laws and Copyright Notices. ALLIANCE-ONE and Customer acknowledge that the above exceptions in Section 18.6 (Exceptions) shall not apply to information governed by the Privacy Laws. The existence of a copyright notice will not cause, or be construed as causing, any part of the Software Products to be a published copyrighted work or to be in the public domain.

19.  PROPRIETARY  RIGHTS

19.1.  Customer  Proprietary  Materials.

     (a) All Customer Proprietary Materials, all Derivative Works thereof and all Intellectual Property Rights with respect to the foregoing and those policies, processes, work flows, and any interpretation of law unique to Customer that is designated as such a unique interpretation in writing (or via email) by Customer and acknowledged in writing by ALLIANCE-ONE as the same, shall be, as between Customer and ALLIANCE-ONE, the exclusive property of Customer. Notwithstanding anything to the contrary in this Section, Customer Proprietary Materials will not include any ALLIANCE-ONE Proprietary Materials.

     (b) All Contract Holder Data shall, as between Customer and ALLIANCE-ONE, be deemed to be Customer Proprietary Materials.

     (c) Subject to Section 19.3(c) below, to the extent ALLIANCE-ONE creates modifications to or Derivative Works from any ALLIANCE-ONE Software which include any of Customer Proprietary Materials, Customer shall nevertheless retain all Intellectual Property Rights in such Customer Proprietary Materials as disclosed by Customer or as otherwise made available by Customer to ALLIANCE-ONE and ALLIANCE-ONE shall have no claim to any Intellectual Property Rights in such Customer Proprietary Materials, except as stated in Section 19.3(c) below.

     (d) Customer grants to ALLIANCE-ONE to the extent necessary for the provision of the Services, during the Term and the Termination Assistance Period, a non-exclusive, non-transferable and limited right to use and to permit Subcontractors to use, access, copy, maintain, modify, enhance and create Derivative Works of Customer Proprietary Materials, in each case solely for the purpose and in connection with and solely to the extent necessary for ALLIANCE-ONE's provision of the Services, Customer Proprietary Materials.

     (e) ALLIANCE-ONE may not use Customer Proprietary Materials for any other purpose, and may not sublicense any rights with respect to Customer Proprietary Materials. Customer reserves all rights in Customer Proprietary Materials not expressly granted in the Set of Agreements.

     (f) Upon expiration or termination in whole or in part for any reason of the Set of Agreements or relevant parts thereof, to the extent ALLIANCE-ONE no longer needs Customer Proprietary Materials to perform the remaining Services, the respective licenses granted by Customer to ALLIANCE-ONE will immediately terminate and revert to Customer and ALLIANCE-ONE will:

          (i) deliver to Customer, at no cost to Customer, a current copy of all such Customer Proprietary Materials in the form(s) in use as of the date of such expiration or termination; and

          (ii) irremediably destroy or erase (using a file erasure program that renders previously stored data irretrievable) all other copies of such Customer Proprietary Materials in the possession or control of ALLIANCE-ONE or Subcontractors upon Customer's written confirmation that Customer has received such current copy.

     (g) ALLIANCE-ONE will certify to Customer in writing that it has returned and/or destroyed/erased all such Customer Proprietary Materials.

     (h) For the avoidance of doubt, nothing in this Section shall restrict ALLIANCE-ONE or its Affiliates from using any data processing techniques, business and policy administration policies, practices, procedures, processes, techniques and work flows and ideas and know-how contained or reflected in the foregoing which: (i) are in the general public domain other than as a result of a public disclosure by ALLIANCE-ONE or its Affiliates; (ii) were demonstrably known to ALLIANCE-ONE or its Affiliates previously, without a duty of confidentiality of any nature to Customer;
     (iii) are independently developed by ALLIANCE-ONE or its Affiliates or any of its or their officers, directors, employees, agents, or other representatives without use of or access to Customer Proprietary Materials; or (iv) are rightfully obtained by ALLIANCE-ONE or its Affiliates from one or more third parties without, to the knowledge of ALLIANCE-ONE or its Affiliates, breach by such third party of a duty of confidentiality of any nature to Customer or its Affiliates.

19.2. Customer Designated Third Party Proprietary Materials.

     (a) All Customer Designated Third Party Proprietary Materials shall be the property of such third party and governed by the applicable third party license agreement(s).

     (b) Customer grants to ALLIANCE-ONE to the extent necessary for the provision of the Services, during the Term and the Termination Assistance Period, a non-exclusive, non-transferable and limited right to use and permit Subcontractors to use, in each case solely for the purpose and in connection with and solely to the extent necessary for ALLIANCE-ONE's provision of the Services, Customer Designated Third Party Proprietary
     Materials subject to the extent Customer obtains any required consents or permissible under the applicable third party agreements.

     (c) In the event a restriction prevents the use of any Customer Designated Third Party Proprietary Materials for the Services to be performed by ALLIANCE-ONE, Customer may, at its expense, but will not be required to obtain any required consents or propose a workaround or provide an alternative.

     (d) ALLIANCE-ONE will co-operate with Customer, at Customer expense, in obtaining required consents or in implementing such workaround or alternative. ALLIANCE-ONE shall comply (and will procure that its subcontractors will comply) with the terms of the applicable license or other agreement concerning the use of the Customer Designated Third Party Proprietary Materials.

          (e) Customer hereby reserves all rights it may have in Customer Designated Third Party Proprietary Materials not expressly granted to ALLIANCE-ONE.

     (f) Upon expiration or termination in whole or in part for any reason of the Set of Agreements or relevant parts thereof, to the extent ALLIANCE-ONE no longer needs Customer Designated Third Party Proprietary Materials to perform the remaining Services, the respective rights granted to ALLIANCE-ONE will immediately terminate and to the extent legally permitted ALLIANCE-ONE will:

          (i) deliver to Customer, at no cost to Customer, a current copy of all such Customer Designated Third Party Proprietary Materials in the form(s) in use by ALLIANCE-ONE as of the date of such expiration or termination;

          (ii) irremediably destroy or erase (using a file erasure program that renders previously stored data irretrievable) all other copies of such Customer Designated Third Party Proprietary Materials in the possession or control of ALLIANCE-ONE or Subcontractors upon Customer's confirmation that Customer has received such current copy; and

          (iii) certify to Customer in writing that it has returned and/or destroyed/erased all such Customer Designated Third Party Proprietary Materials.

19.3. ALLIANCE-ONE Proprietary Materials.

     (a) All ALLIANCE-ONE Proprietary Materials, all Derivative Works thereof and Intellectual Property Rights with respect to the foregoing, shall be, as between Customer and ALLIANCE-ONE, the exclusive property of ALLIANCE-ONE. Notwithstanding anything to the contrary in this Section, ALLIANCE-ONE Proprietary Materials will not include any Customer Proprietary Materials.

     (b) Where required to secure ALLIANCE-ONE's ownership in any Derivative Works of ALLIANCE-ONE Proprietary Materials or the Intellectual Property Rights therein or in the event that Applicable Law, any court, administrative agency or any other adjudicative body will determine that all or parts of the Derivative Works or any of the Intellectual Property Rights therein requires a legal transfer or assignment, then Customer hereby assigns and transfers to supplier at no additional cost and without limitation all of its rights to (including title and interests) in such Derivative Works or any Intellectual Property Rights therein upon their creation. Customer will, where required, undertake any further confirmations and provide any assistance for the formal assignment of all rights to ALLIANCE-ONE.

     (c) Subject to Section 19.1(a) above, to the extent any modifications or Derivative Works are created from any ALLIANCE-ONE Software (regardless if created by Customer, Customer Affiliate, ALLIANCE-ONE or any third party) which include any of Customer's processing techniques, business and policy administration policies, practices, procedures, processes, techniques, or work flows or any Customer Standards and Procedures, ALLIANCE-ONE Proprietary Materials shall include the embodiment of such techniques, business and policy administration policies, practices, procedures, processes, techniques, or work flows or any Customer Standards and Procedures in ALLIANCE-ONE Software, subject to restrictions declared via
     Section 19.5 (Competitive Developments) below relating to competitive developments, and Customer shall have no claim to the ALLIANCE-ONE Software modifications or Derivative Works, but Customer shall nevertheless retain all Intellectual Property Rights in Customer's processing techniques, business and policy administration policies, practices, procedures, processes, techniques, work flows and Customer Standards and Procedures as disclosed by Customer or as otherwise made available by Customer to ALLIANCE-ONE.

     (d) For the avoidance of doubt, nothing in this Section shall restrict Customer or its Affiliates from using any data processing techniques, business and policy administration policies, practices, procedures, processes, techniques and work flows and ideas and know-how contained or reflected in the foregoing which: (i) are in the general public domain other than as a result of a public disclosure by Customer or its Affiliates; (ii) were demonstrably known to Customer or its Affiliates previously, without a duty of confidentiality of any nature to ALLIANCE-ONE or its Affiliates; (iii) are independently developed by Customer or its Affiliates or any of its or their officers, directors, employees, agents, or other representatives without use of or access to ALLIANCE-ONE Proprietary Materials; or (iv) are rightfully obtained by Customer or its Affiliates from one or more third parties without, to the knowledge of Customer or its Affiliates, breach by such third party of a duty of confidentiality of any nature to ALLIANCE-ONE or its Affiliates.

19.4. ALLIANCE-ONE Proprietary Materials Created During the Term of the Set of Agreements and the Termination Assistance Period. To the extent ALLIANCE-ONE Proprietary Materials used for the provision of the Services (including Tools) individually, including modifications and enhancements to ALLIANCE-ONE Proprietary Materials made for Customer during the Term of the Set of Agreements or the Termination Assistance Period are necessary for Customer to receive the Services, ALLIANCE-ONE grants to Customer during the Term and the Termination Assistance Period, a non-exclusive, non-transferable and limited right to use and to permit its contractors to use, access, copy, maintain, and create Derivative Works of the record layout formats or data input structure or data call codes to the ALLIANCE-ONE Proprietary Materials necessary to create automated interfaces between ALLIANCE-ONE Proprietary Materials and Customer Proprietary Materials, in each case solely for the purpose and in connection with and solely to the extent necessary for Customer to receive the Services (the "Data Interface Formats"). The license granted in this Section permits:

          (i) Customer's agents and representatives to use, access, copy, maintain, and create Derivative Works of Data Interface Formats;

          (ii) any other independent provider of technical support services to use, access, copy, maintain, and create Derivative Works of Data Interface Formats; and

          (iii)  to  sublicense  third  parties  to  do  any  of  the foregoing,

     in each case only during the Term and Termination Assistance Period and solely for the purpose and in connection with and solely to the extent necessary for Customer to receive the Services. Customer acknowledges that the use of the Data Interface Formats and all resulting Derivative Works thereof shall be governed by the terms and conditions of the Set of Agreements. For the avoidance of doubt, any such Derivative Works shall be ALLIANCE-ONE Proprietary Material and all Intellectual Property rights to all such Derivative Works shall vest in ALLIANCE-ONE.

19.5. Competitive Developments. Notwithstanding the above, from time to time Customer may request ALLIANCE-ONE, at Customer's expense, to assist Customer in developing ALLIANCE-ONE Proprietary Materials which may contain protectable
Intellectual Property Rights which Customer states would give Customer a competitive advantage. For such developments specifically identified by the Parties as being a competitive development subject to this Section in accordance with the Change Management Procedures ("Competitive Developments"), if ALLIANCE-ONE develops such Competitive Developments, the rights and obligations of the Parties shall be as specified in such writing executed in accordance with the Change Management Procedures. ALLIANCE-ONE acknowledges that such obligations may include ALLIANCE-ONE's covenant not to make available to any competitor of Customer such Competitive Development for a period of time, but that such covenant will not preclude ALLIANCE-ONE from independently developing similar functionality for any person, including a competitor of Customer.

19.6.  Deliverables.

     (a) Any proprietary rights, in particular Intellectual Property Rights, in connection with and related to:

          (i) any enhancements or modifications to the Customer Materials delivered to Customer by ALLIANCE-ONE;

          (ii) any other newly developed Materials to the extent not modifications to or Derivative Works of ALLIANCE-ONE Proprietary Materials made by ALLIANCE-ONE for Customer in performing the Services and/or jointly developed by Customer and ALLIANCE-ONE in relation to the Set of Agreements; and

          (iii)  any  related  documentation,

     will as between the Parties hereby vest initially with and be exclusively owned by Customer or as directed by Customer, its third party licensors and consequently the terms set out under Section 19.1 (Customer Proprietary Materials).

     (b) Where required to secure Customer ownership in any Derivative Work of Customer Proprietary Materials above or the Intellectual Property Rights therein or in the event that Applicable Law, any court, administrative agency or any other adjudicative body will determine that all or parts of the above or any of the Intellectual Property Rights therein requires a legal transfer or assignment, then ALLIANCE-ONE hereby assigns and transfers to Customer at no additional cost and without limitation all of its rights to (including title and interests) in such deliverables or any Intellectual Property Rights therein upon their creation. ALLIANCE-ONE will, where required, undertake any further confirmations and provide any assistance for the formal assignment of all rights to Customer. ALLIANCE-ONE will include a respective Customer copyright statement in all deliverables described above, in particular in any source code and documentation, once such copyright statement has been provided by Customer to ALLIANCE-ONE.

     (c) For the duration of the Term and the Termination Assistance Period, and to the extent required for performing the Services, Customer hereby grants ALLIANCE-ONE a non-exclusive worldwide, royalty free license to use and modify the deliverables described above, including the right to sublicense to third parties to do the same on the terms and conditions stated in
     Section  19.1  (Customer  Proprietary  Materials)  above.

     (d) Upon Customer's written request, ALLIANCE-ONE will deliver to Customer, at no cost to Customer, a current copy of all such described above in the form(s) in use by ALLIANCE-ONE in connection with the Services as of the date of such delivery.

     (e) For any deliverable described above which is Software, ALLIANCE-ONE will promptly as it is developed by ALLIANCE-ONE, provide Customer with the source code of the Software. Such source code includes the program source code, a detailed description of the system level and user level documentation that would enable experienced programmers to modify, compile and maintain such Software and documentation for the Software.

     (f) ALLIANCE-ONE will not incorporate third party Materials, including but not limited to free or open source software into any of the deliverables described above without the advance written consent of Customer, or expressly identified as such in Customer approved functional specifications.

     (g) The deliverables will comply with the applicable documentation and specifications, will provide the functions and features and operate in a manner consistent with the documentation and in accordance with the applicable change request authorization, Work Order, or as otherwise agreed to by the Parties. This warranty will apply for a period to be agreed upon by the Parties in the associated Work Order.

     (h) Upon expiration or termination in whole or in part of the Set of Agreements or relevant parts thereof and at the end of any Termination Assistance Period, ALLIANCE-ONE will:

          (i) deliver to Customer, at no cost to Customer, a current copy of all such deliverables described above (including a copy of any associated documentation that would enable experienced operations staff to modify, compile and maintain the Services documented in any such deliverables) in the form in use by ALLIANCE-ONE in connection with the Services as of the date of such expiration or termination; and

          (ii) irremediably destroy or erase (using a file erasure program that renders previously stored data irretrievable) all other copies of the deliverables described above in the possession or control of

          ALLIANCE-ONE upon Customer's confirmation that Customer has received such current copy. Upon Customer's request ALLIANCE-ONE will offer to Customer to enter into a maintenance agreement, the maintenance being limited to corrective maintenance, and support agreement under terms and conditions to be negotiated by the Parties.

19.7. Changes to Materials.

     (a) Except as specified in a Work Order or as may be otherwise approved in writing by Customer, ALLIANCE-ONE will not make any changes or modifications to:

          (i)  Customer  Proprietary  Materials;

          (ii)  Customer  Designated  Third  Party  Proprietary  Materials,  or

          (iii) any deliverables that would negatively alter the functionality of or degrade the performance of (i) (ii) or (iii) above, or have a materially negative affect on the Services or the day-to-day operations of the business of Customer.

     (b) ALLIANCE-ONE will be responsible, at no charge to Customer, for any modification or enhancement to, or substitution for, Customer Proprietary Materials or Customer Designated Third Party Proprietary Materials or any other hardware or Software for the provision and/or receipt of the Services necessitated by:

          (i) unauthorized changes made by ALLIANCE-ONE to Customer Proprietary Materials or Customer Designated Third Party Proprietary Materials, that result in a materially negative affect to Customer Proprietary Materials or Customer Designated Third Party; or

          (ii) changes to any ALLIANCE-ONE Proprietary Materials or ALLIANCE-ONE Designated Third Party Proprietary Materials or related operating environments that result in a materially negative affect to the Services or Customer's day-to-day operations related to the Services, it being understood that ALLIANCE-ONE may, in its sole discretion, either modify the Materials or reverse the changes and return to the version prior to such changes being made.

19.8. No use of Trademarks. Except as otherwise agreed, neither Party will be entitled to use in the course of trade or otherwise any registered or unregistered trademark, service mark, company or trade name, logo or abbreviation of the name of the other Party or its Affiliates.

19.9. Admin Guidelines. For the avoidance of doubt, Customer will have a continuing right to use the Admin Guidelines (including a license to ALLIANCE-ONE Proprietary Materials to the extent imbedded in the Admin Guidelines) in its business, including sharing the Admin Guidelines with one or more replacement providers, subject to such replacement provider being obligated to limit the use of any ALLIANCE-ONE Proprietary Materials imbedded in the Admin Guidelines solely for the purpose of assisting Customer and to treat same as confidential and proprietary information of ALLIANCE-ONE. Notwithstanding the foregoing, Customer shall not disclose to any competitor of ALLIANCE-ONE any portions of the Admin Guidelines containing screen shots or detailed descriptions of ALLIANCE-ONE Software.

20.  SERVICE  LOCATIONS

20.1. Service  Locations/Approval  for  Relocation.

     (a) Customer facilities and ALLIANCE-ONE facilities to or from which the Administration Services are provided (the "Service Locations") are set out in the Set of Agreements. See Exhibit 20.1(a) with respect to ALLIANCE-ONE Service Locations.

     (b) Should Customer request additional or change Customer Service Locations such request will be dealt with according to the Change Management Procedures. ALLIANCE-ONE will apply the same resource management and program management functions for the new Customer Service Locations as described in the Set of Agreements, without disruption to the ongoing service delivery.

     (c) ALLIANCE-ONE will bear all costs associated with operating the ALLIANCE-ONE Service Locations.

     (d) ALLIANCE-ONE will obtain in accordance with the Change Management Procedures the written approval from Customer prior to the commencement of the provision of the Services from any Service Location other than those set out in the Set of Agreements. Approval will not be unreasonably withheld. Customer may refuse to approve a relocation, in particular, if such relocation adds demonstrable risks for Customer, or endangers compliance with Applicable Law, or if it is questionable in Customer's opinion whether ALLIANCE-ONE would be able to meet any of the agreed Service Levels after such relocation.

     (e) Any incremental expense and tax consequences incurred by Customer as a result of a change of ALLIANCE-ONE Service Location or the use of any location other than the ALLIANCE-ONE Service Locations set out in the Set of Agreements will, at Customer's sole discretion, be paid by ALLIANCE-ONE or reimbursed to Customer by ALLIANCE-ONE.

     (f) For Customer owned or leased premises (or parts thereof) which Customer makes available to ALLIANCE-ONE to use as ALLIANCE-ONE Service Locations ("ALLIANCE-ONE Special Service Locations"), the provision of this Section,
     Section 20.2 (Conduct at Customer's Service Locations), and Section 21.3 (Security) will apply.

     (g) Customer is under no obligation to provide the use of Customer owned or leased premises to ALLIANCE-ONE and will do so at Customer's discretion as set out in Section 20.2 (Conduct at Customer's Service Locations).

20.2. Conduct at Customer's Service Locations.

     (a) If applicable, unless otherwise agreed by the Parties, ALLIANCE-ONE may use space in Customer's facilities as may be approved and designated from time to time by Customer for the sole and exclusive purpose of providing the Services. ALLIANCE-ONE acknowledges and agrees that the use of such facilities by ALLIANCE-ONE or its Subcontractors will not be exclusive and does not constitute a leasehold interest in favor of ALLIANCE-ONE, of employees, of its Subcontractors or any of ALLIANCE-ONE's customers or other persons connected with the ALLIANCE-ONE.

     (b) The use of Customer facilities provided in Section 20.2(a) above, is subject to the following conditions:

          (i) ALLIANCE-ONE and its Subcontractors will use the designated space in Customer's facilities in a reasonably efficient manner and for such purposes as previously approved in writing by Customer. In no event will the ALLIANCE-ONE operate the space in a manner that increases Customer's costs for the Customer facilities unless otherwise approved in writing by Customer. ALLIANCE-ONE acknowledges that where such approval is given and ALLIANCE-ONE or its Subcontractors operate the space in a manner that increases Customer's facilities costs, Customer reserves the right to set-off the excess costs of such practices;

          (ii) ALLIANCE-ONE and its Subcontractors will keep Customer's facilities in good order, not commit or permit waste or damage to such facilities, not use such facilities for any unlawful purpose, or to cause without limitation any insurance policy to be void or increase the cost of any insurance premiums, not bring on the facilities any offensive or toxic substances, or act against and comply with all of Customer Standards and Procedures which Customer may have or may put into effect from time to time, including procedures for the physical security of Customer's facilities;

          (iii) ALLIANCE-ONE acknowledges that Customer and its representatives are entitled to enter into those parts of the Customer facilities designated for use by ALLIANCE-ONE Personnel and Subcontractors at any time and for any reason;

          (iv) ALLIANCE-ONE and its Subcontractors will not make any improvements or changes whatsoever to the facilities or its mechanical or electrical alterations without Customer's written approval. In the event that any improvements are made to Customer's facilities, whether owned or leased, these will become the property of Customer or its lessors;

          (v) ALLIANCE-ONE acknowledges that the space designated for use by ALLIANCE-ONE and any associated access ways may be relocated or reorganized at any time at Customer's sole and absolute discretion; and

          (vi) ALLIANCE-ONE and its Subcontractors remain in compliance at all times with Customer Standards and Procedures.

          (vii) ALLIANCE-ONE not knowingly or negligently causing any insurance policy entered into by Customer or any Affiliate for the premises or space to be void or breached nor knowingly or negligently increase the cost of any associated insurance premiums; and

          (viii) ALLIANCE-ONE not knowingly or negligently causing any lease, license or other agreement entered into by Customer or any Customer Affiliate for the occupancy or use of the premises or space to be void or breached`

     (c) While at Customer's facilities, ALLIANCE-ONE Personnel and Subcontractors will:

          (i) comply with the requests, standard rules and regulations of Customer communicated to ALLIANCE-ONE regarding personal and professional conduct (including the wearing of a particular uniform, identification badge, or personal protective equipment and adhering to the regulations and safety practices, policies and procedures of Customer) applicable to such facility; and

          (ii) otherwise conduct themselves in a businesslike manner and in accordance with good professional practice it being understood that Customer may immediately remove from its facilities any ALLIANCE-ONE Personnel or Subcontractor who does not comply with those rules and conduct itself in a businesslike manner.

     (d) When Customer's facilities are no longer required for the performance of the Services, ALLIANCE-ONE will return such facilities to Customer in substantially the same condition as when ALLIANCE-ONE began using such facilities, ordinary wear and tear excepted.

21.  SECURITY

21.1. SSAE 16 Report. Customer may be subject to certain Applicable Laws that require management to assess the effectiveness of its internal controls over financial reporting and state or certify to in its annual report whether such internal controls are effective. Because Customer has outsourced certain functions to ALLIANCE-ONE, as described in this Agreement, certain procedures performed by ALLIANCE-ONE may be relevant to Customer's evaluation of its internal controls. Having acknowledged the foregoing and when applicable, ALLIANCE-ONE agrees to cooperate with Customer as reasonably necessary to facilitate Customer's ability to comply with any such regulatory obligations. In furtherance of this, ALLIANCE-ONE shall provide annually to Customer an

SSAE 16/SOC1 Type 2 report ("SSAE 16 Report") conducted by one of the American Institute of Certified Public Accountants member firms. Such SSAE 16 Report shall reasonably cover ALLIANCE-ONE's controls and procedures at each facility at which the Services for Customer are being performed under this Agreement, to enable Customer to comply with Applicable Laws relating to security, disclosure controls and procedures and similar subjects, including but not limited to, the Sarbanes-Oxley Act of 2002, the rules of the Public Company Accounting Oversight Board, and the rules of the Securities and Exchange Commission. If Customer desires additional audit controls and procedures other than found in ALLIANCE-ONE's standard SSAE 16 Report, the Parties shall mutually agree, at Customer's expense, to add to the scope of ALLIANCE-ONE's standard SSAE 16 Report.

22.  MISCELLANEOUS

22.1. Confidentiality of Terms. Both Parties promise not to disclose the price and payment terms and conditions of this Agreement to any third party, except:
(a) to a Party's auditors, accountants, tax advisors, attorneys, and insurance advisors, to the extent necessary when required in the normal conduct of such Party's business and provided such professionals are obligated in writing not to otherwise use or disclose this Agreement; (b) for governmental reporting and auditing requirements; (c) as required by Applicable Law; or (d) as agreed to in writing by the other Party.

22.2. Transfer. The Customer may not assign or sublicense or otherwise transfer voluntarily, or by operation of Applicable Law, any rights or obligations under this Agreement to a non-Affiliate without ALLIANCE-ONE's prior written consent, which consent shall not be unreasonably withheld. With respect to an AFFILIATE, Customer may assign or sublicense or otherwise transfer voluntarily, or by operation of Applicable Law, any rights or obligations under this Agreement with sixty (60) days prior written notice to ALLIANCE-ONE. ALLIANCE-ONE may not assign this Agreement without Customer's consent (except to Affiliates of ALLIANCE-ONE), which consent shall not be unreasonably withheld. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

22.3. Independent Contractor. Nothing in this Agreement will be construed as creating the relationship of employer and employee, partners or joint venturers between ALLIANCE-ONE and Customer, or between any of the Parties employees or representatives. Neither Party shall represent that it is (or that any of its employees are) an employee, partner or joint venturer with the other Party. It is the express intent of the Parties that ALLIANCE-ONE is not an employee, partner or joint venturer of the Customer for any purpose and that all services performed hereunder by ALLIANCE-ONE shall be as an "independent contractor" as that term is defined by Applicable Law, and that ALLIANCE-ONE shall be free to exercise independent judgment as to the time, place and manner of performing its duties as to all of the ministerial, non-discretionary Services under this Agreement.

22.4. Entire Agreement. This Agreement (including Exhibits and Work Orders hereunder and written amendments hereto) constitutes the entire agreement between the Parties hereto and supersedes any prior agreement (including those provisions of the Interim Agreement as related to all Project Start-Up Activities) with respect to the subject matter hereof, whether oral or written, and this Agreement may not be modified except in a written instrument executed by duly authorized representatives of both of the Parties hereto.

22.5. Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, in writing, at any time by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for purposes of this Agreement if, as to any Party, it is authorized in writing by an authorized representative of such Party. The failure of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every provision. No such waiver of any breach of this Agreement shall be held to constitute a waiver of any preceding or subsequent breach.

22.6. Notice, Service of Process and Regulatory Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and will be deemed to have been duly given on the date delivered by hand, by overnight courier service or by messenger, or upon delivery by registered or certified mail (return receipt requested) postage prepaid, to any Party at the following addresses, or to such other address as a Party to receive the notice or request so designates by written notice to the other:

If to ALLIANCE-ONE-

Computer Sciences Corporation
Attention: General Counsel
3170 Fairview Park Drive
Falls Church, VA 75205

With a copy to-
Alliance-One Services, Inc.
Attn: President
8616 Freeport Freeway
Irving, TX 75063

If to Customer-
Lincoln Benefit Life Company
Attn: General Counsel
5600 N. River Rd.
Suite 300
Rosemont, Illinois 60018

With a copy to-
Lincoln Benefit Life Company
Chief Transformation Officer
5600 N. River Rd.
Suite 300
Rosemont, Illinois 60018

In the event any legal process or notice is served on a Party to this Agreement in a suit or proceeding against any of the other Parties, the Party served shall promptly forward such process or notice on to the appropriate other Party at the address specified above. In the event any regulatory notices or correspondence pertaining to this Agreement is received by a Party, the Party receiving same shall promptly forward a copy to the other Parties at the address specified above.

22.7. Governing Law. The laws of the State of New York govern this Agreement, without regard to its principles governing the conflicts of laws. Because the Parties agree that this contract is not a contract for the sale of goods, this Agreement shall not be governed by any codification of Article 2, 2A, or 2B of the Uniform Commercial Code or any reference to the United Nations Convention on Contracts for the International Sale of Goods. Customer agrees that the Software Products are protected under the copyright laws of the United States and of the Berne Convention.

22.8. Waiver of Jury Trial. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND WHETHER MADE BY CLAIM, COUNTERCLAIM, THIRD-PERSON CLAIM OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS SECTION.

22.9. Counterparts. The signatures of the Parties need not appear on the same copy of this Agreement, so long as each Party signs at least one copy of this Agreement and the copies contain the same terms. The Parties may execute this Agreement in any number of duplicate originals and in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. Executed counterparts may be delivered electronically by facsimile or computer transmission, and electronic counterparts shall be deemed to be original copies of this Agreement (but, for clarity, electronic signature stamps shall not be permitted). This Agreement is effective upon delivery of one executed counterpart from each Party to the other Party.

22.10. Construction. The headings used herein are inserted only as a matter of convenience and for reference and shall not affect the construction or interpretation of this Agreement. Where context so indicates, a word in the singular form shall include the plural, a word in the masculine form the feminine, and vice-versa. The word "including" and similar constructions (such as "for example", "such as", and "e.g.") shall mean "including, without limitation," throughout this Agreement. The Parties agree that the terms and conditions of this Agreement are the result of negotiations between the Parties and that this Agreement shall not be construed in favor of or against any Party by reason of the extent to which the Party or its professional advisors participated in the preparation of this Agreement.

22.11. Severability. If any provision of this Agreement is held to be unenforceable, all other provisions will nevertheless continue in full force and effect.

22.12. Third Party Beneficiaries. Each Party intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person or entity other than Customer and ALLIANCE-ONE.

22.13. Covenant of Further Assurances. Customer and ALLIANCE-ONE covenant and agree that, subsequent to the execution and delivery of this Agreement and without any additional consideration, each shall execute and deliver any further legal instruments and perform any acts which are or may become necessary to effectuate the purposes of this Agreement.

22.14. Conflict of Interest / No Side-Payments. The Parties are not aware of any circumstances which cause or may cause a conflict of interest and which would affect its obligations and performance under the Set of Agreements. If during the Term or Termination Assistance Period, a conflict of interest arises, the Party with the conflict will immediately notify the other Party and agree on appropriate remedial actions.

     (a) The Parties will implement adequate procedures and policies to prevent, manage and resolve any conflicts of interest which arise as a result of the provision of services to a third party.

     (b) Neither ALLIANCE-ONE nor Customer will pay any salaries, commissions, fees or make any payments or rebates to any employee of the other Party, or to any designee of such employee, or favor any employee of the other Party, or any designee of such employee, with gifts or entertainment of significant cost or value or with services or goods sold at less than full market value.

22.15. No Solicitation of Employees. During the term of this Agreement, or any renewal thereto, and for a period of one (1) year after any expiration or termination of this Agreement, or any renewal thereto, neither ALLIANCE-ONE or Customer shall directly or indirectly solicit, attempt to employ or retain, or employ or retain any employee or representative of the other Party, independent contractor or otherwise, or take any other action to induce any person to leave the employ of the other Party, or any person, firm or corporation, public or private, to terminate any other relationship with the other Party;

22.16. Schedule of Authorized Personnel. ALLIANCE-ONE may rely on and carry out any of the instructions or requests of Customer pertaining to the normal day-to-day operations and functions of the Facilities and Systems, Software and Systems only from persons designated as having such authority as identified in a writing signed by Customer's President or General Counsel. Customer shall immediately provide ALLIANCE-ONE with written notice of any change of authority of persons previously authorized and enumerated as stated above to provide ALLIANCE-ONE with instructions or directions relating to services to be performed under this Agreement.

22.17. Survival. All Party's representations, warranties, confidentiality, indemnification, right to audit, recordkeeping and "no publicity" obligations and Customer's payment obligations pursuant to requests under either Section
10.10 (Services after Expiration) or Section 10.11 (Termination Assistance) shall survive the expiration or termination of this Agreement and continue in full force and effect.

22.18. Headings. The headings of the sections, subsections and paragraphs of this Agreement are inserted for convenient reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  [BALANCE OF PAGE LEFT INTENTIONALLY BLANK.]

                                    GLOSSARY

"Acceptance  Tests"  refer  to  Section  4.10.

"Admin Guidelines" means those policies, processes, work flows, and procedures required to perform the respective Administration Services for the applicable Contracts under the Set of Agreements in conformity with: (i) Applicable Law in accordance with Customer's reasonable interpretations thereof as may be requested by supplier and, on Customer's initiative, as provided in writing by an authorized officer of Customer; (ii) prudent business standards for detecting and preventing fraud; (iii) prudent internal controls; (iv) general industry standards; (v) the terms and conditions of the Contracts provided by Customer to ALLIANCE-ONE; (vi) the terms and conditions of applicable reinsurance agreements that are provided by Customer to ALLIANCE-ONE; and (vii) those Business Rules policies, processes, work flows, interpretations of applicable laws and regulations, including those unique to administering the Contracts, as may be reasonably specified in writing by Customer in accordance with the Set of Agreements.

"Administration Services" means (i) the services, functions and responsibilities described as within the scope of services to be provided, as stated in the applicable Work Order; and (ii) the services, functions, and responsibilities that are within the scope of services to be provided, as stated in the applicable Work Order, that are of a nature and type that would ordinarily be performed by the organization or part of the organization performing third party administration services substantially similar to the specified Administration Services within a company in the insurance and financial services industry, even if not specifically described in the Work Order.

"Administration  Services  Fees"  means  the  fees stated in Sections _______ of
Exhibit  11.2  -  Pricing  and  Financial  Provisions.

"Affiliate" an "affiliate" of, or Person "affiliated" with, a specific Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract other than a commercial contract for goods or non-management services, or otherwise, unless the power is the result of an official position with or corporate office held by the Person. Control shall be presumed to exist if any Person, directly or indirectly, owns, controls, holds with the power to vote, or holds proxies representing, ten percent (10%) or more of the voting securities of any other Person. This presumption may be rebutted by a showing made in a manner permitted by applicable law. In addition, Affiliates of Customer shall also include a Person who is able to exert a controlling influence over such other Person by virtue of: (1) having the ability to elect a majority of the board of directors of such other person, or (2) having the ability to appoint the management of such other Person, or (3) having a contract to manage such other person (including reciprocal or inter-insurance exchanges and mutual insurer) or, (4) being appointed to act as attorney-in-fact for such Person, or (5) any other kind of contract, or (5) control through other comparable means (including conforming to the local definition of control, if any), and/or a Person identified in the Set of Agreements as a Customer Service Recipient.

"Agent" means any employees, officers, directors, partners, consultants, representatives, third-party service providers or contractors or other persons designated by a Party to act or perform on its behalf.

"Agreement" means the documents in which the term "Agreement" is used, including all Exhibits, attachments and schedules or any other attachments thereto including the MSA document.

"ALLIANCE-ONE  Confidential  Information"  has  the  meaning  in  Section  18.1.

"ALLIANCE-ONE Designated Third Party Proprietary Materials" means all Materials owned by any third party and licensed to ALLIANCE-ONE as of or after the Effective Date, as expressly and separately identified in the Set of Agreements.

"ALLIANCE-ONE Group" means ALLIANCE-ONE, and all of the ALLIANCE-ONE Affiliates.

"ALLIANCE-ONE  Personnel"  means  employees  of  ALLIANCE-ONE.

"ALLIANCE-ONE  Parent  Guarantee"  has  the  meaning  in  Section  1.4(a).

"ALLIANCE-ONE Proprietary Materials" means: (1) the ALLIANCE-ONE Software; (2) ALLIANCE-ONE Confidential Information; (3) all data processing techniques, business and policy administration policies, practices, procedures, processes, techniques and work flows and ideas and know-how contained or reflected in the foregoing developed by ALLIANCE-ONE prior to the Effective Date or independently from the Set of Agreements; (4) Materials that reflect or incorporate ideas from ALLIANCE-ONE Software or ALLIANCE-ONE Confidential Information and any modification and/or Derivative Works created from the foregoing, regardless of whether created by ALLIANCE-ONE and its Affiliates or Customer and its Affiliates; and (5) all Intellectual Property Rights in the foregoing, but excluding Customer Proprietary Materials.

"ALLIANCE-ONE Service Locations" means the locations (other than Customer Premises, if the context so requires) from which ALLIANCE-ONE provides the Services to Customer under this Set of Agreements, as set out in Exhibit 20.1(a) ALLIANCE-ONE Service Locations.

"ALLIANCE-ONE Software" means depending on the context, a single Software system or collectively all the Software owned or licensed directly from third parties by ALLIANCE-ONE or any of its Affiliates (other than from Customer or its Affiliates) and used from time to time by ALLIANCE-ONE to perform the Services under the Set of Agreements, including all modifications, enhancements and Derivative Works thereof, whenever made.

"Alliance-One  Special  Service  Locations"  has the meaning in Section 20.1(g).

"Ancillary  Agreement"  has  the  meaning  in  Section  1.8.

"Applicable Law" means any of the following in force from time to time, no matter whether it is global, transnational, federal, state or local: any legislation including any common law, statute, statutory instrument, treaty, rule, regulation, directive, ordinance, decision, by-law, circular, code, mandatory guidance plan, order, notice, demand, decree, injunction, resolution, judgment, or mandatory instructions or requests by the respective regulators relating to either of the Parties or the Services or any lawful requirement, or demand of any Governmental Authority which has jurisdiction with regard to the Parties or the Services in the countries where the Services are supplied under this Agreement, or to matters dependent on or affected by the Services whether or not that requirement or demand has force of law.

"Applicable  Licensing  Laws"  has  the  meaning  in  Section  5.5(a).

"Applications" means programs and other Software (including the supporting documentation, media, on-line help facilities and tutorials) that perform user or business related information processing functions. Applications do not include the tools, utilities, or System Software used to deliver it. Applications include database management Software.

"Authorized  User"  means  an  entity  designated by Customer in accordance with
Section  4.3  as  authorized  to  receive  the  Services.

"Books  and  Records"  has  the  meaning  in  Section  8.3.

"Business  Continuity  /  Disaster  Recovery  Plan"  refer  to  Section  17.2.

"Business  Continuity  Services"  has  the  meaning  in  Section  17.2(b).

"Business Day" means a day other than a Saturday, Sunday or a Customer published holiday in the jurisdiction where the Authorized User of the Services is located unless such holiday is not a Zurich Financial Services corporate holiday in Switzerland.

"Change Management Procedures" means the change management procedures set out in
Exhibit 1.3(c) - Change Management Procedures.

"Change  of  Control"  refer  to  Section  10.5.

"Charges"  has  the  meaning  in  Section  11.2.

"Chronic  Failure"  has  the  meaning  in  Section  10.7(a).

"Chronic or Significant Service Level Defaults" means the ALLIANCE-ONE's performance, as measured by the applicable policy performance standards table, has fallen below the level of performance as designed as "Chronic or Significant Service Level Defaults" in Exhibit 7.4(a) - Service Levels and Service Level Credits, which shall entitle Customer to exercise the termination rights stated in Section 10 of the Agreement, subject to ALLIANCE-ONE's right to cure such failure, as further described in Section 16.1.

"Section"  means  in  this  Glossary  reference  to  a  section  in  the  MSA.

"Commencement Date" means the first day that ALLIANCE-ONE begins the Administration Services set forth in Exhibit 3.11 - Administration Services for the Contracts following completion and acceptance of any applicable transition services.

"Competitive  Developments"  has  the  meaning  in  Section  19.5.

"Contract" means the coverage documents for each insured or annuitant, which are written or reinsured by Customer or its Affiliates. Interchangeable with insurance policy.

"Contract Holder" means an insured, annuitant, owner, payor, or beneficiary under a Contract.

"Contract Holder Data" means all data relating to Contracts which may be generated by or made available to Administrator under the Set of Agreements, including Personal Information and includes such data relating to the Contracts written or reinsured by Customer or Customer Affiliates.

"Contract Year" means a period of twelve consecutive months commencing on the Effective Date or on an anniversary of the Effective Date, and with respect to the final Contract Year, the period between the last anniversary of the Effective Date and the date of the expiration or termination of the applicable Agreement (which may be shorter than twelve months).

"Covered  IP"  has  the  meaning  in  Section  15.1(b).

"Critical Deliverable(s)/Milestone(s)" means any deliverable defined as critical in the applicable Work Order.

"Critical  Delay"  has  the  meaning  in  Section  10.7(b).

"Customer"  has  the  meaning  in  the  Recitals.

"Customer Authorized Representative" means a person expressly authorized by Customer in a writing signed by the General Counsel, President, or other officer designated by the General Counsel or President to act on behalf of Customer in the areas corresponding to the such person's name, as such writings may be updated from time to time in a written notice to ALLIANCE-ONE's general counsel.

"Customer Agent" means a person engaged in the sale of products and services of Customer pursuant to a contract with Customer, excluding employees of Customer.

"Customer  Confidential  Information"  has  the  meaning  in  Section  18.3.

"Customer Content" means any of Customer's, its Affiliates' or Customer Customer's unique materials (1) relating solely to Customer's or its Affiliates' business and (2) provided by Customer, excluding Personal Information, but including, without limitation, any names, trademarks, images, photographs, illustration, data, confidential strategic business information, future marketing and business plans, other text unique to Customer's or its Affiliates', business and Contract administration policies, practices, procedures, processes, techniques and work flows and ideas and know-how contained or reflected in the foregoing, product content, and business requirements relating to those business processes which are the subject of this Agreement.

"Customer  Covered  IP"  has  the  meaning  in  Section  15.2(b).

"Customer Data" means collectively all data and information (1) submitted to ALLIANCE-ONE or Subcontractors by or on behalf of Customer, (2) obtained by ALLIANCE-ONE or Subcontractors in connection with the Set of Agreements or (3) to which ALLIANCE-ONE or Subcontractors have access from or on behalf of Customer in connection with the provision of the Services.

"Customer Designated Third Party Proprietary Materials" means all Materials owned by any third party and licensed to Customer as of or after the Effective
Date,  as  expressly  and  separately  identified  in  the  Set  of  Agreements.

"Customer Facing Activities" means any activity to be performed by ALLIANCE-ONE which involves direct communications with Customer's suppliers, Customer Agents, or Contract Holders, regardless of whether such communications is via the telephone, written correspondence, email or otherwise.

"Customer  Group"  means  the  Customer  MSA  Party  and  all  of  the  Customer
Affiliates.

"Customer  Personal  Information"  refer  to  Section  18.2.

"Customer  Personnel"  means  employees  of  Customer.

"Customer Proprietary Materials" means: (1) the Customer Software; (2) Customer Confidential Information; (3) Customer Content; (4) all data processing techniques, business and policy administration policies, practices, procedures, processes, techniques and work flows and ideas and know-how contained or reflected in the foregoing used by Customer prior to the Effective Date or independently from the Set of Agreements and including all Customer Standards and Procedures; (5) Materials that reflect or incorporate ideas from Customer Software or Customer Confidential Information and modifications and/or Derivative Works created from the foregoing, regardless of whether created by ALLIANCE-ONE and its Affiliates or Customer and its Affiliates; and (6) all Intellectual Property Rights in the foregoing, but excluding ALLIANCE-ONE
Proprietary  Materials  and  the  embodiments  described  in  Section  19.3(c).

"Customer Software" means depending on the context, a single Software system or collectively all the Software owned or licensed directly from third parties by Customer or any of Customer's Affiliates (other than from ALLIANCE-ONE or its Affiliates) and used by Customer or any of Customer's Affiliates in its or their business, including all modifications, enhancements and Derivative Works thereof, whenever made.

"Customer Standards and Procedures" means all of Customer's standards, practices, policies and procedures relating to corporate information security, safety, personnel, contractors, subcontractors and data retention and which have been disclosed to ALLIANCE-ONE.

"Data  Interface  Formats"  has  the  meaning  in  Section  19.4(a).

"Data  Security  Breach"  has  the  meaning  in  Section  10.6.

"Defense"  has  the  meaning  in  Section  15.4(a).

"Derivative Works" means any Materials created after the Effective Date which are based upon the specifically referenced Materials, where such newly created Materials may include translations, reproductions, abridgements, condensations, or any other form in which the specifically referenced Materials may be recast, transformed, adapted, revised or modified.

"Dispute" means any dispute, controversy or claim arising out of or relating to the Set of Agreements.

"Effective Date" has the meaning given to such term in the introductory paragraph to this Agreement.

"Employees"  has  the  meaning  in  Section  18.2(d).

"End User " means an individual using the Applications supported by ALLIANCE-ONE as part of the Service.

"Exceptional Items " means expenditures approved in advance by Customer and incurred by ALLIANCE-ONE in connection with directions given by the Regulator as described in Section 8.10(c).

"Exhibit " means any Exhibit, including its appendices and schedules, as amended from time to time, each of which form an integral part of the MSA, unless an
Exhibit  is  referenced  in  subsequent  agreements.

"Expedited Dispute Procedure" means the procedure for escalating and resolving Disputes set out in Exhibit 14.5 - Expedited Dispute Procedures.

"Facilities  and  Systems"  has  the  meaning  in  given  in  the  Recitals.

"Force  Majeure  Event"  has  the  meaning  in  Section  17.1.

"Gross Negligence" means both "the intentional failure to perform under the Agreement," and "performance under the Agreement, but with reckless disregard of the consequences."

"In  Force  Policy"  means  those  Policy  Products  that  are  active.

"Insolvency Event" means, in relation to a Party (i) the issuance of a petition for winding up of that Party which petition is not withdrawn or discharged within twenty-eight (28) days of its issue; (ii) the making of an order or an effective resolution being passed for the winding up of that Party, except for the purpose of a solvent amalgamation or reconstruction where the resulting entity assumes all of the obligations of the relevant Party under this Agreement; (iii) the appointment of a liquidator, receiver, administrative receiver, administrator, trustee or other similar officer or an encumbrance (a) taking possession of the whole or any part (which is material in the context of the performance of the affected Party's obligations under this Agreement) of that Party's undertaking, property or assets; and (b) notifying the other Party in writing that such event will or is highly likely to materially affect the first Party's ability to perform any of its material obligations under this Agreement; (iv) a Party ceasing to service its outstanding debt; (v) the application for debtor's protection under applicable bankruptcy laws; or (vi) the voluntary notification by the Party that it is over-indebted.

"Insured" means Customer's life Contract Holder or certificate-holder of a Contract, and/or person insured thereunder if not the Contract Holder or certificate-holder.

"Intellectual Property Rights" means all intellectual property, including patents, utility models, trade and service marks, trade names, domain names, right in designs, copyrights, moral rights, topography rights, rights in databases, trade secrets and know-how, in all cases whether or not registered or registrable and including registrations and applications for registration of any of these and rights to apply for the same, rights to receive equitable remuneration in respect of any of these and all rights and forms of protection of a similar nature or having equivalent or similar effect to any of these anywhere in the world.

"IT"  means  information  technology.

"Joint  Affiliate  Agreement"  or  "JAA"  has  the  meaning  in  Section 1.6(a).

"Jurisdictions" means the countries where or into which the Services will be supplied.

"Losses" In respect of any matter, event or circumstance includes all damages, payments, losses, costs, fees, fines, penalties, reasonable expenses or other liabilities, including interest thereon.

"Materials" means collectively, Software, literary works, other works of authorship, specifications, design documents and analyses, equipment configuration information, processes, methodologies, programs, program listings, documentation, reports, drawings, data compilations or databases and similar work products.

"MSA"  means  this  Master  Services  Agreement.

"NDA"  has  the  meaning  in  Section  18.1(a).

"NPI"  has  the  meaning  in  Section  18.2(b).

"Net  Loss"  has  the  meaning  in  Section  15.12(d).

"OFAC" means the "Office of Foreign Assets Control" in the United States Department of the Treasury, and should be used in the context of Customer's compliance with Federal OFAC Law applicable to the financial services industry.

"Paid"  has  the  meaning  in  Section  15.11(g).

"Pass-Through  Expenses"  refer  to  Exhibit  11.2  -  Pricing  and  Financial
Provisions.

"Payable"  has  the  meaning  in  Section  15.11(h).

"Person" means any individual, firm, corporation wherever incorporated, trust, joint venture (whether or not having a separate legal personality), partnership, limited liability company, association (whether incorporated or not), government, state, agency of state or authority thereof, and also such person's legal personal representatives and successors.

"Personal Information" is defined in Section 18.2(b). Personal Information will be used by ALLIANCE-ONE solely to perform Services under this Agreement and will not be disclosed to any person or entity other than ALLIANCE-ONE's employees, subcontractors, or representatives needing access to the Personal Information to perform under this Agreement. However, ALLIANCE-ONE may use non-Personal Information obtained from this Contract Holder Data for the purpose of data compilation, statistical analyses, and other studies.

"Performance Standard" means the standards of performance of the Services required of ALLIANCE-ONE pursuant to this Agreement, and described in Exhibit 12.11(b) - Performance Levels.

"Person-hour"  means  the  services  of  one  person  for  one  full  hour.

"Personnel" means, in relation to a Party, any officer, employee, servant, agent, Subcontractor or other personnel employed, used, assigned or engaged by that Party or, in relation to Customer, any other member of the Customer Group or, in relation to ALLIANCE-ONE, any other member of the ALLIANCE-ONE Group;

"Policy Product " means a product in the portfolio of products serviced (i.e. new business and in-force) under the Set of Agreements. Interchangeable with Contract.

"Privacy  Laws"  has  the  meaning  in  Section  18.2(a).

"Quality Assurance Procedures and Measurements" has the meaning in Section 4.13(a).

"Regulator" means a representative of a governmental entity having jurisdiction over the Person in question.

"Reimbursable Expenses" means those authorized costs and expenses incurred by ALLIANCE-ONE in connection with its performance of the Services and its obligations under this Agreement and as described in Exhibit 11.2 - Pricing and Financial Provisions.

"Security  Incident"  has  the  meaning  in  Section  18.2(g).

"Services" means the services to be provided under the Set of Agreements, including the Administration Services, Transition Services, Transformation Services and Termination Assistance.

"Service Commencement Date" means (i) the date on which ALLIANCE-ONE begins to provide the Services under the MSA, and (ii) in respect of New Services, each Date of Acceptance or (iii) such other date as may be agreed between the Parties.

"Service  Locations"  has  the  meaning  in  Section  20.1(a).

"Service Recipients" means End Users, customers of Customer and/or the Customer Retained Organization, as applicable.

"Set of Agreements" means all agreements that governs the outsourcing relationship between ALLIANCE-ONE and Customer as well as the provision of the Services and all related services in relation to such outsourcing relationship by ALLIANCE-ONE to Customer.

"Shared Usage Applications" means an Application supported by ALLIANCE-ONE which may be used by Customer staff and/or agents and/or customers and/or prospective customers

"Software" means the object code and source code version of any applications programs, operating system software, firmware, computer software languages, utilities, other computer programs and related documentation, in whatever form or media, including the tangible media upon which such applications programs, operating system software, firmware, computer software languages, utilities, other computer programs and related documentation are recorded or printed, together with all corrections, improvements, updates and releases thereof.

"Software Product" means any computer software package owned, licensed or marketed by ALLIANCE-ONE and used by ALLIANCE-ONE in providing the Services under this Agreement, and includes all computer code (whether machine readable or human readable), Documentation, and related materials identified by ALLIANCE-ONE as part of the package, including moral rights related thereto.

"SSAE 16" means "Statement on Standards for Attestation Engagements (SSAE) No. 16," an attestation standard put forth by the Auditing Standards Board (ASB) of the American Institute of Certified Public Accountants (AICPA) or its equivalent replacement.

"SSAE  16  Report"  has  the  meaning  in  Section  21.1.

"Step-In  Action"  has  the  meaning  in  Section  15.6(a).

"Subcontractor" means a third party entity unrelated to ALLIANCE-ONE that undertakes to provide any of the Administration Services in Exhibit 3.11.

"System Software" means those programs and Software, including documentation and materials, that perform tasks basic to the functioning of the computer hardware, or which are required to operate the Applications, or otherwise support the provision of Services by ALLIANCE-ONE. Systems Software includes Operating Software, systems utilities, and any other Software not designated as Applications.

"Term"  means  the  term  of  the  MSA  as  described  in  Section  10.

"Terminated Services" means any Service or portion of a Service that Customer or ALLIANCE-ONE terminates in accordance with the MSA.

"Termination  Assistance"  has  the  meaning  in  Section  10.11(d).

"Termination  Assistance  Period"  has  the  meaning  in  Section  10.11(b).

"Termination  Effective  Date"  means  the date in which Customer no longer pays
Customer  In  Force  Policy  fees  or  New  Business  Transaction  Fees.

"Termination Fees" means the fees payable by Customer for early termination in accordance with Exhibit 11.2(a) - Pricing and Financial Provisions.

"Third Party" means a legal entity, company or person(s) that is not a Party to the Agreement, and is not an Affiliate of a Party.

"Third Party Contract" means those agreements where a Third Party is providing products or services prior to the Effective Date that relates to or support the Services, including any licenses, leases and service contracts.

"Time and Materials Basis" If a Work Order or Exhibit states that services will be provided on a "Time and Materials Basis," charges for said services will be determined by the amount of ALLIANCE-ONE's personnel time, computer time, and materials used in providing the services, plus reimbursable expenses in the Work Orders. Services may be billed by the Person-hour or any other unit agreed on in writing in the Work Orders. Services will be provided on a Time and Materials Basis and billed by the Person-hour at Standard Time and Materials Rates, unless the controlling Work Order or Exhibit specifies a different arrangement.

"Tools" means the application software, utility software, software development and performance testing tools, testing scripts, know-how, methodologies, processes, technologies and algorithms, and related documentation, used by ALLIANCE-ONE to provide the Services.

"Transformation" means the activities and projects undertaken by ALLIANCE-ONE for the purpose of achieving the target solution under this Set of Agreements, as further described in the applicable Work Order.

"Transition" means the one-time activities and projects required to effectively transfer the responsibility for the Assets, the Affected Employees and the Third Party Contracts from Customer to ALLIANCE-ONE as further described in the applicable Work Order.

"Work Order" means a Customer-approved request for Services submitted by Customer.

                     Exhibit 3.11 - Administration Services

1. ADMINISTRATION SERVICES.

Unless otherwise stated in a Work Order, ALLIANCE-ONE shall provide, following the completion and acceptance of any applicable transition services, all of the Administration Services listed in this Exhibit 3.11 for the Contracts identified in each Work Order under this Agreement.

2. ALLIANCE-ONE SHALL PROVIDE CONTRACT ADMINISTRATION SERVICES AS MORE FULLY DESCRIBED BELOW:

2.1. Description of Administration Services. The following describes the Administration Services ALLIANCE-ONE will perform in accordance with the Admin Guidelines and as directed by Customer (herein described as the "Services"):

     (a) Underwriting Services. ALLIANCE-ONE assumes the policy block will be closed to new business, supporting only underwriting for post issue conversion and change processing, Term product conversion, reinstatements guidelines, and future purchase options.

     (b) Policy Owner Services. ALLIANCE-ONE will support policy service and change requests, as applicable to Customer's in-force product portfolio and policy blocks, including:

          (i)  Policy  status,  benefit,  billing  information.

          (ii)  Benefit,  payment  or  loan  history.

          (iii)  Service  or  change  forms.

          (iv) Change of ownership, beneficiary, assignment, power of attorney, address.

          (v)  Change of billing mode, form, payor address, third-party address.

          (vi)  Policy  loan,  withdrawal,  cancellation,  surrender.

          (vii)  Duplicate  policy,  specimen  policy  or  policy  certificate.

          (viii) In-force illustration requests for up to three illustrations per policy per year.

          (ix)  Billing  notice  or  annual  statement  reprint.

          (x) Reinstatement, conversion, exchange, policy benefit or face amount change, re-entry, GIO and future purchase options.

          (xi)  Policy  maturity  and  non-forfeiture  processing.

          (xii)  Replacement,  1035  exchange,  cost  basis.

          (xiii)  Policy  correspondence  and  confirmation  notices.

          (xiv)  On  benefit  annuity  set-up  and  payout.


                                EXHIBIT 3.11 - 1

          (xv)  Policy  dividends.

          (xvi)  Minimum  required  distribution  and other annuity withdrawals.

          (xvii) Reinstatements and complex changes requiring underwriting review will be routed to Customer underwriting for approval using ALLIANCE-ONE's automated workflow and image systems.

          (xviii) Disbursements in excess of the Customer-defined limits will be routed to Customer's client services management for review and approval.

          (xix) The Customer will provide required policy forms and state variation pages to support duplicate or specimen policy requests.

          (xx)  The  Customer  has  provided  required  illustration  software.

          (xxi) Copies of policyholder annual statements, correspondence, confirmations billing, grace and lapse notices, annual privacy notices are archived per ALLIANCE-ONE's standard archive processes for future audit and reference, as well as policyholder or agent requests for notice or statement re-mailing.

          (xxii) Copies of system reports and registers are archived for future audit and reference.

     (c) U.S. Treasury's Financial Crimes Enforcement Network ("FinCEN") and OFAC program services as set forth in the Customer Admin Guidelines.

     (d) Customer Contact Center. ALLIANCE-ONE will deliver dedicated customer service:

          (i) Dedicated 800 lines will direct calls to ALLIANCE-ONE's customer contact center team, responding to policy queries and service requests, from policyholders, agents, claimants, beneficiaries.

          (ii) Service transactions and correspondence are processed, following Customer's Admin Guidelines.

     (e) Claims. Claims will be processed by ALLIANCE-ONE in accordance with Admin Guidelines. ALLIANCE-ONE will support these processes for claims:

          (i)  Logging  and  documenting  claim  notification.

          (ii) Claim acknowledgement beneficiary notification as defined by the Customer's Admin Guidelines.

          (iii) Collecting claims requirements as defined by the Customer's Admin Guidelines.

          (iv) Pending claim follow-up as defined by the Customer's Admin Guidelines.

          (v) Claims examination and decision to pay or not pay as defined by the Customer's Admin Guidelines.

          (vi) Routing claims in excess of ALLIANCE-ONE'S approval limits to the Customer for approval, via ALLIANCE-ONE'S automated workflow and image system.


                                EXHIBIT 3.11 - 2

          (vii) Final processing, including check payment, retained asset account transfers, claim denial, contract rescission. Claim denials will be routed to Customer for final review and decision, via ALLIANCE-ONE's automated workflow and image system.

          (viii) Contestable claims information will be collected by ALLIANCE-ONE, and then referred to the Customer for final review and decision.

          (ix) Claim files will be maintained in AWD image and workflow system, with restricted-access to confidential claims materials and files.

          (x) Claim types include but are not limited to the following: death, waiver of premium, A&H, acceleration of benefit requests.

          (xi) ALLIANCE-ONE claims personnel, as appropriate, will receive general anti-fraud and unfair claims practices act training annually.

     (f) Billing and Premium Processing. ALLIANCE-ONE will support the aspects of billing and collection, including:

          (i)  Direct,  ACH,  government  allotment  and  list  billing.

          (ii)  Lockbox  for  direct  premium  and  loan  repayments.

          (iii)  Returned  checks,  ACH  and  credit  or  debit  card  payments.

          (iv)  Premium  payment  research  and  suspense  reconciliation.

          (v) Copies of billing and other policyholder notices are archived for future audit and reference, as well as policyholder or agent requests for notice re-mailing.

     (g) Agent Commissions and Support Services. ALLIANCE-ONE will provide the following Agent Support Services:

          (i) Provide a file of commissionable event to Customer's provider Se2 for payments.

          (ii) ALLIANCE-ONE will update its files based upon work provided to ALLIANCE-ONE by Se2.

     (h) Financial Reporting Services. ALLIANCE-ONE will provide Financial Administration Services as follows:

          (i) Accounting - ALLIANCE-ONE shall be responsible for establishing a chart of accounts on the ALLIANCE-ONE general ledger systems based on guidelines submitted by the Customer and providing an interface between ALLIANCE-ONE's system and the Customer's Oracle general ledger on a monthly basis with individual transaction level detail. ALLIANCE-ONE will maintain policy level accounting and provide the Customer with detailed reporting regarding state and federal withholding, policy benefits, policy loans and policy deaths. Monthly reserve files will be produced and reconciliation of assets owned to policy liabilities will be performed. The Customer shall be responsible for providing


                                          EXHIBIT 3.11 - 3

          ALLIANCE-ONE with any necessary manual policy level accounting entries, reporting to regulatory agencies, tabulating and paying state premium taxes (where applicable). ALLIANCE-ONE is responsible for balancing cash accounts and will also handle any returned checks per the Customer's Admin Guidelines.

          (ii) Bank Account Reconciliation - The Customer will establish a unique bank deposit account to be utilized by ALLIANCE-ONE for premium deposits and miscellaneous receipts of cash. The Customer will also establish a unique bank disbursement account for policy checks produced by ALLIANCE-ONE during the administration of the business. Both accounts will be reconciled by ALLIANCE-ONE on a monthly basis, with copies of all reconciliations sent to the Customer in accordance with the Performance Standards.

          (iii) Disbursements - ALLIANCE-ONE's disbursement platform will be used to generate checks and create positive pay interfaces to the banks. Cleared check files from the bank will be interfaced to the system to generate outstanding checks and escheat information. All escheat information will be provided to the Customer and includes the mailing of uncashed check notices on stale-dated checks after responses received from uncashed check notices as well as all remaining stale-dated outstanding items shall be remitted to Customer via electronic format that can be imported into Customer's unclaimed property system or similar manual process. Disbursement account(s) will be set-up and maintained as needed to handle all Customer disbursements, which include, but are not limited to the following: claims, surrenders and loans.

          (iv) Audits - ALLIANCE-ONE will provide support of audits from both Customer's internal and external auditors, subject to the provisions of Section 8 of the Agreement.

          (v) Tax processing - In accordance with the standards as provided by Customer in the Admin Guidelines, ALLIANCE-ONE will calculate taxable amounts in connection with any payments ALLIANCE-ONE makes in connection with Services. ALLIANCE-ONE will ensure, as Agent for Customer, that tax information reporting and withholding is properly calculated and reported to Customer in accordance with the standards provided by Customer in the Admin Guidelines. ALLIANCE-ONE will provide periodic data files in accordance with the method, format, frequency and timing specified by Customer in the Admin Guidelines so that Customer has the information Customer requires in order to submit applicable tax filings, tax information reporting and depositing of withheld tax.

          (vi) ALLIANCE-ONE will notify Customer as soon as reasonably possible and consult with Customer prior to responding to correspondence received from federal, state, local and foreign tax authorities concerning any subpeona, audit, notice of deficiency, or IRS Penalty Notice under IRS Notice 972CG. ALLIANCE-ONE will follow the Admin Guidelines in processing and responding to IRS levy requests and any similar levy requests received from state or local tax authorities received in connection with insurance policies administered on behalf of Customer.


                                EXHIBIT 3.11 - 4

          (vii) ALLIANCE-ONE will endeavor to administer the Contracts by following the Customer's Admin Guidelines on behalf of Customer. Customer shall ensure that the Admin Guidelines incorporate and remain current with all Applicable Laws applicable to the administration of the Contracts. Customer and ALLIANCE-ONE will endeavor to put in place controls to administer life Contracts in compliance with IRC Section 7702 and IRC Section 7702A as interpreted by Customer.

     (i)  Mail  and  Records.  ALLIANCE-ONE will provide the following services:

          (i) Mail will be directed to the Customer-owned post office boxes. Mail will be transported by courier to ALLIANCE-ONE's service center several times during the business day. Incoming mail is immediately opened, prepped and scanned into ALLIANCE-ONE's automated workflow and image system.

          (ii) Policy notices and statements are printed in ALLIANCE-ONE's central print center and mailed by pre-sort houses at lower postal rates.

          (iii) Policy correspondence, notices and statements are mailed with USPS address forwarding service requested and change of address notification.

          (iv) The Customer utilizes a combination of paper, microfiche, microfilm and/or image policy files. ALLIANCE-ONE will be responsible for all delivered inventoried, in-scope policy files, defined as:

               1.  Policy  files  for  all  in-force  policies.

               2. Policy files for all life policies terminated within the 24 months of the date of transition.

          (v) The Customer will deliver to ALLIANCE-ONE's designated locations in-scope paper policy files on a case by case basis upon request. On-demand retrievals will be scanned by ALLIANCE-ONE into image files, as well as any other records and files required to provide the services outlined. The Customer will retain all microfiche and microfilm physical records and will deliver to ALLIANCE-ONE images for these records when the file is required for policy administration.

          (vi) ALLIANCE-ONE will be responsible for maintaining all out-of-scope policy files. When required for policy research or servicing, file retrieval will be ALLIANCE-ONE's responsibility. Customer will be responsible for the cost of shipping and installing paper policy files to the Iron Mountain storage facility supporting ALLIANCE-ONE's
          Nashville, TN service center. Customer will be responsible for the monthly storage and retrieval expenses. When retrieved policy files are delivered to ALLIANCE-ONE's service center, the file will be scanned into ALLIANCE-ONE's automated workflow and image system.

          (vii) As provided for in Customer's Admin Guidelines, scanned mail and policy files will be securely shredded or retained at off-site storage facilities designated by the Customer.


                                EXHIBIT 3.11 - 5

          (viii) Annual mailing of prospectuses 2016 forward (mailing as handled by a third-party) including determination of which prospect and fund goes with which policyholder. This service not included in Policy Fee and would be performed on a Time and Materials basis.

     (j)  Financial Reporting. ALLIANCE-ONE will provide the following services:

          (i)  Monthly  valuation  extracts.

          (ii)  Monthly  reinsurance  extracts.

          (iii) Standard daily reports as defined by Customer, and as mutually agreed to in the project study.

     (k) Complaint Handling. Pursuant to the performance schedule in Exhibit 7.4(a), ALLIANCE-ONE will draft suggested to all complaints and, upon approval and return of response by the Customer with electronic signature, mail all final complaint responses.

          (i) Complaints include all written or verbal communications primarily expressing a grievance and include, but are not limited to, all such communications with regard to a Contract from state departments of insurance, state or federal regulators or an attorney.

          (ii) ALLIANCE-ONE will track receipt, description, and status of all complaints by state and, upon request, will provide to Customer reports providing such information.

          (iii) ALLIANCE-ONE will provide proposed complaint responses to Customer for review and approval via ALLIANCE-ONE's automated workflow and image systems. The service requirements stated in the Performance Standards set forth in Exhibit 7.4(a) will toll during the review and approval period and will resume upon a final response being returned by Customer to ALLIANCE-ONE.

          (iv) ALLIANCE-ONE will provide access to Customer of all complaint responses, together with copies of any accompanying documentation, as well as copies of the originating communication.

          (v) ALLIANCE-ONE will forward any lawsuit, threatened lawsuit, legal or judicial action pertaining to Customer or its Contracts to Customer as soon as possible after its receipt of such communication but in no case later than 2 Business Days after its receipt of such communication.

                                EXHIBIT 3.11 - 6

          Exhibit 5.5(b) -- Applicable TPA Laws - Mandatory Provisions

This Exhibit 5.5(b) shall apply only if, to the extent, and for so long as, ALLIANCE-ONE or its successor is subject to state insurance laws applicable to third party administrators and to the extent that any of the Services are subject to Applicable Law governing insurance administrators.

DEFINITIONS

In addition to those terms defined in the Agreement of which this Exhibit 5.5(b) is a part and those terms defined in the Agreement, as used in this Exhibit 5.5(b):

"Administrator" refers to ALLIANCE-ONE and shall apply only if, to the extent, and for so long as such entity or its successor is subject to state insurance laws applicable to third party administrators.

"Customer" refers to the insurance company for whom ALLIANCE-ONE will perform Administration Services.

"Admin Guidelines" refers to the detailed description of how Customer's business is to be administered by ALLIANCE-ONE in accordance with the Agreement, as that detailed description is to be confirmed in writing by Customer as complying with applicable laws.

                     MANDATORY PROVISIONS FOR ADMINISTRATOR
                      AGREEMENTS BASED UPON STATE STATUTES

Subject: Continuing Customer Responsibilities

     1. Continuing Customer Responsibilities. Customer shall be responsible for determining the benefits, premium rates, underwriting criteria and claims payment procedures applicable to the coverage and for securing reinsurance, if any. As to the administration of coverage insured by Customer, Customer, and not Administrator, shall be responsible for determining the benefits, rates, underwriting criteria, and claims payment procedures applicable to such coverage and for securing reinsurance, if any. As applicable for the services provided by Administrator, the rules pertaining to these matters shall be provided, in writing, by Customer to Administrator. Customer shall provide to Administrator, in writing, procedures pertaining to Administrator's administration of benefits, premium rates, underwriting criteria and claims payment. The responsibilities of Administrator as to any of these matters shall be set forward in the written agreement between the Administrator and the Customer and as reflected in more detail in the Customer Admin Guidelines.

     2. Continuing Customer Responsibilities. The written agreement between the Administrator and Customer and as reflected in more detail in the Customer Admin Guidelines shall make provision with respect to the underwriting or other standards pertaining to the business underwritten by Customer, as well as with respect to the other functions Administrator is to perform, including for which lines, classes, and types of coverage Administrator shall perform such functions.


                               EXHIBIT 5.5(b)- 1

     3.  Continuing  Customer  Responsibilities.

          3.1. It is the sole responsibility of Customer to provide for competent administration of its programs.

          3.2. In cases where Administrator administers benefits for more than one hundred (100) certificate holders or covered individuals on behalf of Customer who are resident in a state that so requires, Customer shall, at least semiannually, conduct a review of the operations of Administrator. At least one such review shall be an on-site audit of the operations of the Administrator All information and documentation related to a review or on-site audit shall be made available to the appropriate insurance regulatory official upon request and must remain on file with the Customer for at least five years from the date of the review or on-site audit.

Subject: Copy of Written Agreement

     4. A copy of the written Agreement between Administrator and Customer shall be retained by both parties for the duration of the Agreement, and any renewals thereof, and for seven (7) years thereafter. The Agreement must include a statement of the functions that the Administrator will perform on behalf of the Customer and specify the lines, classes, or types of coverage that the Administrator is authorized to administer on behalf of the Customer.

Subject: Approval of Materials

     5.  Advertising  and  Other  Materials  Sent  to  Policyholders.

          5.1. To the extent the Administrative Services provide for Administrator to distribute Customer's marketing materials, Administrator may use only those advertising materials pertaining to the Contracts underwritten by Customer as have been approved in writing by Customer in advance of their use.

          5.2. Any policies, certificates, booklets, termination notices, or other written communications provided by Customer to Administrator for delivery to policyholders shall be delivered by Administrator promptly after receipt of instructions from Customer to deliver them.

Subject: Receipts, Payments, Accounts and Compensation

     6. Effect of Administrator's Receipt of Payments. The payment to Administrator of any premiums or charges for insurance or annuity contributions or investments by or on behalf of a policyholder shall be deemed to have been received by Customer with respect to such policyholder, and the payment of return premium, other consideration, claims or other contract payments or other amounts by Customer to Administrator shall not be deemed payment to the policyholder or claimant until such payments are received by such policyholder or claimant.

     7. Premium Collection and Payment of Claims. All insurance charges or premiums collected by Administrator on behalf of or for Customer, and the return of premiums received from Customer, shall be held by Administrator in a fiduciary capacity. In the event Customer for any reason requests Administrator to establish, and Administrator agrees to and does establish, a fiduciary deposit bank account for Customer on behalf of a Customer, such account shall be exclusive to Customer in a federal or state chartered, federally insured financial institution. Any such funds received by Administrator shall be immediately remitted to the person entitled to them or

                               EXHIBIT 5.5(b)- 2
     deposited promptly into the fiduciary deposit bank account. Administrator shall withdraw funds from such account only for the purposes stated below. If charges or premiums so deposited have been collected on behalf of or for more than one insurer, Administrator shall maintain records clearly recording the deposits in and withdrawals from such account on behalf of or for each insurer. Administrator shall keep copies of all such records and, upon request of an insurer, shall furnish such insurer with copies of such records pertaining to deposits and withdrawals on behalf of or for such insurer. Administrator shall not pay any claim by withdrawals from an account established in which premiums or charges are deposited. Administrator shall withdraw funds from such account only for the following purposes: (1) remittance to Customer of funds to which Customer is entitled; (2) deposit in an account maintained in the name of Customer; (3) transfer to and deposit in a claims paying account with claims to be paid as required or permitted under Applicable Law and this Agreement; (4) payment to a group policyholder for remittance to the insurer entitled to the funds; or (5) remittance of return premiums to the persons entitled to the funds.

     8. Form of Payments. All claims, disbursements, or payments paid by Administrator on behalf of Customer shall be paid only on checks, drafts or, if permitted by law, wire transfers of and as authorized by Customer, including as specified in the Customer Admin Guidelines.

     9. Contingent Fees. Administrator's compensation under this Agreement shall not be contingent upon savings obtained in the adjustment, settlement and payment of losses covered by the Customer's obligations. The foregoing shall not preclude compensation to Administrator based on premiums or charges collected or the number of claims paid or processed.

Subject: Books, Records and Reporting

     10. Records of Receipts. Administrator shall maintain a cash receipts register of all premiums or contributions or investments received. The minimum detail required in the register shall be date received and deposited, the mode of payment, the policy number, name of policyholder, individual premium or other consideration, other contributions or investment amounts, and agent or other selling representative, if applicable.

     11. Records of Disbursements. The description of a disbursement shall be in sufficient detail to identify the source document substantiating the purpose of the disbursement, and shall include all of the following: (1) the check number; (2) the date of disbursement; (3) the person to whom the disbursement was made; (4) the amount disbursed; and (5) ledger account number. If the amount disbursed does not agree with the amount billed or authorized, Administrator shall prepare a written record as to the discrepancy.

     12. Monthly Accounting. Administrator shall render accounts to Customer detailing all policy-related transactions and remit all money due to Customer under the Agreement at least monthly. Administrator will periodically render an accounting to Customer detailing all transactions performed by Administrator pertaining to the business relating to the Agreement. Administrator shall prepare and maintain monthly financial institution account reconciliations as part of the policyholder accounting books and records.

     13. Recordkeeping requirements.

          13.1. Administrator shall maintain at its principal administrative office, for the duration of the Agreement and at least five (5) years thereafter, adequate books and records of all transactions between Administrator, Customer and insured persons. Such books and

                               EXHIBIT 5.5(b)- 3
          records shall be maintained in accordance with prudent standards of insurance record keeping. The appropriate insurance regulatory official shall have access to such books and records for the purpose of examination, audit and inspection.

          13.2. Any trade secrets contained therein, including, but not limited to, the identity and addresses of policyholders and certificate holders, shall be confidential, except the appropriate insurance regulatory official may use such information in any proceedings instituted against Administrator.

          13.3. Customer shall retain the right to continuing access to such books and records of Administrator sufficient to permit Customer to fulfill all of its contractual obligations to insured persons, subject to any restrictions in the Agreement between Customer and Administrator concerning the proprietary rights of the parties in such books and records.

          13.4. Administrator may transfer the books and records of transactions between Administrator and Customer with which Administrator has entered into a written agreement to a new administrator if: (A) the agreement between Administrator and Customer is canceled; and (B) a written agreement for a transfer of the books and records is made between Administrator and Customer. If the books and records are transferred to a new administrator, the new administrator shall acknowledge in writing that the new administrator is responsible for retaining the books and records of the prior Administrator as required under subsection 13.1 above.

Subject: Notices and Disclosures

     14. Notices to Policyholders.

          14.1. To the extent required by Applicable Law, Administrator shall provide written notice, which must first be approved by Customer, to policyholders advising them of the identity of and relationship among Administrator, the policyholder, and Customer.

          14.2. When Administrator collects funds (e.g. premiums or other permitted charges) from a policyholder, the Customer Admin Guidelines will provide for the policyholder to have received written notice of the amount attributable to premium charged by Customer for such insurance coverage separate from any other charges. Additional charges may not be made for a service to the extent that the charge for the service has been paid by the Customer.

Subject: Termination

     15. Termination. Customer may terminate the Agreement for cause upon written notice sent by certified mail to Administrator and may suspend the underwriting authority of Administrator during a dispute regarding the cause for termination. Customer must fulfill all lawful obligations with respect to the Contracts being administered pursuant to the Agreement, regardless of any dispute between Customer and Administrator.

Subject: Misc.

     16. Contract to Trustee. If a Contract is issued to a trustee, a copy of the trust agreement and any amendments to the trust agreement shall be retained as part of the official records of

                               EXHIBIT 5.5(b)- 4

     Administrator and Customer for a period of five (5) years after termination of the trust agreement, or for such longer period as may be required by Applicable Law.

     17. Required Administrator Deposits, Bonds and Insurance. Administrator agrees that whenever required by Applicable Law, to maintain a bond or deposit (or other insurance as appropriate) with a regulatory authority beyond what is described in the Agreement, Administrator has and shall maintain a bond or deposit (or other insurance, as appropriate) in favor of such authority, to be held in trust for the benefit and protection of Administrator's clients and/or the policyholders, or other customers in respect of whose Contracts Administrator may furnish Administration Services.

Subject: Examples of State Specific Provisions

     18. Special Rules for Termination in Arizona. The Agreement shall include a provision that Customer shall provide thirty (30) days written notice to Administrator of the termination or cancellation of the Agreement. The Agreement shall also include a provision that Customer shall provide fifteen (15) days written notice to the director of the Department of Insurance for the State of Arizona of termination or cancellation or any other change in the Agreement.

     19. Special Rules for Use of Advertising Materials in Georgia. Administrator shall maintain at its principal administrative office a complete file of all advertisements, regardless of by whom written, created or designed, which are used in the course of the Administrator's business in Georgia, with a notation indicating the manner and extent of distribution and the form number of any policy advertised. Such file shall be subject to inspection by the Office of Commissioner of Insurance of the State of Georgia. All such advertisements shall be maintained in said file for a period of not less than five (5) years. Administrator shall file with the Commissioner on or before March 1 in each year, a certification executed by an authorized officer of Administrator wherein it is stated that to the best of his knowledge, information and belief, the advertisements disseminated by Administrator during the preceding calendar year compiled, or were made to comply in all respects, with the advertising regulations of Georgia.

     20. Special Rules for Use of Advertising Materials in Idaho. Customer shall have the prior approval of the Director of the Department of Insurance, State of Idaho, before approving advertising for use by Administrator.

     21. Additional Requirements Applicable to Maine Residents. All contributions and premiums received or collected by Administrator from residents of Maine that Administrator holds more than thirty (30) days or deposits into an account that is not under the control of Customer, shall be held by the Administrator in a fiduciary capacity and will not be used as general operating funds of the Administrator. All money received by Administrator to pay claims will be held in a fiduciary capacity. If the Customer authorizes the Administrator to make deposits to pay claims from accounts not under the control of Customer, the Administrator shall follow all the Maine statutes and regulations regarding the establishment and use of ATF and/or CASA as those terms are defined under Maine Applicable Law. To the extent that Administrator administers claims and provides payment or reimbursement for diagnosis or treatment of a condition or a complaint by a licensed health care practitioner, Administrator must accept the current standardized claim form for professional services approved by the Federal Government and submitted electronically. To the extent that Administrator administers claims and provides payment or reimbursement for diagnosis or treatment of a condition or a complaint by a licensed hospital, Administrator must accept the current standardized claim form for professional or facility services, as applicable, approved by the federal government and submitted electronically. Administrator may not be

                               EXHIBIT 5.5(b)- 5
     required to accept a claim submitted on a form other than the applicable form specified above and may not be required to accept a claim that is not submitted electronically, except from certain exempt health care practitioners.

     22.  Michigan  -  Benefit  Plans  -  Notices  to  Participants.

          22.1. Pursuant to MCL 550.932(1), in connection with a "benefit plan," as defined by MCL 550.902(b), for which Administrator is performing Administration Services under this Agreement, if any, Customer shall be responsible for providing written notice to each individual covered by the benefit plan, which written notice shall contain the following information: (a) what benefits are being provided; (b) of changes in benefits; (c) the fact that individuals covered by the benefit plan are not insured or are only partially insured, as the case may be; (d) if the benefit plan is not insured, the fact that in the event the benefit plan or the benefit plan sponsor does not ultimately pay medical expenses that are eligible for payment under the benefit plan for any reason, the individuals covered by the benefit plan may be liable for those expenses; (e) the fact that Administrator merely processes claims and does not insure that any medical expenses of individuals covered by the benefit plan will be paid; and (f) the fact that complete and proper claims for benefits made by individuals covered by the benefit plan will be promptly processed but that in the event there are delays in processing claims, the individuals covered by the benefit plan shall have no greater rights to interest or other remedies against Administrator than as otherwise afforded them by law.

          22.2. The written notice required by subsection (1) shall be prominently displayed in the summary plan description or in a separate document. The notice shall be communicated to the individuals covered by the benefit plan within 60 days after becoming covered, upon each republication of the summary plan description, and in any case not less than every 5 years in a manner calculated to be received and understood by the average individual covered by the benefit plan. As used in subsections (1) and (2), "individual covered by a plan" includes only 1 individual per family covered by the benefit plan.

     23.  Nevada  -  Fiduciary  Accounts.

          23.1. If Administrator is or is required to be licensed or registered as a third party service provider in Nevada, then, to the extent required by NRS 683A.0877, funds relating to Nevada policyholders shall be deposited in an account established and maintained by Customer with a financial institution located in Nevada. Customer and Administrator shall cooperate with one another in good faith as may reasonably be necessary to comply with such requirement, potentially including establishing a deposit account in Nevada and consenting to Administrator's establishment of a related lockbox arrangement in Nevada.

          23.2. Money shall be remitted within 15 days to the person or persons entitled to it, or shall be deposited within 15 days in a fiduciary bank account established and maintained by the Administrator within the state. The fiduciary account shall be separate from the personal or business account from Administrator.


                               EXHIBIT 5.5(b)- 6

     24. Special Rule for Connecticut - Notice to Policyholders. When the services of a third-party Administrator are utilized for Connecticut policyholders, such third-party Administrator shall issue a benefits identification card to each insured that includes disclosure of, and relationship among, the third-party Administrator, the policyholder and the insurer.

     25. Special Rule for West Virginia - Retention Period for Books and Records. Administrator shall maintain and make available to Customer complete books and records of all transactions performed on behalf of Customer. The books and records shall be maintained in accordance with prudent standards of insurance recordkeeping and shall be maintained for a period of not less than ten (10) years from the date of their creation. If this Agreement terminates prior to the passage of such ten (10) year period, Administrator may satisfy the forgoing obligation by tendering such books and records to Customer or to the replacement provider of such services. Customer shall reimburse Administrator for reasonable costs incurred in retaining or tendering such records.


                               EXHIBIT 5.5(b)- 7